UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Customers Bancorp, Inc.
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customers bancorp

2026 PROXY STATEMENT

Banking with the *purpose* to power yours.

Private banking for businesses and the people who power them

LET'S TAKE ON TOMORROW.

customers bancorp

Our Legacy of Purpose

Customers Bank was founded in 2009 with a singular mission: to enable our customers' prosperity. Created by seasoned banking leaders, we understand that lasting innovation is driven by people and relationships.

We serve businesses that drive economic growth, foster innovation, and create opportunity. Through empowered relationship managers and industry specialization, we deliver tailored financial solutions that support our clients at every stage of their growth.

By combining entrepreneurial thinking with disciplined risk management, we continue to shape a forward-looking banking model designed for businesses and the people who power them.

We are proud to be Customers Bank.

JAY SIDHU
EXECUTIVE CHAIRMAN

SAM SIDHU
PRESIDENT & CEO

Awards & Recognition

April 15, 2026

To Our Shareholders,

Sam Sidhu
President & Chief Executive Officer

On January 1, 2026, I had the honor of succeeding Jay Sidhu as Chief Executive Officer of Customers Bancorp. This was not a sudden change. It was the culmination of a deliberate, multiyear transition that our Board of Directors, our leadership team and Jay planned carefully to ensure continuity for our customers, our team members and our shareholders.

Jay's story is extraordinary. He took a distressed community bank in Chester County, Pennsylvania, with about $200 million in assets, and built it into a nationally recognized, top-performing institution with nearly $25 billion in assets — without a single material acquisition. The market capitalization of Customers Bancorp grew from an original investment of $17 million in 2009, to approximately $2.5 billion today. That track record speaks for itself, and I am deeply grateful for his mentorship, his vision and his continued service as Executive Chairman.

I share this context because it matters. Customers Bancorp was built on a set of principles — entrepreneurial urgency, a clear and differentiated strategy, obsessive customer focus and the belief that a bank should earn the right to serve its customers every single day. Those principles are not changing. What is changing is the speed at which we intend to execute, the scale of our ambition and our commitment to building the operating infrastructure of a high-performing institution that can compound value for decades to come.

This is my first letter to you as Chief Executive Officer of Customers Bancorp. I want to use it to do three things: share the financial results that demonstrate the power of our model, explain why I believe our competitive advantages are durable and widening, and lay out the priorities that will define 2026 and beyond.

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customers bancorp

Long-Term Financial Performance

The numbers tell a compelling story. I had the privilege of joining the Customers Bancorp management team in January 2020. Over the last six years, Customers Bancorp has been one of the strongest organic growth stories in American banking.

Total assets have grown from $11.5 billion in 2019 to $24.9 billion in 2025, a compound annual growth rate (CAGR) of 14%. Total loans grew from $10.1 billion to $16.8 billion — a 14% CAGR, and total deposits grew from $8.6 billion to $20.8 billion — a 16% CAGR.

This growth was organic, deposit-led and diversified across multiple verticals.

Our profitability transformation has been equally striking. Net income available to common shareholders increased from $2.05 in 2019 to $6.26 per diluted share in 2025. Core earnings per share[1] increased from $2.35 in 2019 to $7.61 in 2025, making us the No. 1 core EPS compounder among all U.S. banks with $20 billion to $100 billion in assets.[2] Book value per share increased from $26.66 in 2019 to $61.87 in 2025. Tangible book value per share[1] grew from $26.17 to $61.77, a 15%+ CAGR and the second highest growth rate among the comparable peer set.[2]

Over that same time period, return on average common equity increased from 8.3% to 11.2%. Core return on average common equity[1] increased by about 50% from 9.5% to 13.7%, and CET1 Capital increased by 500 basis points, all while we made substantial investments in our future.

In 2025 specifically, we delivered $818 million in total revenue[3], grew net interest income 22% in the fourth quarter year-over-year, expanded our net interest margin by 29 basis points in the fourth quarter year-over-year and drove meaningful positive operating leverage as seen by a 734 basis point decline in our efficiency ratio and a 660 basis point decline in our core efficiency ratio[1] year-over-year in the fourth quarter. Our non-interest expense and core non-interest expense[1] as a percentage of average assets[1] of 1.88% ranks among the lowest of all regional bank peers.[4] Our capital levels remained robust, with CET1 capital of 13.0% and common equity to total assets and tangible common equity to tangible assets[1] increased to 8.5%.

The market has noticed. *American Banker* has named us a top 10 performing bank for five consecutive years, including the No. 1 ranking in 2024 among midsize banks with $10 billion to $50 billion in assets. Our stock price has increased more than 300% over the past five years and approximately 50% in 2025 alone, one of the best in banking.

1. Non-GAAP measure. Please refer to Appendix C to this Proxy Statement for Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation.
2. Peer set defined as all U.S. publicly traded banks and bank holding companies with total assets between $20 billion and $100 billion for the period 2019–2025. Rankings based on publicly available financial data.
3. Revenue is calculated as the sum of net interest income and noninterest income
4. 2025 proxy peers most recent quarter ("MRQ"); MRQ represents Q4'25 for proxy peer banks that have reported earnings data before January 22, 2026. Otherwise represents Q3'25 data.

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customers bancorp

We were also ranked No. 45 on the *Forbes* 2026 list of the 100 largest publicly traded banks, placing us among the top-performing institutions in the country at our scale. Sustained performance at this level across cycles reflects a model built for durability, not just growth.

We do not manage the business to win awards. Recognition like this is the result of consistent execution across customer service, financial performance and talent. It reinforces a simple point: Our model is differentiated, and it is working.

These results are validation of a model that we believe is just beginning to scale.

Our Business Model: Single Point of Contact and Aligned Incentives

The foundation of everything we do at Customers Bank is a simple and straightforward idea: Give every customer a single point of contact who is empowered, accountable and incentivized to deliver the full resources of the bank.

We are not a traditional bank. We are a commercially oriented, tech-forward institution that operates across specialized practices and regional commercial banking franchises and provides advanced payments capabilities. Our mission is to be "Private Banking for Private Businesses" — providing customers with the breadth of products and services you would expect from a much larger bank, delivered with the personalized, high-touch service of a private bank, and supported by a modern technology platform.

Our Single Point of Contact model is more than a service philosophy. It is a team-based coverage approach where your banker is your partner.

You can call or text them directly. They coordinate across the institution on your behalf. And critically, our incentive structures are designed to align our bankers with the performance of the relationships they manage, reinforcing accountability and long-term value creation.

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When our customers win, our bankers win. And we believe that when our customers and bankers win, our shareholders will win.

That alignment is rare in banking, and it is one of the reasons our customers stay, grow with us and refer others.

Our branch-lite model reinforces this approach. By not carrying the burden of an expensive legacy branch network, we redirect those resources into the people and technology our customers actually want. The result is a lower cost structure, faster decision-making and the ability to invest aggressively in the capabilities that differentiate us.

We are, fundamentally, a company for entrepreneurs, built by entrepreneurs and industry veterans. Exceptional customer service is not just a priority — it is embedded in our name.

Best-in-Class Customer Service and Technology: The Flywheel

In March of 2025, we first measured our Net Promoter Score with a score of 73 — a solid initial result. But with our obsessive customer focus, we were not content, and when we measured our score this year, it was 81 — up eight points from last year. To put that in context, the banking industry benchmark is 41.[5] Our NPS of 81 places us not just at the top of banking, but in the company of the most admired consumer brands in any industry.

We are incredibly proud of that number, but what excites us more is what we believe it represents: a flywheel that is accelerating.

Here is how the flywheel model works. Exceptional customer service, powered by aligned incentives and modern technology, drives stronger customer engagement — reflected in retention, wallet share and referrals.

5. The Qualtrics U.S. Banking Relational Net Promoter® Score (NPS®) benchmark is derived from Qualtrics' vast Customer Experience dataset. The dataset includes 2022-2023 anonymized results from 50+ U.S. banking organizations, covering 80+ separate relationship surveys, and encompassing 400,000 individual survey respondents.

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customers bancorp

Over time, those dynamics translate into stronger financial performance. Strong performance supports stock price appreciation, reinforcing a winning culture. That culture, combined with an entrepreneurial model and track record, attracts top talent. Those teams bring relationships, deposits and expertise, deepening the franchise. A stronger franchise allows further investment in service and technology. And the cycle accelerates.

Each element reinforces the others. No single component creates the advantage — the advantage comes from the system. And the system is self-reinforcing and is not easy to replicate.

On the technology side, we have consistently punched above our weight, demonstrating the ability to execute at a high level relative to our size.

Our outstanding Net Promoter Score of 81 reflects our key priorities:

Customer-first approach, deep industry expertise, and entrepreneurial mindset.

As an example, in response to the pandemic, we were one of the top banks in the country in PPP lending by number of loans, originating more loans than large banks like Wells Fargo — a clear example of how we can compete and win at scale when it matters most.

Another example is cubiX, our in-house developed technology that allows customers to digitally interact with and access both traditional and advanced payments systems, including the late 2024 launch of our proprietary real-time payments platform that enables 24/7/365 settlement for institutional customers. We developed cubiX with speed and discipline, reflecting our focus on building targeted, high-impact technology solutions that support our customers and scale with our platform. cubiX is now one of the largest commercial payments platforms in the United States based on publicly available data on transaction volume.

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customers
bancorp

Talent Recruitment Transforming the Franchise

None of what I have described is possible without exceptional people. The most important responsibilities we have as a management team are to recruit, develop and retain top talent.

Since 2023, we have executed a team-based recruiting strategy that has fundamentally transformed our deposit franchise. We have onboarded 18 new commercial banking teams, approximately 160 experienced bankers, from leading institutions across the industry. As of year-end 2025, these teams managed over $3.3 billion in deposits across more than 8,000 commercial accounts. In 2025, these teams increased deposit balances by $1.6 billion, essentially doubling the balance from the prior year.

In 2025, we onboarded seven new teams, including a Sports, Entertainment & Family Office banking group, a Title Solutions team with national coverage, and a Public Finance team, in addition to geographic C&I team expansion in key markets. Our recruiting pipeline remains active and robust.

One of the most rewarding aspects of our recruiting strategy for me has been watching these new teams succeed beyond even their own expectations. When experienced bankers join Customers Bank, they gain access to a strong balance sheet, a broad and sophisticated product suite, best-in-class technology and a winning culture that empowers them to deliver for customers at a level they could not achieve at their prior institutions. The results speak for themselves: Teams hired since mid-2023 added approximately $600 million in deposits in the fourth quarter of 2025 alone, with 40% of that growth in non-interest bearing deposits. We expect to also benefit from deposit growth momentum from the newest teams hired in 2025 as they begin to build their books and onboard customers while seeking to add more teams in 2026 to start building a pipeline for 2027 and beyond. Our platform makes great bankers even better, and that reputation is becoming one of our most powerful recruiting tools.

As these teams scale, we are expanding our physical presence in a deliberate and targeted way. In 2025, we opened seven new offices in priority markets, supporting the continued build-out of our specialized verticals and newly recruited teams. These offices are already contributing to customer acquisition, deposit growth and lending activity, reinforcing the effectiveness of our market entry strategy.

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customers bancorp

This is not a return to traditional branch banking.

Our branch-lite approach allows us to deploy talent first, supported by technology and a scalable platform.

Each office extends our existing franchise by supporting deposit customers, deepening and broadening customer relationships, and delivering tailored lending solutions that support the businesses and communities we serve, all while enhancing operating leverage.

Our expansion strategy is deliberate and repeatable. We enter targeted channels and markets where we have talent, relationships and a clear path to scale. The early results from our 2025 openings and new hires confirm that this model is working.

Equally important, we have recruited senior leaders across credit, risk management, marketing, treasury management and technology from larger institutions. Their expertise is elevating how we operate at every level.

As an example in venture banking, we went from having virtually no presence three years ago, to becoming a top-five national competitor. We acquired a $631 million venture loan portfolio from the Federal Deposit Insurance Corp. (FDIC) and simultaneously recruited approximately 30 team members. Today, a nearly 40-person team provides national coverage from seed to late stage, and we aspire to be a top-three player.

Our commercial customer accounts have increased more than 50% since year-end 2022. The quality and velocity of our team recruitment is not something that can be easily replicated. It is the product of years of cultural investment, a differentiated compensation model and a high-performing culture that the best bankers in the industry want to be part of.

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customers bancorp

2026 Priorities

People often ask me what has changed since I became CEO of Customers Bancorp at the beginning of the year.

The simplest answer is this: Over the past several years, we have continued to grow our bench strength and further align our management team. Now in my new role, and with that alignment firmly in place, I am able to shift my focus from managing quarter-to-quarter to building for the next two to three years. That is a meaningful inflection point for any organization, and it is the lens through which we have set our 2026 priorities.

There are four areas that will command our attention and investment.

customers bank
Growth

1) AI and Automation

We are moving aggressively to operationalize artificial intelligence (AI) across Customers Bank. This is not an experiment. It is a strategic imperative, and one I am personally leading.

Our own engineers and coders describe a shift that mirrors what is now playing out across the broader technology industry: the work of building software has stopped being about writing code and has become about directing it. The unit of output in the future will no longer be a line of code — it will be a reviewed decision. Our developers are becoming architects rather than construction workers, and the same pattern is beginning to repeat across every function in the bank where judgment, language, and information meet. Underwriters, operations leads, finance, compliance — the work is increasingly about directing well-instructed agents and reviewing what they produce, not doing each step by hand.

That same shift is coming to banking more broadly.

Our goal is not simply to be *a* leader in AI adoption among regional banks — it is to be *the* leader.

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customers bancorp

We are starting to move past pilots. Across the bank, AI is in production today — writing code, automating manual processes, drafting and routing customer communications, accelerating underwriting and operational reviews. This is not AI theater. We measure it in cycle time, cost per transaction, and error rates, not just in adoption statistics or training. And we are not waiting for a central technology team to build everything: we are training every employee to build their own tools, because the bank that wins the next decade will be the one whose people learn to direct AI well — builders and managers of agents.

Most banks will compete on productivity. We intend to excel there — but we intend to differentiate ourselves on the other two:

Increase Revenue. AI is the lever that lets us transform the customer experience at scale, protecting and extending our industry-leading NPS of 81, opening new revenue streams inside cubiX and our specialty verticals, and standing up new business initiatives with an AI-first, high operating leverage mindset from day one rather than building cost structures we later have to unwind.

Reduce Risk. We are embedding AI tools across the first, second, and third lines of defense, with the goal of moving from sample-based to continuous monitoring — which will allow us to audit what we can audit without resource limitations rather than only what we *should* audit. Done right, this turns risk management from a cost center into a moat around our business model.

Improve Productivity. Phase one is operating leverage: doing what we already do, faster and at lower unit cost, and reinvesting the savings into customers, talent, and technology. Phase two is full workflow orchestration — entire processes, end to end, run by AI agents under human supervision, with the bank's policies, controls, and judgment encoded into the workflow itself. We are advanced in phase one and building toward phase two now.

Banking has always rewarded the institutions that adopted the next layer of abstraction first — from ledgers to mainframes to internet banking. We intend to be one of the institutions that defines the next one.

I believe AI represents the most significant opportunity in a generation for a bank of our size and culture. We are small enough to move fast and large enough to invest with intent. That combination is powerful.

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customers bancorp

2) Payments and the cubiX Ecosystem

We believe that easy, fast and 24/7 payments functionality is the future of banking, and cubiX is our platform for capturing that future.

In 2025, the cubiX instant payments network surpassed $2 trillion[6] in total network activity, 400% growth over 2 years, with average non-interest-bearing deposit balances of $3.9 billion in the fourth quarter. The platform operates continuously in real time, 24 hours a day, 7 days a week, 365 days a year. Following the passage of the GENIUS Act in July 2025, which established a federal regulatory framework for stablecoins, we saw increased institutional interest and engagement with our platform.

In 2026, our priority is to broaden the cubiX ecosystem beyond its digital assets foundation into adjacent and new verticals. Specifically, we see significant opportunity in mortgage finance and real estate transaction settlement, where the demand for real-time, bank-grade payments infrastructure is growing. We are also looking to leverage our capabilities into traditional financial trading markets and exchanges as they move to 23/5 and eventually 24/7. Finally, we will also continue deepening relationships with existing customers through expanded product offerings and embedded payments solutions that drive scalable, recurring revenue.

cubiX was built to be durable and extensible. Its architecture was designed for exactly this kind of expansion.

3) Organic Growth

Banks, by nature, grow at roughly the pace of the broader economy. To grow faster, you have to take market share — and there are really only two ways to do that: acquire it or earn it. We earn it.

Our 2026 management outlook calls for 8%–12% growth in both loans and deposits, expected to outpace the industry, with net interest income projected to reach $800–$830 million, representing 7%–11% growth over 2025. We expect non-interest expense growth of just 2%–6%, highlighting continued positive operating leverage despite significant investments in the franchise.

Our approach is straightforward: attract high-performing bankers and teams who want to bring their best customers and credits with them. They come to Customers Bank because our platform — the speed, the single point of contact, the technology, the culture of accountability — lets them do more for their customers than they could elsewhere. When we get that right, we win relationships that were never ours to begin with.

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6. Daily cubiX volume available beginning 10/16/24. The network was previously referred to as CBIT before cubiX launch in Q4'24. Includes Internal Transfer Activity and Wire Transfers from cubiX/CBIT Client Base.

This growth will be deposit-led and diversified across the franchise. We expect contributions from our existing verticals as well as the continued ramp-up of our newly recruited commercial banking teams to power this growth.

In 2026, we expect to continue to recruit high-performing teams who bring operating deposits, established customer relationships and a culture of accountability. Our pipeline of advanced discussions remains active. Every team we add must demonstrate an ability to strengthen the franchise, reduce funding costs and extend our competitive reach into new geographies and verticals.

4) Risk Management

We are committed to operating at the highest standards of regulatory and risk management excellence. Over the past several years, we have made significant investments in risk management infrastructure — in people, processes and technology — to meet and exceed both our own standards and those of our regulatory stakeholders.

The regulatory environment is becoming more commercial and collaborative, particularly in payments and digital assets. This creates new opportunities for institutions with the discipline and capabilities to operate at scale. We believe this plays directly to our strengths. Our combination of risk discipline, modern technology and purpose-built infrastructure is designed to allow us to move quickly while maintaining strong controls.

We view regulatory excellence as more than a requirement. It is, and will be, an enabler of growth and a differentiator in how we compete.

In 2026, our focus is on continuing to improve operational efficiency and streamlining processes where appropriate. We believe that risk management, done well, is not a cost center but a competitive advantage. The same discipline that produces strong credit quality — our commercial net charge-off ratio was just 16 basis points in the fourth quarter[7], and our NPA ratio of just 0.29% — is the discipline that earns the trust of regulators, customers and shareholders alike.

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7. Q4'25 annualized NCOs as percentage of total loans and leases for Q4'25 was 0.33%.

customers bancorp

Looking Ahead

I want to close with a few words about the kind of company we are building.

Customers Bank will always be a company for entrepreneurs, by entrepreneurs. We will always be obsessively focused on earning the right to serve our customers every day. We will seek to preserve our balance sheet strength and exercise discipline in how we deploy capital. And we will invest significantly in the people and technology that make this model work.

We believe Customers Bank can be the most admired commercial bank of its size in the United States. Not the biggest. The most admired. That means best-in-class service, top-tier financial performance, a culture that attracts the very best talent and technology that enables all of it.

We believe that we have all the pieces, the foundation, the momentum and the team in place. Now it is about execution — disciplined, relentless and deliberate.

We are grateful for the confidence of our Board, the dedication of our nearly 900 team members and the trust of our shareholders. We do not take any of it for granted.

Thank you for your continued investment in Customers Bancorp. I look forward to earning your trust, every day.

Sincerely,

Sam Sidhu

Sam Sidhu
President & Chief Executive Officer
Customers Bancorp, Inc.

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CUSTOMERS BANCORP, INC.
701 Reading Avenue
West Reading, Pennsylvania 19611
(610) 933-2000
April 15, 2026

Dear Fellow Shareholders:
The Board of Directors of Customers Bancorp, Inc. (“Board”) invites you to attend the 2026 Annual Meeting of Shareholders (“Annual Meeting”) of Customers Bancorp, Inc. (“Customers Bancorp”, “Customers”, “Company”, “we”, “us” or “our”) to be held virtually on Tuesday, May 26, 2026, beginning at 10:00 a.m., Eastern Time.
The Board remains committed to its objectives of strong oversight, risk management and the creation of long-term shareholder value through a calculated growth strategy, technological innovation, increased emphasis on succession planning and talent acquisition, and a commitment to strong corporate governance and business ethics. To bolster the Company’s management capabilities and to achieve sustainable growth, we continue to support our top management in identifying, recruiting and appointing an experienced and talented management team with a commitment to executing our vision for 2026 and beyond.
As the Board, we remain fully committed to help the Company, our customers and team members meet the continuing challenges posed by inflation and economic uncertainty. We are focused on continual improvement of the Company’s balance sheet, asset and deposit quality and overall liquidity, and risk and compliance programs. These efforts, combined with our focus on maintaining superior credit quality and loan portfolio diversification, leave us well positioned to deliver for our customers and our shareholders.
The entire Board, including the Nominating and Corporate Governance Committee (“N&CG Committee”) and the Leadership Development and Compensation Committee (“LD&CC”), are committed to active engagement with our shareholders. We welcome and value our investors’ input and encourage you to share your thoughts with us, including with respect to our executive compensation practices and corporate governance matters. You can send written correspondence addressed to Customers Bancorp, Inc. Board of Directors, c/o Corporate Secretary, 701 Reading Avenue, West Reading, PA 19611.
We thank you for your continued investment in and support of Customers Bancorp, Inc., and we look forward to continuing dialogue with you in 2026 and beyond.

Sincerely,
The Board of Directors of Customers Bancorp, Inc.

Jay S. Sidhu - Executive Chairman	Daniel K. Rothermel - Lead Director

Andrea R. Allon	Robert N. Mackay

Bernard B. Banks	Samvir S. Sidhu - President and Chief Executive Officer

Robert J. Buford	Dalton T. Sirmans

M. Michael Gill	T. Lawrence Way

Robert M. Krasne	Steven J. Zuckerman

Susan D. Looney

CUSTOMERS BANCORP, INC.

701 Reading Avenue
West Reading, Pennsylvania 19611
(610) 933-2000

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME	LOCATION
10:00 a.m. Eastern Time	www.meetnow.global/MK99JGA
May 26, 2026
ITEMS OF BUSINESS
•Electing three Class III Directors of the Company to serve a three-year term
•A proposal ratifying the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026
•A proposal approving, on an advisory basis, our named executive officer compensation (“Say on Pay”)
•A proposal approving an amendment to the Company’s 2019 Stock Incentive Plan
•Any other business that may properly come before our Annual Meeting
Similar to last year, we will hold a virtual Annual Meeting, which will allow our shareholders to attend the Annual Meeting through a live webcast and participate in substantially the same manner as if you were attending the meeting in person, including the ability to submit questions and vote your shares electronically. Shareholders wishing to attend the Annual Meeting should visit www.meetnow.global/MK99JGA. The Proxy Statement contains additional information regarding registering for and attending the Annual Meeting. The webcast will begin promptly at 10:00 a.m., Eastern Time, and online access will be available beginning at 9:45 a.m. We encourage you to access the webcast prior to the start time.
Record Date. Customers Bancorp, Inc. shareholders as of the close of business on April 1, 2026 (the “Record Date”) will be entitled to vote at our Annual Meeting and any adjournments or postponements of the meeting. As of the Record Date, there were approximately 33,680,944 shares of the Company’s Voting Common Stock outstanding.
Your Vote Is Very Important. Please vote your shares promptly to ensure the presence of a quorum during the 2026 Annual Meeting. You may vote your shares via the Internet or by telephone. If you requested a paper copy of the proxy materials and received a paper copy of the Proxy Card, you may vote by mail. For specific voting instructions, please refer to the information provided in the following Proxy Statement. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting through the webcast.

By Order of the Board of Directors,

Andrew B. Sachs, Corporate Secretary
To be mailed on or about April 15, 2026
Important notice regarding internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 26, 2026: Our 2026 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.envisionreports.com/CUBI (please copy and paste the link into your browser). These documents are also available on the Company’s website at www.customersbank.com/investor-relations, by selecting “SEC filings” or “Proxy statements”, as appropriate. Information on our website is not incorporated by reference into this Proxy Statement.

PROXY STATEMENT
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Internet Availability of Proxy Materials
This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.envisionreports.com/CUBI. This website also enables shareholders to vote their proxy. These documents are also available on the Company’s website at www.customersbank.com/investor-relations, by selecting “SEC filings” or “Proxy statements”, as appropriate. Information on our website is not incorporated by reference into this Proxy Statement.
ii

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement. This summary does not contain all of the information you should consider. We encourage you to review all of the important information contained in this Proxy Statement carefully before voting. For purposes of this Proxy Statement, any references to the “Company,” “Customers,” “we,” “us,” or “our” refer to Customers Bancorp, Inc. For purposes of this Proxy Statement, any references to the “Board of Directors” or the “Board” refer to the Board of Directors of Customers Bancorp, Inc. For purposes of this Proxy Statement, any references to the “Bank” refer to Customers Bank.

Customers Bancorp, Inc. 2026 Annual Meeting of Shareholders

Date and Time:	Tuesday, May 26, 2026
10:00 a.m., Eastern Time

Location:	www.meetnow.global/MK99JGA

HOW TO VOTE YOUR SHARES
You may vote if you were a shareholder as of the close of business on April 1, 2026 (the “Record Date” for the Annual Meeting). Each share of Voting Common Stock outstanding on the Record Date is entitled to one vote for each Director nominee and one vote for the other proposals to be voted on at our Annual Meeting.
Even if you plan to attend our Annual Meeting online through the live webcast, please cast your vote as soon as possible by voting:

Online	By Mail
www.envisionreports.com/CUBI	Complete, sign, date and return your proxy card in the envelope provided if you requested a copy of the proxy materials and received a paper copy of the proxy card

By Phone	Virtual Meeting
Call the phone number located at the top of the proxy card	Attend and vote at our annual meeting via live webcast at www.meetnow.global/MK99JGA

Shareholders entitled to vote at the Annual Meeting and attending the Annual Meeting through the live webcast may also vote their shares during the meeting. Instructions on how to vote during the meeting are included at: www.meetnow.global/MK99JGA.
In addition, shareholders entitled to vote at the Annual Meeting who wish to change a previously submitted vote may do so by voting online during the meeting. If you experience any difficulties voting during the meeting, please call 1-888-724-2416.
NOTE THAT IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY OR HAVE ALREADY VOTED ONLINE OR BY PHONE AND DO NOT WANT TO CHANGE YOUR VOTE, YOU DO NOT NEED TO VOTE ELECTRONICALLY DURING THE VIRTUAL ANNUAL MEETING.

ITEMS OF BUSINESS AND BOARD VOTING RECOMMENDATION

PROPOSALS FOR YOUR VOTE	BOARD RECOMMENDATION
1. Electing three Class III Directors of the Company to serve a three-year term	FOR each nominee

2. Ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR

3. Approving, on an advisory basis, our Named Executive Officer compensation	FOR

4. Approving an amendment to the Company’s 2019 Stock Incentive Plan	FOR

To review our 2026 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, on line, go to www.envisionreports.com/CUBI. These documents are also available on the Company’s website at www.customersbank.com/investor-relations, by selecting “SEC filings” or “Proxy statements”, as appropriate. Information on our website is not incorporated by reference into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shareholders holding more than 5.0% of our Voting Common Stock as of April 1, 2026:

Name and Address of Beneficial Owner	Voting Common Stock		Percent of Class of Voting Common Stock (1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	4,634,097	(2)	13.76%
Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	3,641,339	(3)	10.81%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	1,877,035	(4)	5.57%
State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	1,800,121	(5)	5.34%
Hood River Capital Management LLC 2373 PGA Blvd., Suite 200 Palm Beach Gardens, FL 33410	1,725,701	(6)	5.12%
Bay Pond Partners, L.P. c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,724,476	(7)	5.12%
Bay Pond Investors (Bermuda) L.P. c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,724,079	(8)	5.12%

(1)	Based on 33,680,944 shares of Customers Bancorp, Inc. common stock outstanding as of April 1, 2026.
(2)	This information is based on Schedule 13G/A filed with the U.S. Securities and Exchange Commission (“SEC”) on January 21, 2026, by BlackRock, Inc. BlackRock, Inc. had sole voting power with respect to 4,585,372 shares and sole dispositive power with respect to 4,634,097 shares.
(3)	This information is based on Schedule 13G/A filed with the SEC on February 5, 2026, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP had shared voting power with respect to 3,641,339 shares and shared dispositive power with respect to 3,641,339 shares.
(4)	This information is based on Schedule 13G/A filed with the SEC on January 21, 2026, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP had sole voting power with respect to 1,837,632 shares and sole dispositive power with respect to 1,877,035 shares.
(5)
This information is based on Schedule 13G filed with the SEC on November 10, 2025, by State Street Corporation. State Street Corporation had shared voting power with respect to 275,190 shares and shared dispositive power with respect to 1,800,121 shares.

(6)
This information is based on Schedule 13G/A filed with the SEC on February 17, 2026, by Hood River Capital Management LLC. Hood River Capital Management LLC had sole dispositive power with respect to 1,725,701 shares.

(7)	This information is based on Schedule 13G/A filed with the SEC on February 10, 2026, by Bay Pond Partners, L.P. Bay Pond Partners, L.P. had shared voting power with respect to 1,724,476 shares and shared dispositive power with respect to 1,724,476 shares.
(8)
This information is based on Schedule 13G filed with the SEC on March 16, 2026, by Bay Pond Investors (Bermuda) L.P. Bay Pond Investors (Bermuda) L.P. had shared voting power with respect to 1,724,079 shares and shared dispositive power with respect to 1,724,079 shares.

The following table sets forth information, as of April 1, 2026, with respect to the beneficial ownership of each Director, each named executive officer, and all Directors and named executive officers as a group.

Name and Address of Beneficial Owner (1)	Voting Common Stock Beneficially Owned (1)(2)(3)		Unvested Restricted Stock Units (4)	Percent of Class of Voting Common Stock (1)
Directors
Andrea R. Allon (5)	40,374		—	*
Bernard B. Banks	9,031		—	*
Robert J. Buford	23,624		—	*
M. Michael Gill	1,060		—	*
Robert M. Krasne	1,612		—	*
Susan D. Looney	1,143		—	*
Robert N. Mackay	9,813		—	*
Daniel K. Rothermel	115,176		—	*
Jay S. Sidhu (6)	1,984,611	(7) (8)	62,234	5.89%
Samvir S. Sidhu (9)	794,361	(10) (11)	262,457	2.36%
Dalton Sirmans	2,023		—
T. Lawrence Way	125,713		—	*
Steven J. Zuckerman (12)	297,759		—	*
Named Executive Officers who are not Directors
Lyle P. Cunningham	49,545		18,631	*
Thomas H. Kasulka	6,163		12,868	*
Mark R. McCollom	—		—	*
Philip S. Watkins	53,704		19,712	*
All Directors and executive officers as a group (20 persons)	3,519,505		390,303	10.45%
* Less than 1%

(1)
Beneficial ownership for each listed person as of April 1, 2026 includes shares held by each person issuable pursuant to options to purchase stock which are exercisable and restricted stock units (“RSUs”) which vest within 60 days of April 1, 2026. Shares subject to options exercisable and RSUs vesting within 60 days of April 1, 2026 are deemed outstanding for purposes of computing the percentage of class of Voting Common Stock attributable to the person or group holding such options and RSUs, but are not deemed outstanding for purposes of computing the percentage of any other person or group. Unless otherwise indicated, the address for each beneficial owner is c/o Customers Bancorp, Inc., 701 Reading Avenue, West Reading, Pennsylvania 19611.

(2)	Based on information furnished by the respective individual and our share records. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not the person has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(3)	Includes shares of our common stock issuable upon the exercise of stock options in the following amounts: Mr. Jay Sidhu 620,000, Mr. Cunningham 15,123 and Mr. Watkins 20,000.
(4)
Each RSU has a value equal to the fair market value of a share of our common stock, but does not confer voting rights. RSUs will be settled 100% in shares of our common stock at vesting or, in certain circumstances, after termination of employment, and include the right to receive dividend equivalents. Because they are economically comparable to owning shares of our common stock, certain of these stock units currently qualify for purposes of compliance with our stock ownership and retention guidelines. Unvested RSUs in this column are not treated as beneficially owned under the rules of the SEC because the holder does not have the right to acquire the underlying stock within 60 days of April 1, 2026. Unvested RSUs include time-based RSUs and time-based performance-based RSUs, reported at target levels.

(5)	Ms. Allon has an indirect beneficial ownership interest in 965 of these securities through her spouse.
(6)	Mr. Jay Sidhu also serves as Executive Chairman of Customers Bancorp, Inc. effective January 1, 2026.
(7)	Includes 693,996 shares pledged as security.
(8)
Mr. Jay Sidhu has an indirect beneficial ownership interest in 213,560 of these securities through his trust Jay S. Sidhu, A/K/A Jashinder S. Sidhu, FBO Sherry K. Sidhu, A/K/A Pushpinder K. Sidhu, and Descendants Irrevocable Trust; 181,825 of these securities through his trust Sherry K. Sidhu, A/K/A Pushpinder K. Sidhu, Family Trust No. 1, 158,552 of these securities through his trust Sherry K. Sidhu, A/K/A Pushpinder K. Sidhu, Family Trust No. 2 and 3,701 through his spouse.

(9)	Mr. Samvir Sidhu also serves as Chief Executive Officer of Customers Bancorp, Inc. effective January 1, 2026.

(10)
Mr. Samvir Sidhu has an indirect beneficial ownership interest in 745 of these securities through his Irrevocable Trust FBO Lian Sidhu, 745 of these securities through his Irrevocable Trust FBO Ziya Sidhu, and 745 of these securities through his Irrevocable Trust FBO Kaira Sidhu.

(11)	Includes 214,374 shares pledged as security.
(12)
Mr. Zuckerman has an indirect beneficial ownership interest in 6,815 of these shares through Steven J. Zuckerman Revocable Trust. Mr. Zuckerman irrevocably transferred the current equivalent of 218,254 shares of Customers Bancorp, Inc. common stock to Sageworth Trust Company, Trustee of the Victoria H. Zuckerman 2006 MG Trust dated 8/21/2006 on May 8, 2012.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF THREE CLASS III DIRECTORS OF THE COMPANY
Our Board of Directors currently consists of thirteen members and is divided into three classes, with one class of Directors elected each year. Each of the members of our Board of Directors also serves as a Director of Customers Bank. Directors are generally elected to serve a three-year term or until their respective successors shall have been elected and qualified, unless they die, resign or are removed from office.
Three Directors comprising our Class III Directors will be elected at the Annual Meeting to serve a three-year term or until their respective successors shall have been elected and qualified. On the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Susan D. Looney, Dalton T. Sirmans and Steven J. Zuckerman for election as follows: Class III - Term to Expire in 2029. Each Director nominee has consented to being named in this Proxy Statement.
Pursuant to the Company’s Bylaws and Articles of Incorporation, effective October 28, 2025, the Board increased the number of Directors that shall constitute the whole Board to twelve and appointed Maurice Michael “Mike” Gill, Susan D. Looney, Robert M. Krasne and Dalton T. Sirmans to fill the vacancies created by the increase in the size of the board, and effective January 1, 2026, the Board increased the number of Directors that shall constitute the whole Board to thirteen and appointed Mr. Sam Sidhu to fill the vacancy created by the increase in the size of the board.
Mr. Gill will serve as a Director in Class I, with a term expiring with a term expiring at the Company’s annual meeting of shareholders in 2027, Messrs. Krasne and Sam Sidhu will serve as a Directors in Class II, with terms expiring at the Company’s annual meeting of shareholders in 2028, and Dr. Looney and Mr. Sirmans will serve as Directors in Class III, with terms expiring at the 2026 Annual Meeting. The Articles of Incorporation of the Company provides that: (i) the Directors of the Company shall be divided into three classes: Class I, Class II and Class III; (ii) each class shall be as nearly equal in number as possible; and (iii) the number of Class I, Class II or Class III directors may be changed from time to time by a majority vote of the Board. In compliance with the foregoing, in connection with the election of Dr. Looney and Messrs. Gill, Krasne and Sirmans to the Board, the Board elected to reclassify Mr. Way to a Class I Director, with a term expiring at the Company’s annual meeting of shareholders in 2027.
The current terms of Robert N. Mackay and Daniel K. Rothermel will expire at the 2026 Annual Meeting. Mr. Mackay, a Class III Director, was elected at the 2023 Annual Meeting for a term of three years. Mr. Mackay notified the Company on March 20, 2026, of his desire not to seek reelection to the Board effective as of the expiration of his current term at the 2026 Annual Meeting. Mr. Mackay currently serves on the Leadership Development & Compensation Committee and the Directors Risk and Compliance Committee.The Board has determined that it will not nominate for election at the Annual Meeting a replacement for Mr. Mackay.
Mr. Rothermel, a Class II Director, was elected at the 2025 Annual Meeting for a term of one year, in order to assist the Board in implementing its succession plan with respect to transitioning Mr. Rothermel’s roles as Lead Independent Director and Chair of the Directors Risk Committee and Nominating and Corporate Governance Committee. Mr. Rothermel also serves on the Leadership Development & Compensation Committee, the Audit Committee, the Directors Risk and Compliance Committee and the Regulatory Affairs Sub-Committee. In connection with his nomination in 2025, Mr. Rothermel notified the Company of his desire not to seek reelection to the Board effective as of the expiration of his current term at the 2026 Annual Meeting. The Board has determined that it will not nominate for election at the Annual Meeting a replacement for Mr. Rothermel.
Under our majority voting standard, in an uncontested election of Directors, a nominee for election as a Director must receive the affirmative vote of a majority of the votes cast with respect to the election of that nominee. This means that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” his or her election. Abstentions and broker non-votes are not considered votes cast “for” or “against” a nominee.

If a Director nominee is currently serving as a Director and fails to receive a sufficient number of votes for re-election, that Director continues to serve on the Board as a “holdover” Director until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A “holdover” Director is required to tender his or her resignation, which resignation is contingent only upon acceptance of the resignation by the Board. Following a tendered resignation, the Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Governance Committee and other information and factors the Board believes to be relevant, then has 90 days from the date the election results have been certified to determine whether or not to accept the resignation, and must publicly disclose its decision and the rationale for its decision. The Director tendering his or her resignation is not permitted to participate in the recommendation of the Nominating and Governance Committee or the determination of the Board. If the resignation is not accepted by the Board, the Director will continue to serve until the next annual meeting at which the class of Directors of which such Director is a member stands for election and until his or her successor is duly elected, or his or her earlier death, resignation or removal.
The nominees for Class III Directors with terms expiring in 2029 are:

SUSAN D. LOONEY
■Age: 58 ■Director Since: 2025 ■Member of the Corporate Social Responsibility Committee ■Member of the Directors Risk & Compliance Committee
Professional Highlights
Dr. Looney has served as the sixth president of Reading Area Community College in Reading, PA since July 1, 2018. Between 2011 through 2014, Dr. Looney served as business coordinator and interim vice president for academic affairs at Colorado Mountain College. From 2014–2018, she was the dean of instruction at then the senior vice president of academic affairs/provost at Redding Area Community College. She is the chair of the Reading Hospital Board of Trustees and serves on the boards of Berks Latino Workforce Development, Executive Committee of the United Way of Berks County, the Greater Reading Chamber Alliance, and the Greater Berks Development Fund. Nationally, she is a board member of the American Association of Community Colleges and is the vice chair and member of the Executive Committee for the Middle States Commission on Higher Education. Dr. Looney earned an Associate’s Degree from Brookdale Community College and holds a Bachelor of Science in Business Administration and an MBA from Monmouth University. She earned a Juris Doctorate at Widener University School of Law, and completed her Doctorate in Education, specializing in Higher Education Leadership at Nova Southeastern University.
Dr. Looney’s experience in management, business administration and regulated industries provide the Board with insights into management, operations and administration that are of great value to the Board.

DALTON T. SIRMANS
■Age: 62 ■Director Since: 2025 ■Member of the Nominating and Corporate Governance Committee ■Member of the Directors Risk & Compliance Committee
Professional Highlights
Mr. Sirmans has been the Co-Founder and Senior Partner of Amplio Ventures, an investment firm that focuses on growth stage venture capital for businesses requiring refugee stability, since 2018. Prior to that, Mr. Sirmans was the co-founder of MainStreet Technologies, a leading independent provider of software solutions and advisory services aiding financial institutions in estimating quarterly Allowance for Loan and Lease Losses, from 1999 until its acquisition by private equity firm in 2018. Mr. Sirmans is also the author of “The Refugee Advantage”, a collection of stories that offers a research-based yet personal insight, challenging misconceptions surrounding refugees by showcasing them as the accomplished business owners and community contributors they truly are. Mr. Sirmans was also a participant in the Goldman Sachs 10,000 Small Businesses – National Cohort Alum. Mr. Sirmans holds a Master of Liberal Arts in International Relations from Harvard Extension School, Harvard University, a Bachelor of Science, Criminal Justice Valdosta State University, and an Associate of Science Sociology from Abraham Baldwin Agricultural College.
Mr. Sirmans’ experience with financial industry software and venture capital investments provide the Board with insights into technology and strategic matters that are of great value to the Board.

STEVEN J. ZUCKERMAN
■Age: 62
■Director Since: 2009

■Chair of the Leadership Development and Compensation Committee
■Member of the Nominating and Corporate Governance Committee
■Member of the Customers Bank Board Compliance Committee
■Member of the Directors Risk & Compliance Committee

Professional Highlights
Mr. Zuckerman founded Clipper Magazine in 1983 as a junior at Franklin & Marshall College in Lancaster, PA. He graduated with a BA in Business Management in 1985 and went on to build Clipper into a nationwide media company with over 1,000 employees, publishing and direct mailing advertising magazines to 500 markets in 31 states. His subsidiary companies include Spencer Advertising, Total Loyalty Solutions, Clipper Web Development, Clipper Graphics and Jaxxon Promotions. In 2003, he sold his company to Gannett Corporation, publishers of USA Today. He continued as CEO until June 2013. Since 2013, Mr. Zuckerman is a partner and works in his real estate development firm, Oaktree Development Group, a minor league baseball team, The Lancaster Barnstormers, and other entrepreneurial ventures including a digital and technology based marketing company.

Mr. Zuckerman’s experience in leadership, digital marketing, entrepreneurship, and building companies makes him uniquely situated to provide the Board with insight in the key areas of leadership development, marketing, and customer strategies.

The persons named as proxies have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by validly executed proxies “FOR” the election of the nominees named above. The proxies cannot be voted for a greater number of persons than the number of nominees named above. The Board knows of no reason why the nominees will be unavailable or unable to serve as a Director. For Director elections, a majority of the votes cast in person or by proxy for each such position is required to elect the applicable nominee.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED
IN PROPOSAL 1 TO ELECT THREE CLASS III DIRECTORS OF THE COMPANY.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee is seeking ratification of this appointment by the shareholders at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, and has been retained as the Company’s independent registered public accounting firm since March 2019. The Company has been advised by Deloitte that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity. One or more representatives of Deloitte is expected to participate in this year’s Annual Meeting with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to their examination of the Company’s financial statements and records for the fiscal year ended December 31, 2025.
Although the submission of the appointment of Deloitte is not required by the Company’s Bylaws, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, we will not be bound to seek another independent registered public accountant for 2026, but the selection of other independent registered public accounting firms will be considered in future years.
The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte to serve as Customers’ independent registered public accounting firm is in the best interest of the Company and its shareholders.
Audit and Other Fees Paid to Independent Registered Public Accounting Firm
The following table presents pre-approved fees billed by Deloitte for professional services rendered for the fiscal years ended December 31, 2025 and 2024, respectively.

Services Rendered	Fiscal 2025	Fiscal 2024
Audit Fees (1)	$1,570,726	$1,141,544
Audit-Related Fees (2)	$395,390	76,124
Tax Fees (3)	368,081	382,443
Total	$2,334,197	$1,600,111
(1)Audit fees consisted principally of fees related to audit services in connection with the Company’s annual reports, quarterly reports, HUD audit and related out-of-pocket expenses.
(2)Audit-related fees primarily consisted of fees for services for the 401(k) Plan audit, services in connection with registration statements on Form S-3 (only for 2025) and Form S-8 (only for 2024), various accounting consultations and other technical issues for assurance and related services that were reasonably related to the performance of the audit and related out-of-pocket expenses.
(3)Fees for tax advisory and tax compliance services.

Pre-approval of Audit and Non-Audit Services
Under our Audit Committee charter, the Audit Committee is required to pre-approve all auditing services (including providing comfort letters or consents in connection with securities offerings) and permitted non-audit services to be performed for us by the independent registered public accounting firm. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting.
In addition, the Audit Committee has adopted a pre-approval policy whereby all services performed by the independent auditor are to be pre-approved. Each year, the Audit Committee approves an annual program of work for each of the audit and audit-related services to be performed by the independent auditor. Engagement-by-engagement pre-approval is not required except for exceptional or ad hoc incremental engagements which would result in fees exceeding those pre-approved for the applicable category of service. If necessary, a work program for each category of service can be supplemented with additional pre-approved amounts after the Audit Committee reviews the additional services to be performed. The Audit Committee may also consider specific engagements in the “all other services” category on an engagement-by-engagement basis. All fees paid to Deloitte in 2025 were pre-approved by the Audit Committee.
For Proposal 2, the affirmative vote of a majority of the shares of Voting Common Stock cast, in person or by proxy at the Annual Meeting, is required to approve such proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2 TO RATIFY
THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3
A NON-BINDING ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended, requires that we include in this Proxy Statement the opportunity for our shareholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, our Board recommends that our shareholders vote in favor of the following resolution:
“RESOLVED, that our shareholders approve, on an advisory basis, the compensation of our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion disclosed in this Proxy Statement.”
As described in detail under “Compensation Discussion and Analysis,” the Board believes that the talents of our team members have a significant influence on our long-term success. Our compensation system plays a significant role in our ability to attract, retain and motivate a quality workforce. The Board believes that our current compensation program links compensation realized by our executive officers to our performance, and properly aligns the interests of our executive officers with those of our shareholders, and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 56 and the tabular and other disclosures on executive compensation beginning on page 82 of this Proxy Statement.
At our 2024 annual meeting of shareholders, our shareholders voted to recommend a Say-on-Pay vote every year, as recommended by our Board. Accordingly, the Board determined that, each year, we will provide our shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation of our named executive officers. The next Say-on-Pay vote is expected to take place at our 2027 annual meeting of shareholders.
As an advisory vote, this proposal is not binding upon us as a corporation. However, our Board and Leadership Development and Compensation Committee, which are responsible for the design and administration of our executive compensation practices, value the opinions of our shareholders expressed through your vote on this proposal. At the 2025 Annual Meeting of Shareholders, over 95% of the votes cast approved our Say-on-Pay proposal. The Board and Leadership Development and Compensation Committee will continue their outreach program and study best practices in considering future executive compensation arrangements.
For Proposal 3, the affirmative vote of a majority of the shares of Voting Common Stock cast, in person or by proxy at the Annual Meeting, is required to approve such proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE SAY-ON-PAY RESOLUTION.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE
CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN

Overview
In this proposal, we are requesting that shareholders approve an amendment (the “Amendment”) to the Customers Bancorp, Inc. 2019 Stock Incentive Plan (including the amendments adopted May 31, 2022, and May 30, 2023 and May 28, 2024, the “2019 Plan,” and together with the Amendment, the “Amended 2019 Plan”). The Amendment relates only to:
•An increase in the number of shares authorized for issuance under the 2019 Plan from 3,320,325 to 4,070,325 shares; and
•An increase of the limit on Director compensation permitted under the 2019 Plan.
As a result of the continued growth of the Company’s business and its ongoing need to attract and retain highly-qualified employees, the Board of Directors believes that it is desirable and in the Company’s best interests to amend the 2019 Plan, as described in the Amendment. The Amendment, if approved, would increase the total number of shares of our common stock authorized under the 2019 Plan by 750,000 shares, from 3,320,325 (the number of shares authorized under the original 2019 Plan, as amended on May 31, 2022, May 30, 2023 and May 28, 2024) to 4,070,325, and provide sufficient available shares under the 2019 Plan until the 2027 annual meeting of shareholders (subject to a number of factors including changes in stock price and the pace of the Company’s growth). The 2019 Plan was originally approved by shareholders at our 2019 Annual Meeting and was amended by shareholders on May 31, 2022, May 30, 2023 and May 28, 2024.
To support our ability to maintain a market-competitive annual equity compensation program for our equity-eligible employees, the LD&CC approved award values that would result in an aggregate of 71,935 restricted stock units (“RSUs”) to the NEOs and other executive officers and senior executives based on the closing price per share the Company's common stock of $64.72 on March 13, 2026, and award values that would result in an additional 15,043 RSUs and 22,563 performance-based restricted stock units (“PBRSUs”) (with the number of PBRSUs assuming target performance) to the participating NEOs based on a the closing price price per share the Company's common stock of $73.80 on April 8, 2026 (collectively, the “Contingent Grants”). Each RSU and PBRSU Contingent Grant will vest 100% after three years, with the number of PBRSUs that vest dependent on performance against pre-established goals during the three-year performance period from 2026–2028. If shareholders do not approve the Amended 2019 Plan, the Contingent Grants will be canceled or settled in cash, as determined by the LD&CC. If Proposal 4 is approved, the Contingent Grants will be settled in shares if earned.
The summary below is qualified in its entirety by reference to the actual terms and conditions of the Amended 2019 Plan, which is incorporated by reference to Appendix B of this proxy statement.
Key Reasons to Vote for This Proposal
•Equity is essential to talent acquisition and retention. We believe that our future success depends, in part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Management recruitment and retention is a key to our future success and will require the availability and use of equity awards. Equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to better align the recipient's interests with those of our shareholders. Over 49% of our total employees received a portion of their 2025 incentive compensation in equity awards. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock and incentivizes retention. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for shareholders.
•Our Executive Officers regularly take a significant portion of their compensation in equity. Under the “Annual Incentive Awards”, our current CEO and our Executive Chairman both elected to take 100% of their annual performance awards in RSUs — the eighth consecutive year for the Executive Chairman. Over the past 7 years, our Executive Chairman and former CEO took 67% of his compensation in equity. We strongly believe that below-peer average base salaries, combined with significant equity incentive compensation, align the interests of our executives with our shareholders and is an important aspect of our pay-for-performance philosophy and culture.

•Remaining share capacity poses significant risk to employee retention strategy. As of April 8, 2026, the number of shares that were available for awards under the 2019 Plan was 19,829 (which number assumes that the Contingent Grants are settled in cash rather than shares). There are no shares available for future awards under any other equity-based compensation plan that the Company had adopted previously. Without an increase in the shares authorized for awards, we will not be able to continue to make any broad-based equity awards after exhaustion of the remaining shares. In addition, we would need to increase our cash compensation to support the competitiveness of our employee compensation program, which would impact our ability to allocate capital towards our strategic initiatives.
•Track record of share repurchases and offsetting dilution. Since January 1, 2023, we have repurchased a total of 2,513,077 shares, including a total of 635,685 shares repurchased from January 1, 2026 through April 8, 2026.
•Regular ongoing shareholder approval for future new share requests. The intended new share request is expected to support our annual equity compensation program for approximately one to two years, providing shareholders the opportunity to weigh in on our equity compensation practices on a more frequent basis. The actual rate at which we use shares under the Amended 2019 Plan may be more or less than our anticipated future usage and will depend upon various unknown factors, such as hiring and promotion activity, participation levels, long-term incentive award mix and vehicles, forfeiture rates, and future performance of our stock price.
Director Compensation Limit
The Company’s 2019 Plan currently provides that the maximum value of any stock-based awards granted to a non-employee Director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee Director during such calendar year, shall not exceed $300,000 for the Lead Independent Director and $200,000 for all other non-employee Directors (the “Compensation Cap”).
In 2024 and 2025, the Compensation Cap resulted in reductions in the compensation received by the Company’s non-employee Directors. The greatest reduction in compensation was experienced by the Company’s committee chairs. For 2024, 100% of effect of the Compensation Cap was experienced by committee chairs. For 2025, the Compensation Cap resulted not only in a reduction of over $20,000 in compensation paid to each non-employee Director as a retainer, but additionally resulted in none of the Company’s committee chairs receiving any compensation for serving as a committee chair. The Company believes that it is critical to the Company’s success that it be able to attract and retain qualified committee chairs, and that compensating Directors for serving as committee chairs is an important aspect of it being able to do so. Accordingly, the Amendment would raise the Compensation Cap for the remainder of the term of the Amended 2019 Plan to $500,000 per year.
Dilution and Burn Rate Overview
The Company takes a thoughtful approach to its annual equity award granting practices, by considering the Company’s dilution, burn rate and cost profile relative to its direct competitors and industry norms, and the estimated share usage needs across new hires, current eligible employees, directors and consultants.
In determining the number of additional shares that would be available for grant under the Amended 2019 Plan if this proposal is approved, our Board considered the number of equity awards we granted and our anticipated future needs. The table below sets forth information regarding historical awards granted in 2023 through 2025, and the corresponding gross annual burn rate, which is defined as the number of options and time-based full value awards granted and performance-based awards earned divided by the weighted-average number of shares outstanding for that year, for each of the last three fiscal years. Our three-year average gross (which is not adjusted for forfeitures) burn rate was approximately 1.44% for 2023 through 2025, as detailed in the chart below.

Fiscal Year	Options Granted	Time‑Based Full Value Awards Granted	Performance‑ Based Awards Granted	Performance‑ Based Awards Earned	Total	Weighted Average Basic Common Shares Outstanding	Burn Rate
2025	—	340,702	260,213	—	340,702	32,393,487	1.05%
2024	19,164	325,344	26,548	—	344,508	31,509,179	1.09%
2023	—	650,595	74,372	29,587	680,182	31,435,647	2.16%
3‑Year Average							1.44%
The 750,000 share increase requested to be approved by shareholders represents 2.23% of our total common shares outstanding as of April 1, 2026. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total common shares outstanding at the end of the year. The average annual dilution over the last three fiscal years was 9.12%.

An additional metric that we use to measure the cumulative impact of the Amended 2019 Plan is overhang (number of shares subject to equity awards outstanding but not exercised, assuming target performance, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 5.59%. If this Proposal 4 is approved, our overhang, calculated as of April 8, 2026, would increase to 8.44%.
Based on our historical practices and anticipated future growth at the time the Amended 2019 Plan was approved by our Leadership Development and Compensation Committee and our Board, we believe that the shares that would be available under the Amended 2019 Plan if this Proposal 4 is approved would position us to settle the Contingent Grants in shares and make our broad based annual equity compensation awards to new and existing employees at market competitive rates for the fiscal 2026 grant cycles. The actual rate at which we use shares under the Amended 2019 Plan may be more or less than our anticipated future usage and will depend upon various unknown factors, such as hiring and promotion activity, participation levels, long-term incentive award mix and vehicles, forfeiture rates and future performance of our stock price. The Amendment is important to helping us attract and retain talent, and to continue our historical practice of granting equity awards deeply in our organization with a significant number of performance awards. We intend to continue to monitor share usage, such as burn rate and related metrics, to ensure that we are continuing to take a disciplined approach to equity compensation.
Current Awards Outstanding
Set forth below is information regarding shares currently outstanding under all of the Company’s equity compensation plans, including the 2019 Plan and the Contingent Grants.

Selected data as of April 8, 2026 (1)
Number of shares subject to outstanding options	1,250,478
Weighted average exercise price of outstanding options	$28.35
Weighted average remaining term of outstanding options (in years)	3.27
Number of shares subject to outstanding full value awards	1,095,001
Shares remaining for grant under the 2019 Plan (before Proposal 4 is approved)	19,829
(1)Does not include shares reserved for issuance under the Company’s Employee Stock Purchase Plan.
Key Features of the Amended 2019 Plan
The Amended 2019 Plan includes several features that are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

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No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the Amended 2019 Plan can be automatically replenished.

•	No repricing of options or SARs without shareholder approval. The Amended 2019 Plan prohibits the repricing of stock options or SARs without prior shareholder approval.

•	No single trigger change in control. Awards under the Amended 2019 Plan will only vest on the occurrence of a change in control that is accompanied by the termination of an individual’s employment.

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No discounted options or SARs. Stock options and SARs may not be granted under the Amended 2019 Plan with an exercise or measurement price lower than the fair market value of the underlying shares on the date of grant (except in connection with substitute awards).

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No liberal share counting or “recycling” of shares. Shares delivered to our Company to purchase shares upon exercise of an award or to satisfy tax withholding obligations will not become available for issuance under the Amended 2019 Plan.

•	No liberal change in control definition. Change in control benefits are triggered only by the occurrence, rather than shareholder approval, of a merger or other change in control event.

•
Minimum vesting requirements. Subject to limited exceptions, no awards granted under the Amended 2019 Plan may vest until the first anniversary of the date of grant, subject to a carve out for 5% of the shares available under the Amended 2019 Plan that may be granted without regard to the one-year minimum vesting period.

•	Payment of dividends only if underlying awards vest. Under the Amended 2019 Plan, dividends and dividend equivalents may only be paid to the extent the underlying award vests.

•
No Increase in Shares Available Without Shareholder Approval. The Amended 2019 Plan prohibits any amendment that operates to increase the total number of shares of common stock that may be issued under the Amended 2019 Plan (other than adjustments in connection with certain corporate reorganizations or other events).

•	Comprehensive clawback policy, addressing both equity and cash awards. 100% of equity and cash awards are subject to the Company’s clawback policy.

•	No Tax Gross-Ups. The Amended 2019 Plan does not provide for any tax gross-ups.

•	Independent Plan Administration. The LD&CC, comprised solely of non-employee, independent directors, administers the 2019 Plan.
As noted above, the Amendment involves only an increase in the number of shares of our common stock available for awards under the 2019 Plan and an increase of the non-employee Director compensation limit. The key features summarized above were included in the original 2019 Plan and will continue in the Amended 2019 Plan, whether or not the Amendment is approved.
On March 25, 2026, the Board, based on the recommendation of the LD&CC, unanimously adopted the Amendment and directed that the Amendment be submitted for shareholder approval at the 2026 Annual Meeting. If shareholders approve the Amendment, the Amendment will go into effect immediately and the terms of the original 2019 Plan, other than the number of shares authorized for awards and the increased Director Compensation Cap, will continue in full force and effect. The full text of the 2019 Plan, including the first amendment to the 2019 Plan approved by shareholders on May 31, 2022, the second amendment to the 2019 Plan approved by shareholders on May 30, 2023 and the third amendment to the 2019 Plan approved by shareholders on May 28, 2024, is included in Appendix A to this Proxy Statement and the full text of the Amendment is included in Appendix B to this Proxy Statement.
If the Amendment to increase the number of shares available for awards by 750,000 is not approved, it will be difficult for the Board and the LD&CC to include equity-based compensation as part of the compensation packages made available to participants at levels the Board and the LD&CC believe is necessary to attract and retain highly-qualified employees. If that were to occur, the Board and the LD&CC would consider non-equity-based alternatives for compensating participants while maintaining, to the greatest extent possible, the objectives of the Company’s compensation programs.
From January 1, 2023 through December 31, 2025, the Company repurchased a total of 1,877,392 shares under prior common stock repurchase programs. On February 11, 2026, the Board of Directors of Customers Bancorp authorized a new common stock repurchase program (the “2026 Share Repurchase Program”) to repurchase up to an additional $100 million of the Company’s common stock. The term of the 2026 Share Repurchase Program will extend for one year from February 12, 2026, unless earlier terminated. If Proposal 4 is approved, the number of shares available under the 2019 Plan will be increased by fewer shares than we authorized to be repurchased under the 2026 Share Repurchase Program, assuming a repurchase price of $73.80 per share, which was the closing price of our common stock as of April 8, 2026. The exact number of shares, timing for such purchases, and the price and terms at and on which such purchases are to be made will be at the discretion of the Company and will comply with all applicable regulatory limitations. As of April 8, 2026, the Company has repurchased a total of 635,685 shares under the 2026 Share Repurchase Plan.

The Amended 2019 Plan provides for the grant of options, including incentive stock options, nonqualified stock options, restricted stock, unrestricted stock, RSUs, stock appreciation rights, performance awards (performance shares or performance units), other share or cash-based awards and dividend equivalents to eligible individuals. The basis for participation in the Amended 2019 Plan is the determination by the LD&CC that an award to an eligible participant will support the purposes of the plan of promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of our shareholders and the participants in the Amended 2019 Plan, and attracting, motivating and retaining high-performing individuals. Certain of the awards are based on achievement of predefined performance goals, which may include Company performance goals, department performance goals or individual performance goals. In making its determinations, the LD&CC may consider the recommendations of management and, in its discretion, may delegate authority to one or more officers of the Company to grant awards to employees who are not “officers” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.
Employees, non-employee Directors and consultants of the Company, its subsidiaries and affiliates are eligible to receive awards under the Amended 2019 Plan. As with most companies in our industry, the number of our employees (including employees of our subsidiaries and affiliates) varies over time. As of April 12, 2026, our employee population eligible to receive awards under the Amended 2019 Plan consisted of approximately 901 individuals, including full-time, part-time, temporary and seasonal employees. In addition, there are eleven non-employee Directors of the Company and its subsidiaries who are eligible to receive awards under the Amended 2019 Plan. The number of consultants engaged by us (including by our subsidiaries and affiliates) also varies over time. We do not currently expect to issue awards to consultants.
For Proposal 4, the affirmative vote of a majority of the shares of Voting Common Stock cast, in person or by proxy at the Annual Meeting, is required to approve such proposal. If shareholders approve this proposal, the Amended 2019 Plan will become effective as of the date of shareholder approval. If shareholders do not approve this proposal, the Amended 2019 Plan will not take effect, and the 2019 Plan will continue to be administered in its current form.
If the Amendment is approved, the aggregate number of shares available for awards under the Amended 2019 Plan will be 769,829.
On April 8, 2026, the closing price of our voting common stock on the New York Stock Exchange was $73.80.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 4 TO APPROVE AN AMENDMENT TO THE 2019 STOCK INCENTIVE PLAN

Summary of the Amended 2019 Plan
Plan Administration
The 2019 Plan is administered by our LD&CC and will continue to be administered by that committee upon adoption of the Amendment. Our LD&CC has the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of plan. Our LD&CC may delegate certain of its authority as it deems appropriate, pursuant to the terms of the Amended 2019 Plan and to the extent permitted by applicable law, rules of the SEC and listing standards on any national securities exchange on which shares of our voting common stock are listed, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, must be expressly approved by the LD&CC. Our LD&CC’s actions will be final, conclusive and binding.
Types of Awards
The types of awards that may be available under the Amended 2019 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our LD&CC in its sole discretion, subject to certain limitations provided in the Amended 2019 Plan. Each award granted under the Amended 2019 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Internal Revenue Code, as amended (the “Code”). Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% shareholder) of a share of common stock on the grant date and a term of no more than ten years (or five years with respect to a 10% shareholder). The aggregate fair market value, determined at the time of grant, of our common stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The Amended 2019 Plan provides that unless otherwise specifically determined by the LD&CC, vesting of incentive stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The Amended 2019 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Except in connection with a “change in control” (as defined under the Amended 2019 Plan) and a qualifying termination of service, participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such appreciation right expires sooner. The Amended 2019 Plan authorizes our LD&CC to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.
Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described above. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our common stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our LD&CC on the grant date. The term of a non-qualified stock option will be set by our LD&CC but may not exceed ten years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by our LD&CC. The Amended 2019 Plan provides that unless otherwise specifically determined by the LD&CC, vesting of non-qualified stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The Amended 2019 Plan also provides that participants terminated for “cause” (as such term is defined in the Amended 2019 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Except in connection with a “change in control” (as defined under the Amended 2019 Plan) and a qualifying termination of service, participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options. The Amended 2019 Plan authorizes our LD&CC to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.

Restricted Stock. A restricted stock award is an award of restricted common stock that does not vest until a specified period of time has elapsed and/or upon the achievement of performance or other conditions determined by our LD&CC, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted common stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a shareholder as to the restricted common stock, including the right to vote such common stock. However, any cash or stock dividends with respect to the restricted common stock will be withheld by us and will be subject to forfeiture to the same degree as the restricted common stock to which such dividends relate. The Amended 2019 Plan provides that unless otherwise specifically determined by the LD&CC, vesting of restricted stock awards will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our LD&CC or in connection with a “change in control” (as defined under the Amended 2019 Plan) and a qualifying termination of service, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.
Unrestricted Stock. The LD&CC is authorized grant shares of common stock without such stock being subject to any vesting requirements or other restrictions on transfer under the Plan.
Restricted Stock Units. An RSU is an unfunded and unsecured obligation to issue common stock (or an equivalent cash amount) to the participant in the future. RSUs become payable on terms and conditions determined by our LD&CC and will vest and be settled at such times in cash, common stock, or other specified property, as determined by our LD&CC. Participants have no rights of a shareholder as to the RSUs, including no voting rights or rights to dividends, until the underlying common stock is issued or becomes payable to the participant. The Amended 2019 Plan provides that unless otherwise specifically determined by the LD&CC, vesting of RSUs will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our LD&CC, or in connection with a “change in control” (as defined under the Amended 2019 Plan) and a qualifying termination of service, in the event a participant is terminated for any reason, the vesting with respect to the participant’s RSUs will cease, each of the participant’s outstanding unvested RSUs units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested RSUs will be delivered on the delivery date specified in the applicable award agreement.
Stock Appreciation Rights. A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the base price of the stock appreciation right that is set by our LD&CC on the grant date, multiplied by the number of shares of common stock subject to the stock appreciation right. The term of a stock appreciation right will be set by our LD&CC but may not exceed ten years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our LD&CC. The Amended 2019 Plan provides that unless otherwise specifically determined by the LD&CC, vesting of stock appreciation rights will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The Amended 2019 Plan provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Except in connection with a “change in control” (as defined under the Amended 2019 Plan) and a qualifying termination of service, participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights. The Amended 2019 Plan authorizes our LD&CC to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.
Performance Awards. Performance awards (which may be classified as performance stock or performance units) represent the right to receive certain amounts based on the achievement of pre-determined performance objectives during a designated performance period. The performance objectives that must be achieved before performance award is earned will be set forth in the applicable award agreement and our LD&CC will be responsible for setting the applicable performance objectives.
Performance goals may be established on the basis of a variety of attributes. Our LD&CC will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with generally accepted accounting principles, to any of the business criteria based on a variety of items of gain, loss, profit or expense.

Performance awards that have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, common stock or other awards (or some combination thereof) under the Amended 2019 Plan. Except as otherwise provided by the LD&CC, or in connection with a “change in control” (as defined under the Amended 2019 Plan) and a qualifying termination of service, if a participant is terminated for any reason, the participant will forfeit all performance awards held by such participant.
Other Stock-Based Compensation. Under the Amended 2019 Plan, our LD&CC may grant other types of equity-based awards subject to such terms and conditions that our LD&CC may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.
Treatment of Dividends and Dividend Equivalents on Unvested Awards. The Amended 2019 Plan provides that, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the LD&CC, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents will be paid on stock options or stock appreciation rights.
Adjustments
The aggregate number of shares of common stock reserved and available for issuance under the Amended 2019 Plan, the individual limitations, the number of shares of common stock covered by each outstanding award and the price per share of common stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our LD&CC in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our common stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the LD&CC in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the Amended 2019 Plan.
Corporate Events
In the event of a merger, amalgamation or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our common stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the Amended 2019 Plan) or a reorganization, dissolution or liquidation of us, our LD&CC may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during the one-year period commencing on the “change in control.” The Amended 2019 Plan defines a “change in control” as (a) the consummation of a merger or consolidation of the Company if more than 50% of the combined voting power of the continuing entity’s shares immediately after is owned by persons who were not shareholders of the Company immediately prior; (b) the sale, transfer or other disposition of substantially all of the Company’s assets; (c) individuals who constitute the Board cease to constitute at least a majority of the Board; (d) any transaction as a result of which any person becomes the “beneficial owner” of securities of the Company representing at least 50% of the total voting power; or (e) the completion of a liquidation or dissolution of the Company.
Transferability
Awards under the Amended 2019 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by our LD&CC.
Amendment
Our Board of Directors or our LD&CC may amend the Amended 2019 Plan or outstanding awards at any time. Our shareholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our common stock is listed. No amendment to the Amended 2019 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.

Termination
The Amended 2019 Plan will terminate on the day before the tenth anniversary of the date our shareholders initially approved the Amended 2019 Plan (which was May 30, 2019, the date of our 2019 Annual Meeting of Shareholders) although incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the Amended 2019 Plan was initially adopted by our Board of Directors and (ii) the date our shareholders initially approved the Amended 2019 Plan (which, as noted above, was May 30, 2019, the date of our 2019 Annual Meeting of Shareholders). In addition, our Board of Directors or our LD&CC may suspend or terminate the Amended 2019 Plan at any time. Following any such suspension or termination, the Amended 2019 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.
Clawback; Sub-Plans
All awards under the Amended 2019 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our Board of Directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our LD&CC may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Amended 2019 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by our LD&CC to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.
No-Repricing of Awards
No awards under the Amended 2019 Plan may be repriced without shareholder approval. For purposes of the Amended 2019 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.
Certain U.S. Federal Income Tax Consequences
The following is a brief summary of the principal U.S. federal income tax consequences for awards granted under the Amended 2019 Plan. The Amended 2019 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. It is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the Amended 2019 Plan are encouraged to consult with their own tax advisors.
Incentive Stock Options
Incentive stock options are stock options that meet the requirements set forth in Section 422 of the Code. Generally, and in addition to other requirements, an incentive stock option can be granted only to employees, and the aggregate value of shares subject to the award cannot be in excess of $100,000 in the year in which the incentive stock option is first exercisable. Typically, there will be no federal income tax consequences to us or to a participant upon the grant or exercise of an incentive stock option. If the participant holds the shares obtained upon exercise of the options for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the individual disposes of the shares obtained upon exercise of the options in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum taxable income.

Non-Qualified Stock Options
A non-statutory stock option is one that does not qualify as an incentive stock option. There will be no federal income tax consequences to us or to an individual upon the granting of a non-statutory stock option. When a participant exercises a non-statutory option, however, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction. Any gain that the participant realizes when the participant later sells or disposes of the shares obtained on exercise of the option will be short-term or long-term capital gain, depending on how long the shares were held.
Restricted Stock
Provided that the award is nontransferable and is subject to a substantial risk of forfeiture, a participant receiving shares of restricted stock will not recognize income upon the grant of a restricted stock award, and we will not be allowed a tax deduction if the individual does not elect to accelerate recognition of the income to the date of grant. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under the federal tax laws. If the participant elects to accelerate recognition of the income to the date of grant, the participant will recognize ordinary income at the time of the grant in an amount equal to the fair market value of the stock on that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under the federal tax laws. Any future appreciation in the stock will be taxable to the individual at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the acceleration.
Unrestricted Stock
Upon receiving an award of unrestricted stock, the participant will realize ordinary income to the extent of the fair market value (determined at the time of transfer to the participant) of such shares, over the amount, if any, paid by the participant for the shares. Such taxable amounts will generally be deductible as compensation by us.
Restricted Stock Units
A participant will not recognize income upon the grant of a RSU and we will not be allowed a tax deduction. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under federal tax law.
Stock Appreciation Rights
A participant receiving a SAR will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant, and we will be allowed as a corresponding federal income tax deduction at that time.
Performance Awards
A participant generally will not recognize income upon the grant of a performance award and we will not be allowed a tax deduction. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under federal tax laws.

Other Stock-Based Awards
The tax effects related to any other stock-based awards under the Amended 2019 Plan are dependent upon the structure of the particular award.
Withholding
At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year, such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.
Section 162(m)
Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. There can be no assurance that such compensation under the Amended 2019 Plan will be fully deductible under all circumstances.
Section 409A
Certain awards under the Amended 2019 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the Amended 2019 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the Amended 2019 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the Amended 2019 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.
Certain Rules Applicable to “Insiders”
As a result of the rules under Section 16(b) of the Securities Exchange Act of 1934, as amended, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.
New Plan Benefits
As noted above, to fulfill our 2026 annual grant commitments and maintain market-competitive equity awards for all eligible employees, the LD&CC approved Contingent Grants for the NEOs and eleven (11) additional executive officers and employees. The Contingent Grants are intended to incentivize and reward our executive officers and employees for their continued service and to further align their interests with the long-term success of our shareholders. The Contingent Grants will be settled in shares if Proposal 4 is approved by our shareholders. If Proposal 4 is not approved, the Contingent Grants will be cancelled or settled in cash, as determined by the LD&CC, unless shareholders subsequently approve a sufficient share increase.
No other grants were made subject to or related to shareholder approval of this proposal. Other future grants under the Amended 2019 Plan will be made at the discretion of the LD&CC, and, accordingly, are not yet determinable.

The following New Plan Benefits table for the Amended 2019 Plan sets forth information pertaining to the Contingent Grants currently contemplated to be made under the Amended 2019 Plan:

Name and Position	Dollar Value ($)	Number of Units (1)(2) (#)
Jay S. Sidhu, Executive Chairman	2,337,400	33,647
Sam Sidhu, President and Chief Executive Officer	1,771,400	25,518
Mark R. McCollom, Executive Vice President, Chief Financial Officer	653,420	9,148
Philip S. Watkins, Executive Vice President, Head of Corporate Development and Investor Relations	255,000	3,941
Lyle P. Cunningham, Executive Vice President, Chief Banking Officer	375,000	5,795
Thomas H. Kasulka, Executive Vice President, Chief Credit Officer	255,000	3,941
All current executive officers, as a group (3)	5,902,220	85,931
All employees who are not executive officers, as a group	1,527,750	23,610
(1)The number of units underlying the Contingent Grants were determined based on approved award values shown divided by $64.72, which was the closing price per share of the Company’s common stock on March 13, 2026, or the closing price of $73.80 on April 8, 2026. If this Proposal 4 is not approved by our shareholders, the Contingent Grants may be canceled or settled in cash, as determined by the LD&CC. If Proposal 4 is approved, the Contingent Grants will be settled in shares if earned.
(2)The grants in this table represent the Contingent Grants in the form of RSUs and PBRSUs. The Contingent Grants are not exercisable and do not have exercise prices or expiration dates. For PBRSUs, this column assumes target vesting of 100% of target shares that could be earned if the target level of performance is attained. At maximum vesting for these PBRSUs, the shares reflected in the table for PBRSUs would increase by 50%.
(3)The amounts shown include the amounts reported in the table individually for each NEO.
Please see the table below for details regarding the mix of PBRSUs (at target performance) and RSUs subject to the Contingent Grants, in number of shares:

Name and Position	Number of RSUs (#)	Number of PBRSUs (at target) (#)
Jay S. Sidhu, Executive Chairman	23,077	10,570
Sam Sidhu, President and Chief Executive Officer	17,591	7,927
Mark R. McCollom, Executive Vice President, Chief Financial Officer	5,082	4,066
Philip S. Watkins, Executive Vice President, Head of Corporate Development and Investor Relations	3,941	—
Lyle P. Cunningham, Executive Vice President, Chief Banking Officer	5,795	—
Thomas H. Kasulka, Executive Vice President, Chief Credit Officer	3,941	—
All current executive officers, as a group (1)	63,368	22,563
All employees who are not executive officers, as a group	23,610	—
(1)The amounts shown include the amounts reported in the table individually for each NEO.

Awards Previously Granted Under the 2019 Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to outstanding awards that have been granted under the 2019 Plan as of April 8, 2026. As of April 8, 2026, the closing price of our common stock was $73.80 per share.

Name and Position (1)	Number of Options (#)	Number of RSUs or Stock Awards (#)	Number of PBRSUs (at Target) (#)
Jay S. Sidhu, Executive Chairman	620,000	37,670	31,789
Sam Sidhu, President and Chief Executive Officer	500,000	26,192	249,176
Mark R. McCollom, Executive Vice President, Chief Financial Officer	—	—	—
Philip S. Watkins, Executive Vice President, Head of Corporate Development and Investor Relations	20,000	16,542	5,796
Lyle P. Cunningham, Executive Vice President, Chief Banking Officer	18,449	14,020	—
Thomas H. Kasulka, Executive Vice President, Chief Credit Officer	2,262	12,868	—
All current executive officers, as a group (2)	1,162,601	120,732	286,761
All current directors who are not executive officers, as a group	—	—	—
All employees who are not executive officers, as a group	87,877	498,919	—
Each nominee for election as director	—	—	—
Associate of any such directors, executive officers, or nominees	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants, or rights	—	—	—
(1)    This table excludes the Contingent Grants, which are included in the New Plan Benefits table above.
(2)    The amounts shown include the amounts reported in the table individually for each NEO.

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 regarding shares of our common stock that may be issued under our compensation plans (including individual compensation arrangements):

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and rights (#)	(b) Weighted average exercise price of outstanding options (2) ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity Compensation Plans Approved by Security Holders (1)	2,279,404	28.35	283,983

Equity Compensation Plans Not Approved by Security Holders (3)	6,663	N/A	—
(1)    Includes shares of common stock that may be issued upon the exercise of awards granted or rights accrued under the mended and Restated Customers Bancorp, Inc. 2004 Incentive Equity and Deferred Compensation Plan, Customers Bancorp, Inc. 2010 Plan, Customers Bancorp, Inc. Amended and Restated 2014 ESPP, and the Customers Bancorp, Inc. 2019 Plan, as amended. The Amended and Restated Customers Bancorp, Inc. 2004 Incentive Equity and Deferred Compensation Plan and the Customers Bancorp, Inc. 2010 Plan have been terminated by December 31, 2021.
(2)    Does not include RSUs and stock awards for which, by definition, there exists no exercise price.
(3)    Includes one-time employment inducement awards under the New York Stock Exchange listing rules of 22,300 RSUs in connection with the onboarding of a venture banking team in 2023, of which 6,663 unvested RSUs remain outstanding as of December 31, 2025. The grant of the RSUs was made outside of the Customers Bancorp Inc. 2019 Plan and approved by Customers Board of Directors, including all of its independent directors present at the meeting, comprising a majority of the independent directors.
Registration with the SEC
If shareholders approve the Amendment, we will file a registration statement on Form S-8 with the SEC as soon as reasonably practical after the approval, to register the additional shares available for issuance under the Amended 2019 Plan.

AUDIT COMMITTEE REPORT
Our Audit Committee is composed of six Board members. Our Board has determined that all Audit Committee members are independent under the New York Stock Exchange (“NYSE”) listing standards and applicable SEC rules and regulations. Our Board has also determined that all Audit Committee members are financially literate in accordance with NYSE listing standards and has qualified Audit Committee member and Director T. Lawrence Way as an “audit committee financial expert” as defined by SEC rules. The Audit Committee’s purposes and responsibilities are stated in our Audit Committee charter, a copy of which is available on our website at www.customersbank.com by selecting “Investors” and then “Governance,” and finally selecting the Audit Committee Charter.
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.
In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2025, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for the fiscal year ended December 31, 2025, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301 (Communications with Audit Committees) and the SEC, and (c) has received and reviewed the written disclosures and the letter from Deloitte required by Rule 3526 of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and had discussed with Deloitte its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
Respectfully submitted:
Andrea R. Allon, Chair
Robert J. Buford
M. Michael Gill
Robert M. Krasne
Daniel K. Rothermel
T. Lawrence Way, Audit Committee Financial Expert

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT
Board of Directors
Our Board of Directors consists of individuals with considerable and diverse business experiences, backgrounds, skills and qualifications. Collectively, they have a strong knowledge of our Company’s business and markets and are committed to enhancing long-term shareholder value. Our Board is committed to providing effective oversight and challenge of management, orderly succession planning, diversity of thought and experience, and utilizes a deliberate process to assess candidates and nominees. Our Nominating and Corporate Governance Committee is responsible for identifying and selecting Director candidates who meet the evolving needs of our Company. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria considered by the Nominating and Corporate Governance Committee in the Director selection process includes the relevance of a candidate’s experience to our business, enhancement of the broad range of experience of our Board, the candidate’s independence from conflict or material direct economic relationship with our Company, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Nominating and Corporate Governance Committee also takes into account whether a candidate satisfies the criteria for independence under the NYSE listing rules, and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise and literacy of a candidate, including whether the candidate qualifies as an Audit Committee financial expert pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. Consideration is also given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision making processes of our Board of Directors.
The names, ages, positions and business backgrounds of each of the Customers Bancorp, Inc. Directors are provided below.

Name	Director Since (1)	Position With Customers Bancorp	Age	Term Expires:	Independent
Andrea R. Allon	2016	Director	64	2028	☒
Bernard B. Banks	2022	Director	62	2028	☒
Robert J. Buford	2020	Director	77	2027	☒
M. Michael Gill	2025	Director	74	2027	☒
Susan D. Looney	2025	Director	58	2026	☒
Robert M. Krasne	2025	Director	71	2028	☒
Robert N. Mackay (2)	2022	Director	53	2026	☒
Daniel K. Rothermel (3)	2009	Lead Independent Director	88	2026	☒
Jay S. Sidhu	2009	Director and Executive Chairman	74	2027	☐ (4)
Samvir S. Sidhu	2026	Director, President and Chief Executive Officer	42	2028	☐ (5)
Dalton T. Sirmans	2025	Director	62	2026	☒
T. Lawrence Way	2005	Director	77	2027	☒
Steven J. Zuckerman	2009	Director	62	2026	☒

(1)
Pre-2011 dates include services as a Director of Customers Bank prior to its reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of the Company (the “Reorganization”) on September 17, 2011.

(2)	Mr. Mackay has notified the Company that he will not seek reelection at the end of his current term, which expires at the 2026 Annual Meeting.
(3)	Mr. Rothermel has notified the Company that he will not seek reelection at the end of his current term, which expires at the 2026 Annual Meeting.
(4)	Mr. Jay Sidhu serves as Executive Chairman of Customers Bancorp, Inc.. effective January 1, 2026, and is the father of Mr. Samvir Sidhu, who serves as the Company’s Vice Chairman, President and Chief Executive Officer and the Bank’s President and Chief Executive Officer.
(5)	Mr. Samvir Sidhu serves as President and Chief Executive Officer of Customers Bancorp, Inc. effective January 1, 2026.

Below are the biographies of our Directors, as well as information on their experience, qualifications and skills that support their service as a Director of the Company:

ANDREA R. ALLON
■Age: 64 ■Director Since: 2016 ■Chair of the Audit Committee ■Member of the Nominating and Corporate Governance Committee ■Member of the CSR Committee
Professional Highlights
Ms. Allon served as the Chief Operating Officer of the Chamber of Commerce for Greater Philadelphia, one of the largest and oldest chambers of commerce in the United States, from May 2006 until her retirement in June 2024. Prior to joining the Chamber, Ms. Allon was a Partner of Ernst & Young LLP overseeing audit services provided to public companies primarily in the financial services and technology industries. Ms. Allon spent over 20 years with Ernst & Young in the Philadelphia and New York offices and has also taught accounting and auditing at the college level as an adjunct instructor. Ms. Allon earned her MBA from Columbia University and a Bachelor of Science from the Wharton School of the University of Pennsylvania.

Ms. Allon’s long experience in public accounting as well as her experience with the Chamber of Commerce provide the Board with many insights on business, internal controls, and governance matters that are of great value to the Board.

BERNARD B. BANKS
■Age: 62 ■Director Since: 2022 ■Chair of the CSR Committee ■Member of the Leadership Development and Compensation Committee ■Member of the Nominating and Corporate Governance Committee
Professional Highlights
Dr. Banks is the Director of Rice University’s Doerr Institute for New Leaders where he oversees leader development initiatives for all Rice University students. Prior to joining the Doerr Institute in January 2024, he served on the senior leadership team and faculty at Northwestern University’s Kellogg School of Management for six years. A former career military officer, Dr. Banks served on active duty in the United States Army for 29 years and retired with the rank of Brigadier General. Dr. Banks earned his Ph.D. in social-organizational psychology from Columbia University. He also holds graduate degrees from Northwestern University (MBA), Harvard University (MPA), and Columbia University (MA and MPhil).

Dr. Banks’ extensive experience in the fields of leader development, organizational culture, and organizational change make him uniquely situated to provide valuable perspective to the Board in these areas.

ROBERT J. BUFORD
■Age: 77 ■Director Since: 2020 ■Member of the Audit Committee
Professional Highlights
Mr. Buford is the President and CEO of Planned Realty Group (“PRG”), Inc., a Chicago based real estate investment and management company. Mr. Buford began his career in manufacturing, sales and management with Proctor and Gamble, Honeywell, and Pfizer. Mr. Buford founded PRG in 1982. Over succeeding decades, he grew the firm and its assets to include a substantial portfolio of rental apartment properties. Mr. Buford holds a BS in Industrial Engineering from the University of Illinois, MBA from the University of Chicago and a Law Degree from DePaul University.

Mr. Buford’s experience in leadership, commercial real estate, investments, management, entrepreneurship, and building companies makes him uniquely situated to provide the Board with insight in the key areas of commercial real estate, investments, management and strategy.

M. MICHAEL GILL
■Age: 74 ■Director Since: 2025 ■Member of the Audit Committee ■Member of the Directors Risk & Compliance Committee
Professional Highlights
Mr. Gill is a retired attorney who worked as Managing Director Global Complex Contracting at Accenture LLP from 2003 to October 2016. At Accenture LLP, Mr. Gill headed up a team of over 160 attorneys worldwide, specializing in technology, digital, outsourcing, and systems integration transactions and helping to negotiate and close large and complex customer-facing contracts around the world, including in the financial services industry. Prior to working at Accenture, Mr. Gill practiced as a transactional attorney for over 25 years in Kansas City, Missouri specializing in professional services providers, including consultants, accountants, architects, and attorneys. Mr. Gill also served as an independent director of BM Technologies, Inc. (BMTX), a fintech company, from January 2021 until its acquisition by First Carolina Bank in January 2025. Mr. Gill earned his B.S. in Business from University of Missouri and his J.D. from University of Missouri School of Law.

Mr. Gill’s experience as an attorney in the fields of technology, digital, outsourcing, and systems integration transactions and his experience serving on the board of a fintech company provide the Board with insights into legal, operational and corporate governance matters that are of great value to the Board.

ROBERT M. KRASNE
■Age: 71 ■Director Since: 2025 ■Member of the Audit Committee ■Member of the Directors Risk & Compliance Committee
Professional Highlights
Mr. Krasne is Chair of Steinman Communications, a company whose holdings include Lancaster Farming, the preeminent agricultural publication in the mid-Atlantic; Susquehanna Printing and Lancaster LLC, a commercial printing and mailing operation and an array of real estate assets. Before assuming leadership in the Steinman enterprises in 2012, Mr. Krasne spent 10 years as principal in the Krasne Group, Inc., a strategic business consulting firm in Washington DC. He was also an adjunct professor at Georgetown University's McDonough School of Business where he taught corporate governance to MBA candidates. Previously Mr. Krasne was a partner in the Washington DC law firm of Williams & Connolly, L.L.P. where he represented business leaders, government officials, corporations, and law firms in complex legal matters. Prior to that Mister Krasne served as a lawyer in the Enforcement & Compliance and Legal Advisory Services divisions of the Office of the Comptroller of the Currency (OCC). While at the OCC Mr. Krasne was appointed Special Assistant United States Attorney for Western District of Louisiana to assist with the investigation and prosecution of bank fraud cases. Mr. Krasne also worked at the OCC as a national bank examiner. Mr. Krasne earned an A.B. in Economics from Georgetown University and a J.D. from Georgetown University Law Center. He also received an Honorary Doctorate in Public Service from Thaddeus Stevens College of Technology and an Honorary Doctorate in Fine Arts from the Pennsylvania College of Art & Design.

Mr. Krasne’s experience as a banking regulator, attorney and business consultant provide the Board with insights into regulatory and strategic matters that are of great value to the Board.

SUSAN D. LOONEY
■Age: 58 ■Director Since: 2025 ■Member of the CSR Committee ■Member of the Directors Risk & Compliance Committee
Professional Highlights
Dr. Looney has served as the sixth president of Reading Area Community College in Reading, PA since July 1, 2018. Between 2011 through 2014, Dr. Looney served as business coordinator and interim vice president for academic affairs at Colorado Mountain College. From 2014–2018, she was the dean of instruction at then the senior vice president of academic affairs/provost at Redding Area Community College. She is the chair of the Reading Hospital Board of Trustees and serves on the boards of Berks Latino Workforce Development, Executive Committee of the United Way of Berks County, the Greater Reading Chamber Alliance, and the Greater Berks Development Fund. Nationally, she is a board member of the American Association of Community Colleges and is the vice chair and member of the Executive Committee for the Middle States Commission on Higher Education. Dr. Looney earned an Associate’s Degree from Brookdale Community College and holds a Bachelor of Science in Business Administration and an MBA from Monmouth University. She earned a Juris Doctorate at Widener University School of Law, and completed her Doctorate in Education, specializing in Higher Education Leadership at Nova Southeastern University.

Dr. Looney’s experience in management, business administration and regulated industries provide the Board with insights into management, operations and administration that are of great value to the Board.

ROBERT N. MACKAY
■Age: 53 ■Director Since: 2022 ■Member of the Leadership Development and Compensation Committee ■Member of the Directors Risk & Compliance Committee
Professional Highlights
Mr. Mackay is CEO of Regnology, a leading provider of regulatory technology to banks, insurers, central banks and monetary authorities (2021-Present). Previously, from 2019-2021, Mr. Mackay served as CEO of Itiviti, a fast-growing and innovative capital markets technology leader providing systems for order management, execution management, automated trading and trading connectivity across all asset classes to the global markets. Mr. Mackay led the sale of Itiviti to Broadridge (NYSE: BR) in April 2021. Prior to Itiviti, from 2011-2019, Mr. Mackay led the Cross Asset Trading and Risk businesses for the global fintech leader FIS (formerly SunGard). Mr. Mackay is also a director of banking technology vendor Zafin. Mr. Mackay has 25 years experience in the fintech industry. He has a BA in Biology from Oxford University.

Mr. Mackay’s detailed knowledge of financial technology, regulatory technology, cybersecurity, enterprise risk management and the automation of financial service processes brings great value to the Board.

Mr. Mackay has notified the Company that he will not seek reelection at the end of his current term, which expires at the 2026 Annual Meeting.

DANIEL K. ROTHERMEL
■Age: 88
■Director Since: 2009

■Lead Independent Director
■Chair of the Directors Risk Committee
■Chair of the Nominating and Corporate Governance Committee
■Member of the Executive Committee
■Member of the Leadership Development and Compensation Committee
■Member of the Audit Committee
■Member of Regulatory Affairs Sub-Committee

Professional Highlights
Mr. Rothermel has been the Chair of the Board of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania, since January 1, 2013. Prior to that, and since 1989, he was President and Chief Executive Officer of Cumru Associates, Inc. Mr. Rothermel also served over twenty years on the Board of Directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was lead independent Director and served on the Audit, Governance, and Risk Management Committees and was chair of the Executive Committee. He is a graduate of The Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of the Washington College of Law of the American University with a Juris Doctor.

Mr. Rothermel’s background as an attorney and general counsel, plus his extensive experience in corporate governance and as a Director of Sovereign Bank, provides a unique and valuable perspective to the Board.

Mr. Rothermel has notified the Company that he will not seek reelection at the end of his current term, which expires at the 2026 Annual Meeting.

JAY S. SIDHU
■Age: 74
■Director Since: 2009

■Executive Chairman of Customers Bancorp, Inc.
■Executive Chairman of Customers Bank
■Chair of the Executive Committee
■Member of the Directors Risk & Compliance Committee
■Member of Regulatory Affairs Sub-Committee

Professional Highlights
Mr. Jay Sidhu joined Customers Bank as Chairman and Chief Executive Officer in the second quarter of 2009. Effective January 1, 2026, Mr. Jay Sidhu retired as Chief Executive Officer of Customers Bancorp and assumed the role of Executive Chairman of Customers Bancorp. Before joining Customers Bank, Mr. Jay Sidhu was the Chief Executive Officer of Sovereign Bank and Sovereign Bancorp, Inc. from 1989 and its Chairman from 2002 until his retirement on December 31, 2006. Mr. Jay Sidhu was also the Chairman and Chief Executive Officer of Sidhu Advisors, LLC, a consulting firm from 2007 to 2009. Mr. Sidhu is a recipient of Financial World’s CEO of the year award, and was also named Turnaround Entrepreneur of the Year, while he was the CEO of Sovereign. In 2016, he was named Financial Technology Entrepreneur of the Year. He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum and Caron Foundation’s Citizen of the Year. Mr. Jay Sidhu also served as Executive Chairman of Megalith Financial Acquisition Corporation. Mr. Jay Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the Board of Grupo Santander in Madrid, Spain and Atlantic Coast Financial Corporation in Jacksonville, Florida. He obtained a MBA from Wilkes University and is a graduate of Harvard Business School’s Leadership Course for CEOs. Mr. Jay Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Jay Sidhu’s demonstration of day-to-day leadership, combined with his extensive banking sector experience, provide the Board with intimate knowledge of the Company’s direction and strategic opportunities.

SAMVIR S. SIDHU
■Age: 42
■Director Since: 2026

■President & Chief Executive Officer of Customers Bancorp, Inc.
■President & Chief Executive Officer of Customers Bank
■Member of the Directors Risk & Compliance Committee
■Member of Regulatory Affairs Sub-Committee

Professional Highlights
Mr. Sam Sidhu joined the Board of Customers Bank in 2012 and became a full-time officer of the Bank early in 2020. Effective January 1, 2026, Mr. Sam Sidhu was appointed Chief Executive Officer of Customers Bancorp. On July 1, 2021, Mr. Sam Sidhu was named as the President and Chief Executive Officer of Customers Bank and the President of Customers Bancorp. Prior to that, Mr. Sam Sidhu served as Customer Bancorp's Head of Corporate Development and Vice Chair and Chief Operating Officer of Customers Bank. Mr. Sam Sidhu is a member of the Executive Committee of the Company's management and serves on several other management committees. Prior to joining Customers Bank full-time, Mr. Sam Sidhu was a founder (2009) and CEO of Megalith Capital Management, a real estate focused private equity firm making investments primarily in New York City. The firm’s integrated platform specialized in the acquisition, repositioning, development, and management of residential, commercial, and mixed-use properties. Prior to co-founding Megalith, he worked in private equity with Providence Equity Partners and investment banking with Goldman Sachs. Mr. Sam Sidhu holds a BA from the Wharton School of Business at the University of Pennsylvania and an MBA from the Harvard Business School.

Mr. Sam Sidhu’s demonstration of day-to-day leadership, combined with his deep understanding of the banking operations, regulations and markets, provide the Board with intimate knowledge of the Company’s direction and strategic opportunities.

DALTON T. SIRMANS
■Age: 62 ■Director Since: 2025 ■Member of the Nominating and Corporate Governance Committee ■Member of the Directors Risk & Compliance Committee
Professional Highlights
Mr. Sirmans has been the Co-Founder and Senior Partner of Amplio Ventures, an investment firm that focuses on growth stage venture capital for businesses requiring refugee stability, since 2018. Prior to that, Mr. Sirmans was the co-founder of MainStreet Technologies, a leading independent provider of software solutions and advisory services aiding financial institutions in estimating quarterly Allowance for Loan and Lease Losses, from 1999 until its acquisition by private equity firm in 2018. Mr. Sirmans is also the author of “The Refuge Advantage”, a collection of stories that offers a research-based yet personal insight, challenging misconceptions surrounding refugees by showcasing them as the accomplished business owners and community contributors they truly are. Mr. Sirmans was also a participant in the Goldman Sachs 10,000 Small Businesses – National Cohort Alum. Mr. Sirmans holds a Master of Liberal Arts in International Relations from Harvard Extension School, Harvard University, a Bachelor of Science, Criminal Justice Valdosta State University, and an Associate of Science Sociology from Abraham Baldwin Agricultural College.

Mr. Sirmans’ experience with financial industry software and venture capital investments provide the Board with insights into technology and strategic matters that are of great value to the Board.

T. LAWRENCE WAY
■Age: 77
■Director Since: 2005

■Member of the Audit Committee
■Audit Committee Financial Expert
■Member of the Nominating and Corporate Governance Committee
■Member of the Directors Risk & Compliance Committee
■Member of Regulatory Affairs Sub-Committee

Professional Highlights
Mr. Way was the Chairman and CEO of Alco Industries, Inc., a diversified industrial manufacturing company, from 2000 until his retirement on December 31, 2010. During his 34 year career with Alco Industries, Mr. Way held a variety of positions including that of Chief Financial Officer and President. He is a Certified Public Accountant, received a Master’s in Business Administration from Mount St. Mary’s College, a Juris Doctor degree from Rutgers-Camden School of Law, and graduated from Tufts University. He has experience in varied areas of management, finance, operations, and mergers and acquisitions.

Mr. Way’s background as an attorney and Certified Public Accountant, as well as his experience leading a company through the current economic, social and governance issues as former Chairman and Chief Executive Officer of Alco Industries, Inc., makes him well-suited to serve on the Board.

STEVEN J. ZUCKERMAN
■Age: 62 ■Director Since: 2009 ■Chair of the Leadership Development and Compensation Committee ■Member of the Nominating and Corporate Governance Committee
Professional Highlights
Mr. Zuckerman founded Clipper Magazine in 1983 as a junior at Franklin & Marshall College in Lancaster, PA. He graduated with a BA in Business Management in 1985 and went on to build Clipper into a nationwide media company with over 1,000 employees, publishing and direct mailing advertising magazines to 500 markets in 31 states. His subsidiary companies include Spencer Advertising, Total Loyalty Solutions, Clipper Web Development, Clipper Graphics and Jaxxon Promotions. In 2003, he sold his company to Gannett Corporation, publishers of USA Today. He continued as CEO until June 2013. Since 2013, Mr. Zuckerman is a partner and works in his real estate development firm, Oaktree Development Group, a minor league baseball team, The Lancaster Barnstormers, and other entrepreneurial ventures including a digital and technology based marketing company.

Mr. Zuckerman’s experience in leadership, digital marketing, entrepreneurship, and building companies makes him uniquely situated to provide the Board with insight in the key areas of leadership development, marketing, and customer strategies.

Named Executive Officers
Members of the executive management team are an essential component of Customers’ governance and risk management processes and the Company’s success. The Company exercises great care in the selection of its executive team members, carefully assessing the skills and personal attributes that each member brings to the organization. As the leaders of the Company, the executive management team members are well qualified for their roles and work together with other management members to build the Company and create shareholder value.
For information regarding Jay S. Sidhu and Samvir S. Sidhu; see “Board of Directors”.

MARK R. MCCOLLOM Executive Vice President, Chief Financial Officer	Age: 62
Professional Highlights
Mr. McCollom joined Customers Bank as Chief Financial Officer in June 2025 and was appointed Chief Financial Officer of Customers Bancorp, Inc. on August 15, 2025. As Chief Financial Officer, Mr. McCollom oversees the Company's accounting, tax, treasury, corporate development and financial planning and analysis departments. He is also a member of the Executive Committee and serves on several other management committees. Prior to joining Customers Bank, Mr. McCollom served as Chief Financial Officer of Fulton Financial Corporation, a $30 billion financial holding company headquartered in Lancaster, PA, and parent company of Fulton Bank, from 2017 through 2024. Prior to that, Mr. McCollom spent 9 years in senior leadership at Griffin Financial Group, an investment banking and financial advisory firm, and served as the Chief Financial Officer of Sovereign Bancorp, Inc., the parent of Sovereign Bank, from 1996 through 2008. Mr. McCollom is a graduate of The Pennsylvania State University, with a Bachelor of Science in Accounting.

PHILIP S. WATKINS Executive Vice President, Head of Corporate Development and Investor Relations and Former Chief Financial Officer	Age: 41
Professional Highlights
Mr. Watkins is the Head of Corporate Development and Investor Relations and former Chief Financial Officer of Customers Bancorp, Inc. He is also a member of the Executive Committee of the Company’s management and oversees Customers Bank's digital lending activities. Mr. Watkins joined Customers Bank in January 2020 and has served as the Bank’s Head of Real Estate (2020-2022), Head of Real Estate and Digital Lending (2022-2023) and as the CFO of Customers Bank (2023-2025). Prior to joining Customers Bank, Mr. Watkins also served as Principal of Megalith Capital Management, a real estate focused private equity firm making investments primarily in New York City. Mr. Watkins holds an MBA from the Harvard Business School and a BSBA in Finance (cum laude) from the University of Florida.

LYLE P. CUNNINGHAM Executive Vice President, Chief Banking Officer	Age: 62
Professional Highlights
Mr. Cunningham joined Customers Bank in 2014 as EVP and Managing Director of Specialty Finance, and served as Chief Lending Officer for Customers Bank from 2021-2024. Since joining Customers Bank, Mr. Cunningham has overseen the Bank’s specialty banking business lines, including the Fund Finance Group, Specialty Finance, Technology and Venture Capital banking group, Healthcare, and the Financial Institutions Group. Mr. Cunningham is a member of the Executive Committee of the Company's management and serves on the Bank’s C&I, Commercial Real Estate, Consumer, and Warehouse loan committees. Prior to joining Customers Bank, Mr. Cunningham was a Managing Director at CMS Mezzanine Fund (2008-2013), where he provided mezzanine debt to finance private equity sponsored buyouts, non-sponsored buyouts, growth capital and acquisition financing. Prior to that, Mr. Cunningham was a Senior Vice President & Managing Director at National City Bank (1999-2008) and a Vice President at CoreStates Bank (1988-1998). Mr. Cunningham earned his Bachelor of Science in Accounting and Finance from Penn State University.

THOMAS H. KASULKA Executive Vice President, Chief Credit Officer	Age: 64
Professional Highlights
Mr. Kasulka joined Customers Bank in December 2023 as Chief Credit Officer. Since joining Customers Bank, Mr. Kasulka has overseen the Bank’s Credit Administration, Special Assets, and Commercial Appraisal teams. He is also a member of Customers Bank’s Executive Committee. Mr. Kasulka brings over 39 years of senior banking experience to his role, most recently as Chief Lending Officer (2017-2023) and Group Director (2004-2017) of Signature Bank. Mr. Kasulka earned his Bachelor of Arts degree in Economics from SUNY Stony Brook.

Other Executive Officers

Executive Officer	Recent Work Experience	Years of Service	Age
Nicholas Robinson Executive Vice President and Chief Risk Officer	Chief Risk Officer since September 2024. Previously, Chief Risk Officer, Commercial Bank at Capital One, N.A. (2016-2023).	2	56
Jessie John Deano Velasquez Executive Vice President and Chief Accounting Officer	Chief Accounting Officer since April 2020. Previously, Senior Vice President and Head of Accounting Policy and External Reporting at Webster Bank.	7	47
Stephen Wyremski Executive Vice President and Customers Bank Chief Operating Officer	Chief Operating Officer since January 2026. Previously, Managing Member of Silver Square Partners (2024-2026), Chief of Staff to Chief Financial Officer at Flagstar Bank (2023-2024) and Chief Financial Officer of Signature Bank (2021-2023).	—	44

BOARD AND CORPORATE GOVERNANCE
Customers Bancorp, Inc. is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct, designed to promote compliance with applicable corporate governance laws, regulations, and stock exchange listing requirements, and supporting long-term shareholder value.

Ongoing Shareholder Engagement and Our Response
The N&CG Committee, LD&CC and members of our executive management regularly consider the feedback received from shareholders, as well as outside proxy advisory services. The Company seeks to communicate with its shareholders in a wide variety of ways, including through its website, annual report, news releases, quarterly reports, investor presentations, industry conferences, analyst days, annual meetings of shareholders and one-on-one meetings with shareholders. In the last year, we proactively reached out to our 25 largest shareholders, representing over 66% of our outstanding shares, offering meetings with our CFO, General Counsel, Lead Independent Director and Chair of our LD&CC. In 2025, none of our 25 largest shareholders elected to meet with our CFO and General Counsel to discuss proxy related matters. Additionally, our Investor Relations Team conducted 50 meetings in 2025 with existing investors, making our Executive Chairman, President and CEO, CFO, and Head of Investor Relations accessible to discuss Customers’ business strategy and receive investor feedback. We continue to welcome a transparent dialogue with both existing and prospective investors. The Board of Directors and management are very appreciative of the willingness of our shareholders to provide their input, which has and continues to help shape and strengthen the Company’s corporate governance. Engagement feedback related to corporate governance is discussed below, and feedback related to executive compensation is discussed more fully in the Compensation Discussion and Analysis section beginning on page 56.

	What We Heard from Shareholders	Our Response
•
Some of our shareholders advocated for one or more of the following corporate governance changes:

•With respect to the Board, our shareholders generally seek greater diversity, tenure limits, and a better understanding of how the Board evaluates its performance, composition, independence, and succession planning.
•Shareholders requested that the Company enhance its Corporate Social Responsibility (“CSR”) disclosures.
•Shareholders indicated a desire for more frequent say on increases to our stock incentive plan.
•Shareholders indicated a desire for additional restrictions on severance pay.
•Shareholders expressed a desire for a reduction in off-cycle, one-time awards.
•Shareholders indicated a desire for equity ownership among management.
•Shareholders indicated a desire for leadership development and retention.
•Shareholders indicated a desire for additional gender diversity on the Board.

Customers Bancorp has established a track record of strong, measured growth. The Company believes its corporate governance practices are generally in line with other small-and mid-cap bank peers, but recognizes that as it grows, it will transition away from practices designed for smaller companies, and gradually adopt the corporate governance practices of larger and more mature institutions.

The Company has taken the following steps in response to feedback from its shareholders:

1) Increased the number of Board members resulting in a more experienced, diverse and qualified Board with additional expertise in the areas of leadership development, organizational culture, regulatory compliance and technology;

2) Formed Management and Board CSR Committees to oversee the ongoing commitment and progress towards CSR-related goals;
3) Further enhanced our CSR disclosures;
4) Moved to smaller, more frequent proposals for share increases under our stock incentive plan;
5) Adopted prohibition on severance pay in connection with voluntary retirements;
6) Revised our stock ownership guidelines to increase share ownership by our President from 3x to 4x base salary;

7) Reformed our Compensation Committee into a Leadership Development and Compensation Committee, with additional duties that include oversight of management’s human capital management function, including but not limited to those relating to leadership development, talent recruiting, progression and retention; and

8) In identifying potential Directors, we consider the current composition of the Board in light of the diverse communities and geographies served by the Company and the interplay of the candidate’s or nominee’s experience, education, skills, background and other qualities and attributes with those of the other Board members. Our Board is currently 23% racially diverse and 15% gender diverse.

As we continue to grow, the Company expects the N&CG Committee to continue to review and recommend the best path forward for the Board to consider.

Corporate Governance Highlights
Customers’ Board governance has many diverse elements, in general characterized by the following major highlights:

Board of Directors
•	A very experienced and diverse Board: 15% female, 23% minority. The Board takes the collective qualifications, skills, and experience of its Directors seriously.
•
Eleven (11) out of thirteen (13) Directors are independent. Two (2) have or have had CPA licenses, six (6) have a Juris Doctor degree, two (2) have doctorate degrees and all Directors offer significant financial experience and expertise.

•
We have an Independent Lead Director who conducts regular executive sessions with and without the Executive Chairman and the CEO; he is involved in formation of agendas of Board meetings, Board retreats, and Board / management retreats.

•	The N&CG Committee is also charged with Board succession planning.
•	All standing Board committees, except the Directors Risk & Compliance Committee and Regulatory Affairs Sub-Committee, consist solely of independent Directors.
•	Held 15 Board meetings in 2025.
•	Board meets regularly in executive session.
•	94% attendance by Directors at 2025 Board meetings.
•	The Board conducts an explicit examination of the roles and responsibilities of the overall Board as well as each of the Board Committees via the annual completion of a performance self-assessment.
•	Bi-annual off-site retreats to discuss corporate strategy, annual and three-year business plans, and strategic options, as well as Board access to various levels of management at the Company.
•	100% of Directors serve on two or fewer public company boards; any Director that is CEO of a public company serves on no more than one other public company board.
•	The Board conducts a thorough strategic options analysis each year, with contributions from outside advisers.
•
Our Directors bring a wide range of qualification, skills and experience to the boardroom, including C Suite law, public accounting, entrepreneurship, legal, venture capital, M&A, cryptocurrency, regulatory and risk management, regulatory technology, leadership development, real estate and marketing.

Shareholder Rights and Engagement
•
Our Executive Chairman, CEO and President, CFO and other members of senior management regularly participate in investor outreach programs to actively solicit input on a range of topics and report shareholder views to the Board.

•
We actively seek to communicate with our shareholders in a wide variety of ways, including through our website, annual report, news releases, quarterly reports, investor presentations, industry conferences, analyst days, annual meetings of shareholders and one-on-one meetings.

•
In the last year, we proactively reached out to our 25 largest shareholders, representing over 66% of our outstanding shares, offering meetings with our CFO, General Counsel, Lead Independent Director and Chair of our Leadership Development and Compensation Committee. In 2025, none of our 25 largest shareholders elected to meet with our CFO and General Counsel to discuss proxy related matters. Additionally, our Investor Relations Team conducted 50 meetings in 2025 with existing investors, making our Executive Chairman, President and CEO, CFO, and Head of Investor Relations accessible to discuss Customers’ business strategy and receive investor feedback. Through our interactions, as well as by tracking industry best practices, we have gained more in-depth understanding of investor viewpoints and concerns that we have incorporated into restructuring our compensation programs and philosophy and corporate governance practices.

•	Investor feedback drives continual enhancements to disclosures, compensation matters, and corporate governance.

Compensation
•
All compensation is based upon a clearly defined pay-for-performance compensation philosophy and model described in greater detail in the Compensation Discussion and Analysis section beginning on page 56.

•	The Executive Chairman has taken his short term annual performance awards entirely in stock over the past eight years.
•	Multiple executive compensation clawback and recoupment requirements covering both cash and equity for annual and long-term awards.
•	Stock ownership and retention guidelines for our non-management Directors and executive officers.
•	Prohibition on hedging of Company securities.
•	No single trigger change in control provisions.
•	Independent compensation consultant engaged by LD&CC.
•	A thorough review of peer group is conducted annually to include similarly sized institutions in similar markets and similar lines of business, as well as certain other peers where the Company competes for talent or engages in a unique regional / national line of business.

Strategy and Risk
•	Board oversight of Company’s strategy, financial performance, risk management framework, and risk appetite including a thorough annual strategic option analysis.
•	Risk oversight by full Board and its committees; annually hold at least one all-day Risk Summit meeting of Board and management.
•
Directors Risk & Compliance Committee oversees the Company’s overall risk management framework and risk profile. The Directors Risk & Compliance Committee held 8 meetings and one Company-wide Risk Summit in 2025.

•	Board reinforcement and oversight of strong ethics and risk practices.
•	Compensation programs, overseen by LD&CC, are consistent with risk management and safety and soundness considerations, in addition to clawback and recoupment requirements.
•	Board oversight of CEO and management succession planning.
•	Active Board engagement with regulatory matters through regular communications with regulatory authorities.

These highlights are examined in greater depth in the following review of Customers’ corporate governance philosophy and practices.
Corporate Governance Principles
The Company believes in having sound corporate governance principles that support and enhance our business strategy. Having such principles is essential to our business and to maintaining our integrity in the marketplace. The Board of Directors has adopted Corporate Governance Guidelines to provide the framework for effective governance of the Board and the Company. These guidelines are available on the Company’s website at www.customersbank.com by selecting “Investors,” and then “Governance.”
The Company’s mission and corporate purpose is to create a strong, sound and profitable financial services company committed to long-term growth in shareholder value. To guide the Company in achieving its mission, the Company has adopted certain corporate values to provide the foundation for the Company’s corporate culture and to promote the highest ethical conduct among its Directors, officers and team members.
The Board of Directors of the Company is elected by its shareholders to oversee and advise management in the conduct of the Company’s affairs and business and to guide management in the accomplishment of its goal to create shareholder value through superior execution of its annual and long term plans. In this regard, the Board continuously promotes an environment within the Company that is conducive to sound corporate governance, including periodic review, refinement and approval of these Corporate Governance Guidelines, the Company’s Code of Ethics and Business Conduct, and development of Board committees that are designed to effectively accomplish the Board's oversight and advisory responsibilities.
Given the role of guiding the Company in the creation of shareholder value, the Board recognizes that the long-term economic interests of shareholders can often be furthered by giving appropriate and responsible consideration to the interests and concerns of other constituencies, such as the Company’s customers, investors, team members and local communities, as well as state and federal supervisory banking authorities, government officials, regulatory agencies, and the general public.

Corporate Social Responsibility
Customers Bank is committed to continuous improvement, striving not only to be a profitable business returning exceptional shareholder value, but ensuring that we are meeting expectations with respect to Corporate Social Responsibility (CSR).
The Board has established a CSR Committee, charging the members to drive a positive impact within the communities we serve and through the people and organizations with whom we do business. And, we have published our Corporate Governance and Social Responsibility Report for 2025 to tell you what we have done and what we have accomplished.
Customers Bank’s philanthropic priorities target low and moderate income communities and are focused by these priorities:
•Economic Mobility, which includes:
◦Education
◦Workforce Readiness
◦Financial Fluency
•Economic Development, which includes:
◦Affordable Housing
◦Community Development & Arts
◦Small Businesses & Entrepreneurship.
•Essential Services, which includes:
◦Hunger Relief
◦Healthcare
◦Community Support Services.
Customers Bank supports our communities through:
•Community Reinvestment Act Investments
•Charitable Contributions
•501(c)(3)s including Community & Economic Development Organizations
•Charitable / Educational Sponsorships
•Tax-Credits / Tax-Exempt Financing
•PA’s Education Improvement Tax Credit Program
•PA Neighborhood Assistance Tax Credit Program.
In 2025, Customers Bank contributed over $4.8 million through over 330 contributions or expenditures to more than 250 unique organizations, and team members collectively logged over 1,800 hours of community service and volunteering.
For more detailed information regarding our 2025 CSR program, please see our 2025 Corporate Governance and Social Responsibility Report, which is available on our website at www.customersbank.com/investor-relations/CSR/. Information on our website is not incorporated by reference into this Proxy Statement.
Code of Ethics and Business Conduct
Each of our Directors, officers and team members is required to comply with the Customers Bancorp, Inc. Code of Ethics and Business Conduct (“Code of Conduct”). The Code of Conduct, which is acknowledged annually by the Company’s Directors, officers, and team members, sets forth policies covering a broad range of subjects and requires compliance with laws and regulations applicable to our business. The Code of Conduct is available on our website at www.customersbank.com by selecting “Investors,” and then “Governance”; and any amendments to the Code of Conduct will be posted in the same location.
Specific guidance on the following important matters is contained in the Code of Conduct:

•Anti-Trust and Anti-Money Laundering Compliance
•Bank Bribery Act
•Candor in Dealing with Auditors, Examiners and Legal Counsel
•Civic, Charitable, and Political Activities and Contributions
•Confidential Information and Privacy
•Conflicts of Interest and Self-Dealing
•Compliance with Laws, Rules, and Regulations
•Dealing with Government and Public Officials
•Diversity, Discrimination and Harassment
•Fair Dealing and Preferential Treatment
•Gifts and Entertainment
•Integrity of Records, Accounts and Disclosures
•Outside Activities and Personal Financial Responsibility
•Personal Investments, Insider Trading and Hedging Prohibition
•Use of Company Property and Intellectual Property
•Whistleblower Hotline and Contacts
Zero-Tolerance Policy - Workplace Harassment
Consistent with the Company’s current policies and processes, the Company and our Board of Directors remain committed to a zero-tolerance policy regarding sexual harassment and behaviors that contribute to a hostile work environment. The Company and our Board of Directors remain focused on the prevention of workplace harassment through the application of enhanced education and training to support and encourage a climate of mutual respect among all team members. Further, the Company and our Board of Directors continue to nurture and celebrate a culture that embraces diverse points of views, backgrounds and experiences. We are committed to fairness in how people are treated and the opportunities available to them. Each of our Directors, officers and team members are required annually to review and provide acknowledgment of their understanding of the Company’s Code of Conduct. The Code of Conduct addresses the Company’s commitment to providing an inclusive, respectful, and non-discriminatory working environment, free from harassment or any other inappropriate conduct.
Whistleblower Policy and Hotline
It is important that Customers maintains a culture where anyone feels they can speak up if they believe that something is not right. Customers encourages team members to raise concerns directly to their management, our People Experience Team, or our Compliance or Legal teams. However, sometimes team members will not feel comfortable raising concerns using these avenues. At Customers, we have a policy regarding reporting of complaints via the Company’s dedicated Whistleblower Hotline about accounting, internal controls, employment practices, auditing matters, questionable financial practices, Code of Conduct violations or violation of laws, rules or regulations by others. Team members can also submit complaints in writing to the Company’s Legal Counsel, People Experience Team and/or the Chair of the Board’s Audit Committee. The policy is designed to provide a channel of communication for team members and others who have concerns about our conduct or any of our Directors or team members. Complaints are treated seriously, handled expeditiously and appropriately investigated. Complaints that are accounting or financial in nature or allege any immediate threat to the corporate security of the Company are handled by the Company’s Audit Committee and Legal Team.
Team members submitting a complaint need not provide their names or other personal information, and reasonable efforts will be used to conduct the investigation that follows from such complaint from a team member in a manner that protects the confidentiality and anonymity of the team member submitting the complaint.
Team members are reminded of the Company’s Whistleblower Hotline at least annually. We honor a culture of investigation, confidentiality and non-retaliation. Information regarding the Company’s Whistleblower Hotline and Contacts is located on pages 27 and 28 of the Company’s Code of Conduct. The Code of Conduct is available on our website at www.customersbank.com by selecting “Investors,” and then “Governance.”
Stock Ownership Guidelines & Prohibition of Hedging
The Board has adopted a stock ownership policies for Directors and key members of the executive management team.
Each non-management Director is required to own shares of the Company’s common stock having a value equal to five times the annual cash retainer. Directors have five years from their appointment to the Board to reach the targeted level, and then they must maintain at least that stock ownership level while serving as a member of the Board and for one year after service as a Director terminates.

In addition, we have stock ownership guidelines for key members of the executive management team. The share ownership guideline is intended to align the interests of the executive with the interests of the shareholders so that decisions are consistently made considering the shareholders’ interests. The ownership guidelines vary with the individual’s position:
•Chairman & CEO -- six times base salary
•President -- four times base salary
•CFO -- three times base salary
•Other Executive Officers -- one times base salary
Executive officers have five years from the date of hire to accumulate their respective ownership interest.
Equity ownership interests that are counted towards meeting these guidelines include the value of all owned or vested stock issued by the Company, including shares held in the employee stock purchase plan, and unvested restricted share units (excluding unvested performance-based restricted share units).
Under our Code of Conduct, our officers, Directors and team members are prohibited from short selling or conducting other hedging transactions involving Company securities, or the purchase or sale of derivatives related to the Company securities.
Insider Trading Policy
All Directors, officers and team members of our company and its subsidiaries (together, the “Covered Persons”) are required to abide by our Insider Trading Policy. The Company may also determine that other persons should be subject to our Insider Trading Policy, such as contractors or consultants who have access to material nonpublic information. Our Insider Trading Policy also applies to family members, other members of a person’s household and entities controlled by a person covered by the policy. Our Insider Trading Policy provides guidelines with respect to transactions in the securities of the Company and the handling of confidential information about the Company and the companies with which the Company does business. Policy guidelines also address prohibited transactions which include, without limitation, short-term trading, short sales, derivatives and hedging transactions. Our Insider Trading Policy prohibits pledging securities as collateral for a loan except in very limited circumstances where it is demonstrated that the director, officer or employee has the capacity to repay the loan without selling the pledged securities and the proposed transaction is approved by both the Company’s Compliance Officer and Board of Directors. In addition, it is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities. The Company has adopted and follows insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, and the company itself, which the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company.
The Company’s General Counsel is our Insider Trading Policy’s Compliance Officer. Directors, officers and team members who, as a result of their position, are likely to possess material non-public information regarding the Company are required to obtain approval from the Compliance Officer before trading in Company securities.
The Company requires Covered Persons to acknowledge at least annually that they have read and understood our Insider Trading Policy. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.
Cybersecurity and Data Protection
While often viewed as a technical discipline, we approach cybersecurity as a corporate governance responsibility that involves risk management, reporting controls, testing, and training, and executive accountability. Our motto is that every member of our organization is a member of our security team, a mantra that is driven as part of Customers’ overall culture.
The cybersecurity group for Customers reports to the Chief Information Security Officer (“CISO”) and is overseen by Customers’ Directors Risk & Compliance Committee. Our Cybersecurity Risk Management and Strategy, Governance, and Incident Disclosure Program (the “Program”) is led by the CISO. The Program has been designed to conform with the National Institute of Standards & Technology’s (“NIST”) Cybersecurity Framework, International Organization for Standardization (“ISO”) 27001, as well as the Federal Financial Institutions Examination Council (“FFIEC”) guidelines for cybersecurity. We use these frameworks to assist our organization as it seeks to ensure the confidentiality, integrity, and availability of technology and services for its customers, employees, and partners. The Bank has developed a strong suite of programs that utilize these frameworks helping the organization ensure the confidentiality, integrity, and availability of technology, assets, and services. Additionally, our Program is ISO 27001 certified and is audited by an external accredited ISO 27001 certification body.

A HOLISTIC APPROACH
Our Program takes a holistic approach to organizational security focusing on both the protection of our core technologies and the protection of the operations and areas of business they support. The Program manages 32 distinct metrics and operates 24x7x365 to meet the growing needs of Customers as it seeks to ensure the continued protection of its customers. This rigor has resulted in the Bank experiencing zero (0) material cybersecurity breaches in 2025.
Customers’ Directors Risk & Compliance Committee receives a monthly Cybersecurity Risk Indicators report from the CISO which provides information on cyber risk, vulnerabilities, disaster recovery testing and employee security awareness training. An annual report named “The State of Security” is compiled and shared with Customers’ Directors Risk & Compliance Committee summarizing the previous year’s activities along with a comprehensive view of trends and the risks they pose. Customers’ security policies are reviewed and ratified on an annual basis by the Board of Directors who provide oversight of executive-level enforcement and compliance. Customers also utilizes several global external advisors to ensure the appropriateness of its security posture, adherence to established controls, proper assessment of risk, and efficient operation of its cybersecurity discipline. Customers’ Board of Directors includes a vetted board member who possesses expertise in Information Security across various domains.

A FOCUS ON DATA PRIVACY & CUSTOMER PROTECTION
The Bank’s Compliance Group executes digital privacy assurance and protection for our digital channel products. Using legislation from California and the European Union as a standard, the organization manages a strict data privacy program which includes opt-in/out management for the Bank’s digital assets, technological controls on data movement to prevent exfiltration and unauthorized disclosure, and program elements that are compliant with the California Privacy Rights Act (“CPRA”), the General Data Protection Regulation (“GDPR”), and New York Stop Hacks and Improve Electronic Data Security (“SHIELD”) Act. In addition, the Bank adheres to the Gramm-Leach-Bliley Act (“GLBA”) and the FFIEC standards for data privacy and confidentiality of consumer information.
Risk Management
Banks are in the business of taking risk, and we consider prudent risk management key to our success over time. The responsibility for risk management begins with the Board of Directors. The Company’s overall objective is to manage its businesses, and the associated risks, in a manner that balances serving the interests of its customers and investors and protects the safety and soundness of the Company.
The Risk Management Framework serves as the foundation for consistent and effective risk management by setting forth clear roles, responsibilities, and accountability for the management of risk. The Risk Management Framework considers risk holistically, and ensures risks are evaluated across the primary risk categories - strategic, credit, liquidity, interest rate, price, operational (including IT, third party, and information security), compliance and reputation risk.
The Directors Risk & Compliance Committee of the Board of Directors is responsible for overseeing the Company’s overall Risk Management Framework and risk profile and ensuring that all risks associated with the Company’s strategy, environment, and operations are suitably identified, measured, managed, and monitored within defined risk appetite and tolerance levels.

The Company’s strong Risk Management Framework includes various risk management activities and processes related to risk appetite, risk identification, risk measurement, risk mitigation, risk monitoring and reporting, and risk governance across the first, second, and third lines of defense.

Corporate Governance - Our Board of Directors
______________________________________________________________________________________________________
The members of our Board bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board that we believe is uniquely positioned to effectively guide our strategy and oversee our operations in a rapidly evolving financial services industry. We believe that a board comprised of Directors with a wide range of backgrounds, experiences, perspectives and viewpoints improves the dialogue and decision-making in the boardroom and contributes to overall Board effectiveness.
Board Responsibilities
The Board of Directors has many responsibilities, some requiring a very diverse set of general management as well as specific skills.
The primary functions of the Board of Directors of the Company include the following:

•Oversee the direction and management of the Company.	•Monitor corporate performance on an on-going basis against the profit plan and the performance of peer companies.
•Act in the best interests of the Company and its shareholders, and set a climate of corporate trust, confidence and overall transparency. In discharging these responsibilities, the Board relies on the expertise, honesty and integrity of the Company’s executive management, other senior officers, the internal audit function, the independent accountants, and outside advisors and consultants.
•Review, advise, consult and approve business strategies and the strategic plan constructed to guide management’s efforts to enhance long-term shareholder value.
•Ensure policies and processes are in place for maintaining the integrity and reputation of the Company and reinforcing a culture of ethical conduct of business, compliance with laws and regulations and management of all key business risks.
•Oversee and evaluate internal control systems and processes, financial reporting, and public disclosure of information.
•Develop strategic direction and hold management accountable for the execution of strategy, once it is developed.	•Oversee and evaluate management’s implementation of, and compliance with, the Company’s risk management policies.
•Establish and periodically review, update and amend corporate governance guidelines.	•Annually review the Chief Executive Officer’s performance and approve his compensation.
•Establish and periodically review, update and amend codes of ethics and other appropriate policies for Directors, officers and team members.	•Conduct Board and management succession planning and review.
•Establish and periodically review key policies guiding management in the level of risk the Company is willing to assume, including credit, liquidity, interest rate, operational, reputational, regulatory, and other risks.
•Conduct a self-evaluation at least annually to determine whether the Board and its committees are functioning effectively.
The Board executes its oversight responsibilities directly and through its committees.
Director Qualifications
Our Board believes our Directors best serve our company and shareholders by possessing high personal integrity and character, demonstrated management and leadership ability, extensive experience within our industry and across sectors, and the ability to effective oversight and challenge of management and to exercise their sound and independent judgment in a collegial manner.
Our Board seeks Directors whose complementary knowledge, experience, and skills provide a broad range of perspectives and leadership expertise in financial services, strategic planning and business development, business operations, leadership development, technology, regulatory affairs, corporate governance, and other areas important to our company’s strategy and oversight. Our Board strives to achieve a balance between the perspectives of new Directors and those of longer-serving Directors with industry and institutional insights. Our Board also evaluates whether Directors are able to devote the time necessary to discharge their duties considering the time commitment involved in serving on the Board and its committees.

The N&CG Committee identifies or evaluates and recommends candidates for Board membership to the Board. The Board has approved the following minimum qualifications for first-time nominees for Director: (i) individuals of the highest character and integrity, (ii) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization or governmental entity; (iii) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; and (iv) a demonstrated ability to think and act independently, as well as the ability to work constructively in a collegial environment. In identifying candidates, nominees for Director, or evaluating individuals recommended by shareholders, the N&CG Committee shall determine, in its sole discretion, whether an individual meets the minimum qualifications approved by the Board and will consider the current composition of the Board in light of the many communities and geographies served by the Company and the interplay of the candidate’s or nominee’s experience, education, skills, background and other qualities and attributes with those of the other Board members, as well as such other factors as the N&CG Committee deems appropriate.
Director Independence Standards
All the Directors, other than Mr. Jay Sidhu (Executive Chairman) and Mr. Samvir Sidhu (President and CEO), are independent Directors as determined by the Board. The Board has adopted the Director Independence Standards set forth in our Corporate Governance Guidelines to assist the Board in making Director independence determinations. The Director Independence Standards are intended to comply with the New York Stock Exchange (“NYSE”) corporate governance rules, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the implementing rules of the SEC thereunder (or any other legal or regulatory requirements, as applicable) and the Federal Deposit Insurance Corporation Improvement Act. The Board, with the assistance of the N&CG Committee, will make independence determinations on an annual basis at the time the Board approves Director nominees for inclusion in the Proxy Statement and, if a Director joins the Board between annual meetings, at such time based on the applicable NYSE requirements and an evaluation of all of the relevant facts and circumstances.
Directors are requested to inform the Chair of the N&CG Committee and the Chief Executive Officer of any circumstance that might reasonably affect his or her independence under the requirements of the NYSE and these guidelines. If so notified, the Board, with the assistance of the Committee, will re-evaluate, as promptly as practicable thereafter, such Director’s independence. The Board will include the Chief Executive Officer, and the Board may elect or nominate other members of management as Directors.
Of the thirteen (13) Directors of the Company that served during 2025, each of Mss. Allon and Looney and Messrs. Banks, Buford, Date,1 Gill, Krasne, Mackay, Rothermel, Sirmans, Way, and Zuckerman is considered independent, as independence for Board members is defined under NYSE rules. In determining whether these Directors met the definition of an independent director, the Board of Directors considered routine banking transactions between Customers Bank or its affiliates and certain of the Directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions we made to non-profit organizations with whom any of the Directors are associated, and any transactions that are discussed under “Transactions With Related Parties.”
Director Nominations
Our bylaws contain provisions that address the process by which a shareholder may nominate a candidate to stand for election to the Board of Directors at our Annual Meeting of Shareholders. In evaluating Director nominees, the N&CG Committee considers the following factors:
•The appropriate size of our Board of Directors and its committees;
•The perceived needs of the Board for particular skills, background, and business experience;
•The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board; and
•The nominees’ independence.
1 Mr. Date resigned from the Board effective March 31, 2025.

There are no stated minimum criteria for Director nominees, and the N&CG Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The N&CG Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “Audit Committee financial expert,” that a majority of the members of the Board meet the definition of “independent director” under NYSE rules, and that one or more key members of management participate as members of the Board.
In order to enhance the overall quality of the Board’s deliberations and decisions, the N&CG Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions, and with varied skill sets and expertise.
The N&CG Committee identifies nominees by first evaluating the current members of the expiring class of Directors willing to continue in service. Current members of the expiring class with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service, by members of the expiring class with that of obtaining a new perspective. If any member of the expiring class does not wish to continue in service or if the N&CG Committee or the Board decides not to re-nominate a member for reelection, the N&CG Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The N&CG Committee has not in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees (although it may do so in the future), and instead relies on community and business contacts it has established through its Directors, officers and professional advisors to help it identify potential Director candidates when a specific need is identified.
The N&CG Committee will evaluate any recommendation for a Director nominee proposed by a shareholder consistent with with the Committee’s Charter. The Nominating and Corporate Governance Committee Charter is available on our website at www.customersbank.com by selecting “Investors,” and then “Governance.” and finally selecting the Nominating and Corporate Governance Committee Charter. See page 101 for additional information on shareholder proposals.
Board Leadership and Oversight
Chairman of the Board
Given the existence of a Lead Independent Director and the Company’s overall governance profile, as well as the Board’s belief that it should maintain the flexibility to determine the leadership of the Company, the Board does not have a fixed policy regarding the separation of the offices of the Chair of the Board and the Chief Executive Officer. The Board believes that the Board should select the Chair of the Board, from time to time, based on criteria that it deems to be in the best interests of the Company and its shareholders.
The Board of Directors believes that our Executive Chairman, who served as Chief Executive Officer of the Company until his retirement from the role on December 31, 2025, is best suited to serve as Chairman of the Board because he is the Director most familiar with our business and the financial services industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Executive Chairman brings industry-specific experience and expertise. The Board believes that the combined role of Chair and Executive Chairman promotes effective strategy development, and its execution, and facilitates information flow between management and the Board, which are essential to effective governance.
As noted above, one of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chair and Executive Chairman, together with a Lead Independent Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between management and strategy development on the one hand and independent oversight on the other.
Lead Independent Director
Daniel K. Rothermel, an independent Director who serves as Chairman of the N&CG Committee and the Directors Risk & Compliance Committee, was selected by the Board of Directors to serve as the Lead Independent Director. As Lead Independent Director, Mr. Rothermel presides over all Board meetings when the Chairman of the Board is not present, and presides over meetings of the non-management Directors held in executive session. Mr. Rothermel has notified the Company that he will not seek reelection at the end of his current term, which expires at the 2026 Annual Meeting. The Company intends to appoint a Lead Independent Director to replace Mr. Rothermel.

The Lead Independent Director also has the responsibilities to (i) following consultation with the Executive Chairman and other Directors, approve Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items; (ii) call special meetings or executive sessions of the Board and call and chair executive sessions or meetings of the non-management or independent Directors and, as appropriate, provide feedback to the Executive Chairman, and otherwise serve as a liaison between the independent Directors and the Executive Chairman; (iii) work with committee chairs to ensure coordinated coverage of Board responsibilities; (iv) facilitate communication between the Board and senior management, including advising the Executive Chairman and the Chief Executive Officer of the Board’s informational needs and approving the types and forms of information sent to the Board; (v) serve as an additional point of contact for Board members and shareholders, and be available for consultation and direct communication with major shareholders; (vi) facilitate the Board’s review and consideration of shareholder proposals properly submitted for inclusion in the Company’s annual Proxy Statement; (vii) serve as a “sounding board” and advisor to the Executive Chairman and Chief Executive Officer; (viii) contribute to the performance review of the Executive Chairman and Chief Executive Officer; and (ix) stay informed about the strategy and performance of the Company and reinforce that expectation for all Board members. The Lead Independent Director also has the responsibility of acting as a liaison between management and the non-management Directors, advising the Executive Chairman and Chief Executive Officer on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management Directors and management.
Board of Directors Oversight
As a commercial bank, Customers operates in a world with many various risks that must be effectively controlled in order for the Company to achieve its mission of increasing shareholder value. The Board of Directors believes that establishing the right “tone at the top” and full and open communication between management and the Board of Directors are essential for effective risk management and oversight and accomplishment of its mission. The Board has established key committees to help it in its oversight of the Company’s risks, specifically the Directors Risk & Compliance Committee, the Audit Committee, the LD&CC, the N&CG Committee, the Regulatory Affairs Sub-Committee and the CSR Committee.
At each regular Board meeting, the Directors receive a summary on areas of material interest or risk to Customers from each of the respective Board committee chairpersons conducting meetings between Board meetings. These summary reports are generally oral, although can be in writing, and assist the Directors in the early identification of emerging issues and risks to the Company accomplishing its mission of creating shareholder value. The Board of Customers also created a Management Risk Committee to monitor and oversee all risks of Customers Bank in a more detailed fashion. The Board will regularly ask a committee to investigate or focus on emerging risks or issues. The committees will also provide guidance and make recommendations to management on how to best approach issues and risks and bring any material issues to the attention of the full Board.
The Board committees are briefly explained in the following paragraphs, and their responsibilities more fully described in the immediately following sections.
The Board has established a Directors Risk & Compliance Committee which reports to and assists the Board of Directors on overseeing and reviewing information regarding our enterprise risk management framework. The Directors Risk & Compliance Committee consists of both executive and non-executive members of the Company Board and Customers Bank Board. The Directors Risk & Compliance Committee defines the risk appetite of the Company, and oversees the risks assumed by the Company to ensure consistency with the risk appetite. Members of management are invited by the Directors Risk & Compliance Committee to attend meetings thereof. In addition to its regularly scheduled meetings, the Directors Risk Committee held one Company-wide Risk Summit in 2025 with the Directors, management, key employees and select experts. The Chief Risk Officer reports directly to the Directors Risk & Compliance Committee to facilitate clear unfettered communication between the risk professionals and the Board.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to areas of financial reporting including those related to accounting regulation. The Audit Committee consists of independent, non-executive Directors free from any relationship that would interfere with the exercise of his or her independent judgment. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee reviews the independence and performance of the auditors and annually recommends to the Board of Directors the appointment of the independent auditors or approves any discharge of auditors when circumstances warrant. The chief internal audit executive reports directly to the Audit Committee to facilitate clear unfettered communication between the internal audit team and the Board. The annual internal audit risk assessment and internal audit plan are approved by the Audit Committee. The Audit Committee performs other oversight functions as requested by the Board of Directors.
The LD&CC assists the Board of Directors in fulfilling its oversight responsibilities with respect to Customers’ compensation policies and programs, human capital management and related risks.

The N&CG Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors organization and membership, and succession planning for our Directors.
The Regulatory Affairs Sub-Committee reports to the Directors Risk & Compliance Committee and assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s overall regulatory compliance, strategy, and remediation efforts.
The CSR Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to oversight of our ongoing commitment to the principles of corporate social responsibility, supporting economic and community development efforts that improve the lives of our team members, our clients and the communities in which we operate, appropriate and transparent corporate governance and reporting related to climate disclosure and other CSR-related matters.
Board Succession Planning
Our Board regularly reviews its composition. Our N&CG Committee is responsible for identifying and recommending Director candidates to our Board for nomination. The Board, in coordination with the Board committees, also regularly considers Board leadership succession planning and committee structure and membership.
Board Education
Our Board believes that Director education is vital to the ability of Directors to fulfill their roles, and supports Board members in their continuous learning. The Board encourages Directors to participate in external continuing director education programs, and our company reimburses directors for their expenses associated with this participation. Our Directors also attend forums and conferences convened by our primary banking regulators and independent registered public accounting firm.
CEO and Senior Management Succession Planning
Our Board oversees CEO and senior management succession planning, which is formally reviewed at least annually. Our Executive Chairman and our CEO and President, together with executives in our People Experience Team, provide our Board with recommendations and evaluations of potential CEO successors, and review their development progress. Our Board periodically reviews potential internal senior management candidates with our Executive Chairman, CEO and President, and executives in our People Experience Team, including the qualifications, experience, and development priorities for these individuals. Directors engage with potential CEO and senior management successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience.
Board Committees
The Bylaws of the Company give the Board authority to designate the committees of the Board. The committee structure and committee assignments are reviewed annually by the Board and the Board assigns Board members to various committees. The Board believes that experience and continuity are more important than mandatory rotation of committee assignments or chairs.  Standing committees include: Directors Risk & Compliance Committee, Audit Committee, LD&CC, N&CG Committee, Regulatory Affairs Sub-Committee and CSR Committee, each of which is comprised principally (or exclusively, as noted) of non-management Directors and has regularly scheduled meetings and as needed meetings. Pursuant to the Company’s Bylaws, the Board of Directors has the ability to establish such other permanent or temporary committees as the Board deems necessary for the proper conduct of the business of the Company. The Audit, LD&CC, N&CG and CSR Committees are comprised exclusively of Directors who meet the criteria for independence required by the NYSE and all other applicable laws, rules and regulations regarding director independence. The Executive Chairman and the Chief Executive Officer each serve on the Directors Risk & Compliance Committee and Regulatory Affairs Sub-Committee. Management Directors may attend the general session of any regularly scheduled committee meeting at the pleasure of the committee chair.
Each committee has its own charter that complies with applicable NYSE corporate governance listing standards and any other applicable laws, rules and regulations. Each charter sets forth the purposes and responsibilities of the committee as well as legal or other requirements affecting the committee, the source of the committee’s authority, minimum membership, membership requirements, the minimum number of meetings per year and procedures for committee member appointment. The charters also address committees reporting to the Board and provide for periodic self-evaluation.

The committee chair, in consultation with management and other committee members, develops the committee’s agenda. The committee chair, in consultation with the Chairman of the Board, Lead Independent Director and/or other committee members, determines whether special committee meetings or longer meetings are advisable. The committee chair reports on a committee’s meeting at the full Board meeting following the committee meeting.
The Board’s standing committees also may act as committees of Customers Bank pursuant to the authorization granted to those committees by the governing documents of and resolutions adopted by the Bank’s Board of Directors and the Company’s Board. Each standing committee shall exercise its oversight responsibilities with the understanding that the Bank’s interests are not to be subordinated to the interests of the parent holding company in a way as to jeopardize the safety and soundness of the Bank.
Board Committee Membership
The table below highlights the membership composition of our Directors on our Board committees for the Company:

		Nominating and Corporate Governance		Directors Risk & Compliance**	Leadership Development and Compensation	Regulatory Affairs**
Name	Executive		Audit				CSR
Andrea R. Allon		X	X*				X
Bernard B. Banks		X			X		X*
Robert J. Buford			X
M. Michael Gill			X	X
Robert M. Krasne			X	X
Susan D. Looney				X			X
Robert N. Mackay				X	X
Daniel K. Rothermel	X	X*	X	X	X	X
Jay S. Sidhu	X*			X		X
Samvir S. Sidhu				X		X
Dalton T. Sirmans		X		X
T. Lawrence Way		X	X	X		X
Steven J. Zuckerman		X			X*

* Committee Chair
** The Chair of the Regulatory Affairs Sub-Committee and the Directors Risk & Compliance Committee is Richard Ehst, a member of Customers Bank’s Board of Directors.
Committee Charters
The Directors Risk & Compliance Committee, Audit Committee, LD&CC, N&CG Committee, Regulatory Affairs Sub-Committee and CSR Committee have each adopted charters which are available on our website, www.customersbank.com by selecting “Investors,” and then “Governance.”
Board of Directors Meeting Attendance
Customers’ Board of Directors is scheduled to meet monthly, or as needed. In 2025, the Company’s Board of Directors met 15 times. The Company’s Directors attended 94% of the applicable meetings of the full Board of Directors in 2025 and 96% of the committees of the Board on which he or she served.
While we have no formal policy regarding director attendance at our Annual Meeting, we make every effort to schedule our Annual Meeting at a time and date to maximize attendance by Directors, taking into account the Directors’ schedules. We believe that Annual Meetings provide an opportunity for shareholders to communicate with Directors and have requested that all Directors make every effort to attend our Annual Meetings. Seven of our eight Directors attended the 2025 Annual Meeting of the shareholders.

Board Committee Descriptions and Responsibilities
Following is a more detailed description of each of the Board committees and their responsibilities:
Directors Risk & Compliance Committee
The Directors Risk & Compliance Committee is responsible for overseeing the Company’s overall risk management framework and risk profile and ensuring that all risks associated with the Company’s strategy, environment, regulatory compliance, and operations are suitably identified, measured, managed, and monitored within Board-defined risk appetite and tolerance levels. For this purpose, the Directors Risk & Compliance Committee's functions include the following:
•Oversees the establishment and operations of the Company’s Enterprise Risk Management (“ERM”) program and other risk management programs, including the appropriate policies, standards, and governance structure, commensurate with the Company’s size and complexity, to effectively identify, measure, manage, and monitor key and emerging risks to the Company;
•Oversees that the ERM program includes the appropriate key components, including risk appetite statements, risk assessment methodologies, metrics, reporting, and risk response measures;
•Reviews and approves at least annually the Company’s Risk Appetite Statement and Enterprise Risk Management Policy;
•Receives and reviews reports from senior management regarding risk management, including compliance with applicable risk related policies, risk limits, and tolerances, as well as results and conclusions from various assessments, including a determination of whether the associated risk profiles are within acceptable tolerance levels and aligned to the Company’s risk appetite, and management’s action plans for any risks which are outside of acceptable thresholds;
•Approves the appointment or removal of the Chief Risk Officer (“CRO”) and annually review the CRO’s performance and independence;
•Review and approve the Bank's overall policies and goals concerning regulatory compliance including but not limited to the Community Reinvestment Act (“CRA”), and Fair Lending Responsible Banking programs;
•Oversees the Bank’s program for managing consumer compliance and conduct risk, including Unfair, Deceptive, or Abusive Acts or Practices (“UDAAP”) risk, and receive and review aggregated information regarding customer complaints, trends in customer impact, and remediation activities;
•Oversees the effectiveness of the Company’s Financial Crimes Compliance programs, including Bank Secrecy Act, Anti-Money Laundering and Fraud risk management, relative to the Company’s risk profile;
•Provides oversight of the Company’s credit risk management program;
•Provides oversight of the Company’s financial & model risk function, including interest rate risk, liquidity risk, investment risk, capital risk and model risk;
•Reviews material operational, technology, cybersecurity; business continuity and legal risks, including, significant incidents, control weaknesses, and management’s remediation plans; and
•Provides oversight of the Company’s significant expenditures or transactions, new high risk initiatives and staffing.
Effective October 2025, the Company combined its Directors Risk Committee and Directors Compliance Committee into the Directors Risk & Compliance Committee. The Directors Risk & Compliance Committee (together with its predecessor committees) held eight meetings and one Company-wide Risk Summit in 2025. The Directors Risk & Compliance Committee Charter is available on our website at www.customersbank.com by selecting “Investors,” “Governance,” and finally selecting the Directors Risk & Compliance Committee Charter.
Audit Committee
The Audit Committee oversees the Company’s internal audit function, accounting and financial reporting processes, the effectiveness of internal controls over financial reporting and operational areas, and the audits of our financial statements and internal control effectiveness assertions. For this purpose, the Audit Committee's functions include the following:
•Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;

•Maintains responsibility for the appointment, compensation, oversight, retention, evaluation and termination of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;
•Establishes, maintains and oversees procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;
•Reviews and discusses, with our independent registered public accounting firm, the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls and significant changes in internal controls reported by the independent auditor or management, and reviews and discusses reports from management and Internal Audit regarding the Company’s internal controls and procedures;
•Reviews the critical accounting policies and alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of the financial statements;
•Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;
•Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our Annual Report;
•Reviews the quarterly financial statements and earnings press releases;
•Reviews and approves related party transactions;
•Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301 (Communications with Audit Committees) and any formal written statements received from the independent registered public accounting firm; and
•Meets with the independent registered public accounting firm, chief internal auditor, chief financial officer, and chief accounting officer in executive sessions to discuss matters of concern or the overall conduct of the financial activities of the Company.
•New Audit Committee members are provided with an orientation program to educate them on Company and their responsibilities.
The Board of Directors has determined that each member of the Audit Committee in 2025 was independent as independence for Audit Committee members is defined under the NYSE rules, and has further determined the members meet the financial and accounting expertise and literacy standards pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board determined that Mr. Way qualified as an “audit committee financial expert” within the meaning of the rules of the SEC and the NYSE.
The Audit Committee held 18 meetings during 2025.
The Audit Committee Charter is available on our website at www.customersbank.com by selecting “Investors,” “Governance,” and finally selecting the Audit Committee Charter.
Leadership Development and Compensation Committee
The LD&CC (formerly the Compensation Committee) is charged with the responsibility of the development and oversight of the Company’s compensation philosophy for compensating executive management, officers and other key personnel. It is the Company’s objective to compensate its team members at a level sufficient to attract, motivate, and retain the talent needed to achieve the Company’s mission to create shareholder value. The LD&CC determines that the officers and key management personnel of the Company are compensated with salary, supplemental and incentive compensation, and benefits that are consistent with its philosophy and mission. The scope of our LD&CC was recently expanded to include oversight over management’s human capital management function, including but not limited to leadership development, talent recruiting, progression, engagement and retention.
The LD&CC Charter is available on our website at www.customersbank.com, by selecting “Investors,” “Governance Documents,” and finally selecting the Leadership Development and Compensation Committee Charter.

The LD&CC’s duties include the following:
•Review, evaluate, and approve the compensation of, and benefits provided to, the Company’s executive officers, including the Chief Executive Officer, at least annually, and report to the Board concerning its approval; provided that the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;
•Review and approve corporate goals and objectives relevant to the compensation of the executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and approve the level of the executive officers’ compensation based on that evaluation;
•Select and periodically review and revise a peer group of companies against which to assess the Company’s compensation programs and practices to ensure they are competitive and supportive of the Company’s strategy and objectives;
•Administer the Company’s equity incentive plans, including without limitation, making grants and monitoring awards under such plans, interpreting the terms of such plans and taking such other actions as contemplated by such plans;
•Periodically discuss with management the implementation and effectiveness of the Corporation’s policies, strategies, programs and practices relating to its human capital management function, including but not limited to those relating to talent recruiting, leadership development, progression, engagement and retention;
•Annually review and assess executive compensation programs to determine if they expose the Company to unnecessary or excessive risk and to implement policies and practices that may help manage and monitor such risk within acceptable parameters; and
•Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and related disclosures to be included in the Company’s annual Proxy Statement or annual report on Form 10-K (“SEC Filings”) and, based thereon, determine whether to recommend to the Board that the CD&A be included in the Company’s annual SEC Filings.
To execute its responsibilities, the LD&CC may determine it is advisable to use expert compensation consultants, legal counsel or other advisers. The LD&CC is authorized as follows:
•The LD&CC may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.
•The LD&CC will be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the LD&CC and will have sole authority to approve the adviser’s fees and the other terms and conditions of the adviser’s retention.
•The Company must provide for appropriate funding, as determined by the LD&CC, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the LD&CC.
•The LD&CC may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the LD&CC, other than in-house legal counsel, only after taking any potential conflicts of interest into consideration.
The Board of Directors has determined that each member of the LD&CC in 2025 was independent as independence for Compensation Committee members is defined under the NYSE rules.
For additional details regarding the LD&CC’s role in determining executive compensation, please see “Compensation Discussion and Analysis”, “Role of Leadership Development and Compensation Committee” beginning at page 72 of this Proxy Statement.
The LD&CC held six meetings during 2025.
Leadership Development and Compensation Committee Interlocks and Insider Participation
None of the members of our LD&CC had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K nor any other interlocking relationships as defined by the SEC. Our Code of Ethics and Business Conduct prohibits any transactions between LD&CC members and the Company or any insiders, other than for routine banking activities.

Nominating and Corporate Governance Committee
Among its responsibilities, the N&CG Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of Directors to the full Board. The Nominating and Corporate Governance Committee Charter is available on our website at www.customersbank.com by selecting “Investors,” “Governance,” and finally selecting the Nominating and Corporate Governance Committee Charter. This Committee:
•Reviews and assesses the adequacy of our corporate governance guidelines, personal codes of conduct and related internal policies and guidelines;
•Assists the Board in interpreting and applying corporate governance guidelines, and recommends any proposed changes to the Board for approval;
•Recommends to the Board Director nominees to be presented to the Shareholders for election or to fill vacancies;
•Assesses the independence of Directors, Director nominees and Director candidates under applicable laws, regulations and stock exchange listing standards, and recommends independence determinations to the Board;
•Makes recommendations to the Board regarding non-management Director compensation; and
•Reviews on at least an annual basis the Board’s performance as a whole and that of each committee.
The Board has determined that each member of the N&CG Committee in 2025 was independent as defined under NYSE rules.
The N&CG Committee held four meetings during 2025.
Executive Committee
Pursuant to the Company’s Bylaws, the Executive Committee shall have and may exercise all powers of the Board in the management of the Corporation, except as the Board may specifically limit by resolution, or except where action by the entire Board of Directors is specifically required by law.
Regulatory Affairs Sub-Committee
The Regulatory Affairs Sub-Committee reports to the Directors Risk & Compliance Committee and is responsible for overseeing the Company’s overall regulatory compliance, strategy, and remediation efforts and ensuring that all regulatory endeavors associated with the Company’s strategy, environment, risk profile, and operations are suitably identified, measured, managed, and monitored to ensure compliance with regulatory requirements and expectations.
The Regulatory Affairs Sub-Committee charter is available on our website at www.customersbank.com by selecting “Investors,” “Governance,” and finally selecting the Regulatory Affairs Sub-Committee Charter.
The Regulatory Affairs Sub-Committee’s duties include the following:
•Oversees the establishment and operations of the Company’s Regulatory Excellence Office (“REO”) and its policies and frameworks, including the appropriate policies, procedures, standards, and governance structure, commensurate with the Company’s size and complexity, to effectively identify, measure, manage, and monitor key and emerging regulatory risks to the Company;
•Reviews and approves at least annually the regulatory strategy and policies of the organization to ensure that the framework remains aligned with the Company’s strategic plan;
•Receives and reviews reports from senior management regarding regulatory compliance, remediation, and strategy activities;
•Supports the independence of the REO through separate oversight responsibilities from other Board committees and the CRO, providing the Executive Chair of the REO and the Managing Director of the REO direct access to the Committee and the Board;
•Receives and reviews reports from senior management regarding progress against regulatory-related actions to ensure the Company is meeting its commitments to regulators;
•Reviews and approves the allocation of resources to ensure that the REO has sufficient support to successfully execute its responsibilities;
•Reviews significant capital expenditures and potential significant merger and acquisition activity with consideration for regulatory implications;

•Considers the regulatory implications of new strategic customer facing banking products, services or business lines; and
•Meet regularly with the Company’s primary regulators to independently understand and communicate the Company’s regulatory requirements, expectations, strategy, and activities.
The Regulatory Affairs Sub-Committee held 23 meetings during 2025.
Corporate Social Responsibility Committee
Among its responsibilities, the CSR Committee has responsibility for overseeing the ongoing commitment of the Company and Customers Bank to the principles of corporate social responsibility, supporting economic and community development efforts that improve the lives of our team members, our clients and the communities in which we operate, appropriate and transparent corporate governance and reporting related to climate disclosures and other CSR-related matters. The CSR Committee Charter is available on our website at www.customersbank.com by selecting “Investors,” “Governance,” and finally selecting the CSR Committee Charter. This Committee:
•Determines the key stakeholders in relation to the Company’s and Customers Bank’s general strategy relating to corporate social responsibility and climate disclosure-related considerations (the “CSR Strategy”), including coordination with other Board-level committees as the CSR Committee deems appropriate;
•Oversees the development and implementation by management of the CSR Strategy and any initiatives and policies deemed by the Committee to be necessary or advisable to implement the CSR Strategy;
•Oversees reporting and disclosures by management with respect to CSR matters in compliance with applicable laws, including applicable federal and state laws and regulations related to climate disclosures or other CSR-related matters; and
•Oversees the preparation by management of the annual Customers Bank Corporate Governance and Social Responsibility Report.
The CSR Committee held three meetings during 2025.
Communicating with Our Board
Shareholders and other parties may communicate with our Board, any Director (including our Executive Chairman of the Board or Lead Independent Director), independent members of our Board as a group, or any committee. Depending on the nature of the communication, the correspondence either will be forwarded to the Director(s) named or the matters will be presented periodically to our Board. The Corporate Secretary or the secretary of the designated committee may sort or summarize the communications as appropriate. Communications that are personal grievances, commercial solicitations, customer complaints, incoherent, or obscene will not be communicated to our Board or any Director or committee of our Board. Communications should be addressed to the Customers Bancorp, Inc. Board of Directors, c/o Company’s Corporate Secretary at 701 Reading Avenue, West Reading, PA 19611. This is also the process by which any interested party may communicate with the Lead Independent Director and our non-employee Directors as a group.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (CD&A) describes our executive compensation program for 2025, and how our compensation decisions align with our 2025 financial and strategic achievements.
During 2025, the Company executed a planned leadership transition. Jay S. Sidhu served as Chief Executive Officer through December 31, 2025 and transitioned to the role of Executive Chairman effective January 1, 2026. Sam Sidhu, who served as President during 2025, was appointed Chief Executive Officer effective January 1, 2026 as part of the Board’s long-standing succession planning process. In addition, Mark R. McCollom joined the Bank as Chief Financial Officer during 2025, succeeding Philip S. Watkins, who transitioned to Executive Vice President, Head of Corporate Development and Investor Relations and continues to serve the Company in that capacity.
Customers has a “pay-for-performance” philosophy that forms the foundation of decisions regarding incentive compensation of Customers’ team members, including its named executive officers. This compensation philosophy and the program structure approved by the LD&CC and described in this CD&A are central to the Company’s ability to attract, retain and motivate individuals who can achieve superior long-term financial results in a competitive market for executive talent. Our LD&CC believes that executive compensation should be linked to the Company’s overall financial performance, strategic success and shareholder returns while ensuring that these programs do not encourage excessive risks that threaten the reputation or value of the Company. We believe our executive compensation program as developed and implemented, as presented in this CD&A, achieves these objectives.
This CD&A is intended to be read in conjunction with the tables which immediately follow this section and the accompanying narrative disclosures, which provide further historical compensation information for our 2025 Named Executive Officers (“NEOs”).
The Company periodically solicits feedback from investors and stakeholders regarding our compensation practices, and the LD&CC has engaged its independent compensation consultant, Aon Consulting, Inc. (“Aon”), to conduct market practice studies and provide regulatory updates.
I. Executive Compensation Highlights
This CD&A describes the compensation of our 2025 NEOs:

Jay S. Sidhu (1)	Executive Chairman and Former Chief Executive Officer (“CEO”)
Sam Sidhu (2)	President (“President”) and Chief Executive Officer
Mark R. McCollom (3)	Executive Vice President (“EVP”), Chief Financial Officer (“CFO”)
Philip S. Watkins (4)	Executive Vice President, Head of Corporate Development and Investor Relations and Former Chief Financial Officer
Lyle P. Cunningham	Executive Vice President, Chief Banking Officer
Thomas H. Kasulka	Executive Vice President, Chief Credit Officer
(1)    Mr. Jay Sidhu was appointed as the Company’s Executive Chairman effective as of January 1, 2026.
(2)    Mr. Sam Sidhu was appointed as the Company’s President and Chief Executive Officer effective as of January 1, 2026.
(3)    Mr. McCollom was appointed as Customers Bank’s CFO effective June 2, 2025, and as the Company's CFO effective as of August 15, 2025.
(4)    Mr. Watkins was appointed as the Company’s Head of Corporate Development and Investor Relations effective as of August 15, 2025.

Our executive compensation programs are periodically adjusted and refined to support our strategic priorities. The compensation paid to our NEOs in 2025 reflects and rewards their contributions to the Company’s success and continues to demonstrate alignment with the Company’s financial results and the interests of our shareholders.
Our CEO’s 2025 target total direct compensation comprises 33% fixed base salary and 67% performance-based incentives that are at-risk and delivered through short-term cash incentives and long-term equity awards. Performance-based short-term incentives were based on three metrics: (1) achieve a minimum Net Interest Margin, tax equivalent (“NIM”) for 2025 of 3.10% (50% weight); (2) maintain immediately available liquidity in excess of uninsured deposits of at least 150% (25% weight); and (3) achieve a Non-Performing Loan (“NPL”) to Total Loans and Leases ratio that ranks at or above the top quartile relative to our defined peer group (25% weight). During 2025, we continued to provide 100% performance-based long-term incentives, awarded 60% in performance-based restricted stock units (“PBRSUs”) and 40% in RSUs that vest over three years. See page 59 under the heading, “Elements of Executive Compensation” for more details about our performance-based short-term and long-term incentive programs.
2025 Performance and Strategic Highlights
In 2025, the Company delivered on its operational and financial strategic goals. The Company delivered on its 2025 strategic priorities, which included successfully executing on its deposit franchise transformation by growing total deposits by $1.9 billion, up 10% year-over-year, and the non-interest bearing demand deposits by $695 million, up 12% year-over-year. The Company significantly increased non-interest bearing deposits and maintained robust liquidity throughout 2025 with immediately available liquidity to uninsured deposits, adjusted for collateralized and affiliate deposits, of 161% at December 31, 2025.
The Company reported full year 2025 net income to common shareholders of $209.2 million, or $6.26 per diluted share. Full year 2025 core earnings* were $254.5 million, or $7.61 per diluted share. The return on average assets was 0.96% and Core Return on Average Assets* was 1.13% for full year 2025. The return on average common equity was 11.2% and Core Return on Average Common Equity* was 13.7% for full year 2025.
Full year 2025 NIM was 3.32%. The Company lowered interest bearing deposit costs and had higher levels of average non-interest bearing deposits with continued momentum from our new deposit focused commercial banking teams and across the Company’s franchise.
Total loans and leases increased $2.1 billion, or 15% year-over-year as the Company focused on loan production where we have a holistic and primary relationship in 2025. Asset quality remains exceptional with non-performing assets to total assets of 0.29% at December 31, 2025, while credit reserves remain strong. The allowance for credit losses equaled 356% of non-performing loans at December 31, 2025.
The Company also experienced very strong growth in tangible common equity* and tangible book value per share*. The Company’s common equity increased $417 million to $2.1 billion at December 31, 2025, up 25% from $1.7 billion at December 31, 2024. Tangible common equity* increased $417 million to $2.1 billion at December 31, 2025, up 25% from $1.7 billion at December 31, 2024. The book value per common share increased to $61.87 at December 31, 2025 from $54.20 at December 31, 2024. The tangible book value per common share* increased to $61.77 at December 31, 2025 from $54.08 at December 31, 2024, an increase of 14%. Tangible common equity to tangible assets* (“TCE ratio”) was 8.5% at December 31, 2025. The Company also maintained its strong capital levels with a CET1 ratio at 13.0% at December 31, 2025 compared to 12.1% at December 31, 2024. The total risk-based capital ratio was 15.4% at December 31, 2025. Risk management remains at the core of all of our banking operations.
Overall, the Company reported strong financial results in 2025, ranking in the top quartile among peers for several financial metrics including tangible book value growth, return on equity, and held for investment loan growth. To further reinforce the alignment between management incentives and the interests of the Company’s shareholders, 100% of the short-term incentive compensation awarded to the CEO and to the President for 2025 was in the form of equity-based awards.

* Non-GAAP measure. The Company uses non-GAAP measures to compare the current period presentation to historical periods. In addition, the Company believes the use of these non-GAAP measures provides additional clarity when assessing the Company’s financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. The Company’s reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included in Appendix A to this Proxy Statement.

We will focus on the following key strategic goals in 2026, which will serve as the metrics for our 2026 short term incentives:
1)Maintain an Operating Expense Ratio for 2026 of no more than 1.85% (50% weight)
2)Achieve a minimum Core EPS* for 2026 of $8.30 (25% weight)
3)Achieve a NPL to Total Loans and Leases Ratio in the top quartile relative to peers (25% weight).
II. Philosophy and Objectives of Our Executive Compensation Program
Our LD&CC believes that our executive compensation program is aligned with our long-term strategic goals, long-term value creation for our shareholders and sound risk management. Our aim is to establish compensation programs that are fair and reasonable, market competitive and performance driven. We seek to compensate our executives in a manner that will attract, motivate and retain the talent we need to achieve both short-term and long-term business objectives, and make compensation decisions in accordance with strong governance and risk management.
Guiding Principles
•Pay-for-performance by encouraging achievement of strategic objectives and creation of shareholder value.
•Pay compensation that is fair and market competitive, avoiding programs that may encourage excessive compensation.
•Maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, generally with below average base salaries (fixed pay) and higher at risk variable pay.
•Provide executive incentive compensation opportunities contingent on the Company’s annual and long-term performance, and differentiate compensation based on individual contributions, reflecting roles, experience, performance and expected contributions.
•Design incentive programs to motivate and reward our leadership team, while avoiding those components that may lead to inappropriate risk-taking.
•Incorporate robust retention elements in our incentive programs in order to maintain a consistent, high performing management team.
•Utilize compensation opportunities across businesses and corporate functions that appropriately consider position requirements, scope of responsibility and other relevant factors applicable to job performance.
Incentive compensation programs will focus on applicable key performance metrics reflecting Company, business unit and corporate function and individual team member performance, consistent with the Company’s strategic objectives.
Compensation Governance
Our LD&CC continues to strengthen our compensation plans, policies and practices, and reviews risk mitigation and governance matters, to ensure that our executive compensation program is incorporating market best practices. These practices for 2025, which encourage actions that are in the long-term interests of our shareholders and the Company, include:

What We Do	What We Don’t Do
✓ Keep base salaries averages below peer averages generally	X No immediate vesting (“single-trigger”) of equity awards
✓ Pay-for-performance philosophy and culture	X No hedging of Company shares
✓ Strong emphasis on performance-based incentive awards	X No backdating or repricing of stock option awards
✓ Comprehensive clawback policy, addressing both equity and cash awards	X No highly leveraged incentive plans that encourage excessive risk taking
✓ Responsible use of shares under our long-term incentive program	X No resetting of financial targets for performance-based incentive awards
✓ Stock ownership guidelines for executives and non-executive Directors	X No excise tax gross ups in new employment agreements since 2014
✓ Engage an independent compensation consultant, who performs no other consulting work for the Company	X No short term annual incentives that are not tied to performance targets set by our LD&CC
✓ Conduct annual shareholder outreach

III. Elements of Executive Compensation
We pay our NEOs in accordance with a pay-for-performance philosophy by providing competitive compensation for demonstrated performance. The LD&CC employs a total compensation approach in establishing executive compensation opportunities, comprising base salary, annual incentive compensation, long-term equity awards (which include performance-based and time-vesting RSUs), competitive benefits and limited perquisites.
The Company’s executive compensation program incorporates feedback gathered, from time to time, from investors as well as information on market practices from our independent compensation consultant informed by industry best practices and regulatory requirements. A significant portion of executive incentives are performance based (67% for the CEO, at target) to align with shareholder interests.
The following table outlines the major elements of 2025 total compensation for our NEOs:

	Element	Term		Strategic Role
Fixed	Base Salary	Short Term	•	Only element of target total compensation that is not “at risk”.
			•	Set within a competitive range of market to attract and retain top talent, although generally somewhat below peer average.
			•	Reflects scope of responsibility, expertise and experience.
			•	Foundation from which target incentives are determined.
Performance-based	Annual Performance Awards	Short Term	•	Motivate and reward for achieving or exceeding short-term strategic and financial performance metrics that create shareholder value and are aligned with critical success factors and risk management processes.
			•	Target opportunity for CEO, President and CFO expressed as a percentage of base salary reflective of the NEO’s role (100% for the CEO; 90% for the President; 70% for the CFO).
			•	Tied to performance in year for which reported and typically granted in the first quarter following end of performance year.
			•	Payable in cash and/or stock at the discretion of the LD&CC (for 2025—100% equity for CEO and President, 40% cash and 60% equity for CFO vs. preliminary target mix of 75% cash and 25% equity).
	Long-Term Incentive Awards	Long Term	•	Motivate and reward for delivering long-term sustained performance aligned with shareholder interests.
			•	Reinforces retention through multi-year performance metrics and vesting, with meaningful wealth creation opportunity linked to sustained company performance.
			•	Awards are 100% performance based comprised of the following:
• 40% time based RSUs (3-year ratable vesting)
• 60% PBRSUs (3-year cliff vesting)
•
Stock-based awards granted in 2025 and future granted awards will continue to vest upon retirement under a “Rule of 65,” defined as the sum of the participant’s age and years of service at the time of termination, with a minimum age of 60 and a minimum of five years of service with the Company.

Fixed	Other Compensation	Short Term	•	Establishes limited perquisites in line with market practice, as well as other health and welfare benefits on the same basis as our general employee population.
		Long Term	•	Encourages retention of executives to create long-term value for shareholders of the Company with supplemental executive retirement and life insurance benefits.

Target Pay Mix
We utilize the above-mentioned primary compensation elements to create executive compensation packages that include generally somewhat below-average base salaries compared to our peer group and significant variable, at-risk pay in order to align pay with performance. The balance between these components may change from year to year based on corporate strategy and objectives, among other considerations.
For fiscal year 2025, the CEO, President and CFO serving at year-end had the following target pay mix; however, the CEO and President received 100% of their short term incentives in the form of time-vested RSUs:

## CEO Pay Mix

33%
Fixed
Cash 58%
Equity 42%
Long-Term Incentive 33.3%
Base 33.3%
Short-Term Incentive 33.3%
67%
Variable

President Pay Mix
36%
Fixed
Equity 40%
Cash 60%
Long-Term Incentive 32%
Base 36%
Short-Term Incentive 32%
64%
Variable

IV. 2025 Named Executive Officers Total Compensation
Summary of 2025 Compensation Plan

Base Salary
Base salaries are paid 100% in cash; both short-term and long-term incentive awards for participating NEOs are determined as a percent of base salary.
Short-Term Annual Incentive Awards
					Performance Results vs. Targets
	% of Base Salary				Threshold	Target	Outperform	Maximum
	Target	Maximum		< 80%	80%	100%	110%	120%
CEO	100%	150% (150% of target)	Performance Multiplier	—%	50%	100%	125%	150%
President	90%	135% (150% of target)		—%	50%	100%	125%	150%
CFO	70%	112% (160% of target)		—%	50%	100%	130%	160%

	Upon appointment of the new CFO during the year, the CFO target was increased from 50% to 70%.			Linear interpolation is applied for results that fall between achievement levels shown above.

Form of Award (Target)
75% Cash and 25% Time-Based RSUs

Short-Term Performance Metrics
Minimum NIM for 2025 of 3.10% (weighted 50%)
Maintain immediately available liquidity in excess of uninsured deposits of at least 150% (weighted 25%)
Achieve a NPL ratio that ranks at or above the top quartile relative to our defined peer group (weighted 25%)

Long-Term Annual Incentive Awards
					Performance Results vs. Targets
	% of Base Salary				Threshold	Target	Outperform	Maximum
	Target	Maximum		< 80%	80%	100%	110%	120%
CEO	100%	150% (150% of target)	Performance Multiplier	—%	50%	100%	125%	150%
President	90%	135% (150% of target)		Linear interpolation is applied for results that fall between achievement levels shown above.
CFO	100%	160% (160% of target)
	Upon appointment of the new CFO during the year, the CFO target was increased from 65% to 100%.

Form of Award
•40% Time-Based RSUs
	Scheduled to vest in three equal installments on the first, second, and third anniversaries of the grant date
•60% Performance-Based PBRSUs
	Long-Term Performance Metrics
	Three-year Relative Total Shareholder Return (weighted 33%)
	Three-year Relative Return on Average Common Equity (weighted 33%)
	Three-year Relative Average Non-Performing Assets to Total Assets (weighted 34%)

Base Salary
When reviewing total compensation targets for our NEOs, the LD&CC believes that base salaries for NEOs should generally be targeted at the lower end of market competitive levels, which is offset by a heavier weighting towards short-term and long-term incentive potential.
In setting base salary levels, the LD&CC assesses one or more of the following:
•competitive base salary information and peer market data
•individual performance
•scope of responsibilities
•leadership
•operational effectiveness
•experience in the industry
•competitive market conditions
As part of reviewing NEO total compensation targets during 2025, the LD&CC reviewed competitive market compensation survey data and publicly available information in consultation with Aon. The annual base salary rates for Messr. Jay Sidhu, Sam Sidhu, Watkins, Cunningham and Kasulka were unchanged from 2024. Mr. McCollom joined Customers Bank as of June 2, 2025.
In late 2025 and early 2026, the LD&CC took into consideration the aforementioned criteria as well as overall Company performance and total compensation mix to determine base salary levels for 2026. Adjustments shown below were approved in 2026 and are not reflected in the Summary Compensation Table for 2025.

Executive	2025 Base Salary (1) ($)	2026 Base Salary ($)	Percent Change (%)
Jay S. Sidhu (2)	850,000	650,000	(24)%
Sam Sidhu (2)	725,000	975,000	34%
Mark R. McCollom	500,000	500,000	—%
Philip S. Watkins	425,000	425,000	—%
Lyle P. Cunningham (3)	425,000	525,000	24%
Thomas H. Kasulka (3)	425,000	450,000	6%

(1) 2025 base salaries were unchanged from 2024 for Messrs. Jay Sidhu, Sam Sidhu, Watkins, Cunningham and Kasulka.
(2) Changes to the base salaries for Messrs. Jay Sidhu and Sam Sidhu were effective January 1, 2026 in connection with their transitions to the role of Executive Chairman and to the role of CEO, respectively.

(3) Changes to the base salaries for Messrs. Cunningham and Kasulka were effective March 29, 2026.
Short-Term Annual Incentive Awards
The LD&CC defines performance measures and goals for three of our NEOs. Based on the weighted level of performance achieved versus pre-defined metrics, these executives can earn an award greater than or less than target, ranging from 0% up to 150% of target for the CEO and the President, and up to 160% for the CFO. Predetermined performance measures, as well as minimum, target and maximum thresholds, support the Company’s strategic initiatives and create accountability for the NEOs to ensure incentives are tied to our financial and strategic success.

For 2025, target and maximum annual incentive opportunities were unchanged from 2024 for the CEO and President, and increased from 50% to 70% upon the appointment of the new CFO during the year, as follows:

Position	Target (% of base salary)	Maximum (% of base salary)
CEO	100%	150% (150% of target)
President	90%	135% (150% of target)
CFO	70%	112% (160% of target)
2025 Performance Metrics and Results
Three performance goals were chosen early in 2025 because of their alignment with near-term achievements that are expected to drive shareholder value over the long-term, in alignment with the Company’s business and strategic plans. We previously disclosed these goals in our 2025 proxy statement.
~~•~~Achieve a minimum NIM for 2025 of 3.10%. The 2025 NIM was weighted at 50% compared to a weighting of 25% for each of the other two metrics because of the importance of transforming our deposit franchise and improving our overall funding costs.
~~•~~Maintain immediately available liquidity in excess of uninsured deposits of at least 150%. Immediately available liquidity in excess of uninsured deposits, adjusted for collateralized and affiliate deposits, was chosen because of the importance of maintaining ample liquidity in light of the events experienced by regional banks in 2023.
~~•~~Achieve a NPL to Total Loans and Leases ratio that ranks at or above the top quartile relative to our defined peer group. The NPL ratio was chosen to reinforce disciplined credit underwriting, asset quality performance and peer-relative risk management as a strong indicator of prudent risk oversight and sustainable long-term profitability.

The performance measures utilized in 2025 are summarized below:

Metric	Weighting	Threshold	Target	Outperform	Maximum	Results
Achieve a minimum NIM for 2025 of 3.10%	50%	2.48%	3.1%	3.41%	3.72%	3.32%
		(80%)	(100%)	(110%)	(120%)
Maintain immediately available liquidity in excess of uninsured deposits of at least 150%	25%	120%	150%	165%	180%	161%
		(80%)	(100%)	(110%)	(120%)
Achieve a NPL to Total Loans and Leases ratio that ranks at or above the top quartile relative to our defined peer group	25%	50P	Top Quartile 75P	87.5P	100P	92.2P
		(80%)	(100%)	(110%)	(120%)
Determination of Weighted Performance Multiplier for Each Performance Metric
Performance above or below the target for each performance metric results in a performance multiplier as follows:

		Performance Results vs. Target
		Threshold	Target	Outperform	Maximum
		(80%)	(100%)	(110%)	(120%)
Short-Term Incentive Performance Multiplier	CEO	50%	100%	125%	150%
	President	50%	100%	125%	150%
	CFO	50%	100%	130%	160%

Linear interpolation is applied for results that fall between two achievement levels shown above.
Unweighted performance multipliers for each of the three goals was as follows:
•Achieve a minimum NIM for 2025 of 3.10%. The NIM for 2025 was 3.32%, above the 3.10% target and below the outperform threshold of 3.41% (110% of target). Performance results are interpolated on a straight-line basis between the target and outperform threshold, resulting in an unweighted NIM performance multiplier of 117.74% for all participating NEOs.

~~•~~Maintain immediately available liquidity in excess of uninsured deposits of at least 150%. Immediately available liquidity of $9.1 billion, which includes cash on hand plus committed borrowing capacity at the FHLB and FRB, was 161% of uninsured deposits of $6.6 billion, adjusted for collateralized and affiliate deposits of $1.8 billion, at December 31, 2025. This result was above the 150% target and below the Outperform threshold of 165% (110%), resulting in an unweighted liquidity performance multiplier of 118.33% for the CEO and President, and 122.00% for the CFO serving at year-end.
~~•~~Achieve a NPL to Total Loans and Leases ratio that ranks at or above the top quartile relative to our defined peer group. Our NPL ratio vs. peers at December 31, 2025 was above the Outperform 87.5P target and below the maximum of 100P (vs. target), resulting in unweighted NPL to Total Loans and Leases ratio performance multiplier of 134.40% for the CEO and President, and 143.16% for the CFO serving at year-end.
2025 Earned Bonuses
The formula for calculating each participating NEO’s short-term incentive payout consists of the product of the following:
•Each NEO’s Target Short-Term Incentive Award, which is set by the LD&CC as a specified % of base salary
•The weighted performance multiplier applicable to each NEO, which is calculated based on the individual, unweighted performance multipliers for each short-term performance metric (i.e., NIM, Liquidity and NPL)
Weighted short-term incentive performance multipliers for 2025 NEO payouts were determined as follows:

	CEO & President			CFO
	Performance Multiplier	Weighting	CEO & President	Performance Multiplier	Weighting	CFO
NIM	117.74%	x 50% =	58.87%	117.74%	x 50% =	58.87%
Liquidity	118.33%	x 25% =	29.58%	122.00%	x 25% =	30.50%
NPL	134.40%	x 25% =	33.60%	143.16%	x 25% =	35.79%
Weighted Performance Multiplier			122.05%			125.16%
Based upon the actual performance versus the NIM, Liquidity and NPL goals discussed above, the LD&CC authorized payouts to the three eligible executives as outlined in the table below. In exercising discretion to determine the actual amount of each NEO’s 2025 payout, the LD&CC rounded the amount of the calculated short-term incentive up or down to the nearest $100 and determined that 100% of the incentive award for the CEO and President is payable in the form of RSUs scheduled to vest in three equal installments over three years. If Proposal 4 is approved by shareholders, this will be the eighth consecutive year in which the annual performance award for the CEO was paid entirely in the form of RSUs.

Executive	Annualized Base Salary ($)	STI Target % of Salary (%)	STI at Target ($)	Weighted STI Perf. Mult. (%)	Calculated STI Payout (1) ($)	Payable in RSUs (2) ($)	Payable in Cash ($)
Jay S. Sidhu	850,000	100%	850,000	122.05%	1,037,400	1,037,400	—
Sam Sidhu	725,000	90%	652,500	122.05%	796,400	796,400	—
Mark R. McCollom	500,000	70%	350,000	125.16%	255,700	153,420	102,280
(1)Calculated Short-Term Incentive (“STI”) Payouts are rounded to the nearest $100. For Mr. McCollom, the calculated payout reflects a prorated STI target from his hire date on June 2, 2025, equal to $204,260 vs. the $350,000 target before proration shown in the table above.
(2)RSUs underlying the values shown in the table above were granted on March 13, 2026, subject to shareholder approval of the Amended 2019 Plan as described in Proposal 4. These RSUs will be reported as 2026 Stock Awards in the 2027 Proxy Statement. If shareholders do not approve the Amended 2019 Plan, the Contingent Grants will be cancelled or settled in cash, as determined by LD&CC.
Annual Incentives for Other NEOs
Mr. Watkins received $425,000 for his 2025 annual incentive award, which was awarded 40% in cash and the remaining 60% in the form of RSUs that are scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date. Mr. Watkins did not participate in the formulaic STI program for 2025 due to his transition from Chief Financial Officer to EVP, Head of Corporate Development and Investor Relations effective August 15, 2025, and because he did not serve in the CFO role at year-end.
Mr. Cunningham received $625,000 for his 2025 annual incentive award, which was awarded 40% in cash and 60% in the form of RSUs that are scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date.

Mr. Kasulka received $425,000 for his 2025 annual incentive award, which was awarded 40% in cash and 60% in the form of RSUs that are scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date.
The 2025 incentives for Messrs. Watkins, Cunningham and Kasulka were awarded based on individual, business and overall Company financial performance including Company performance against peers. In 2025, the Company reported strong financial results, ranking in the top quartile among peers for several financial metrics including tangible book value growth, return on equity, and held for investment loan growth. The RSUs were granted on March 13, 2026, subject to shareholder approval of the Amended 2019 Plan as described in Proposal 4 and will therefore be reported as 2026 Stock Awards in the 2027 Proxy Statement. If shareholders do not approve the Amended 2019 Plan, the Contingent Grants will be cancelled or settled in cash, as determined by LD&CC.
Long-Term Equity Incentives
Long-term equity incentives represent the largest at-risk element of our executive compensation program. Our equity incentives are designed to align the interests of our executive officers with those of our shareholders by creating an incentive for our executive officers to maximize shareholder value.
Special One-Time CEO Transition Award
In connection with the July announcement of his future appointment as Chief Executive Officer, the Board, upon recommendation of the LD&CC, approved a one-time grant to Mr. Sam Sidhu of 225,000 PBRSUs. The award is subject to both (i) a stock price hurdle and (ii) continued service through January 1, 2031, and will vest only if both conditions are satisfied. The stock price hurdle condition will be achieved if, at any time during the five year period commencing January 1, 2026, the average closing price of the Company’s common stock equals or exceeds $125 for 20 consecutive trading days. This level of achievement would represent a significant increase of over 100% from our $62.55 closing price of the Company common stock on the grant, and approximately a 64% premium to the Company’s all-time high trading stock price of $76.13 prior to the grant date. Any PBRSUs that do not vest based upon the achievement of the stock price hurdle condition and/or service condition are automatically forfeited. If the award vests, it will be settled solely in shares of common stock and will be subject to a two-year post-vesting holding requirement, other than shares sold to satisfy tax withholding obligations. During the first three years of the performance period, Mr. Sam Sidhu will not be eligible to receive one-time equity grants outside the Company’s regular annual short-term and long-term incentive programs. The LD&CC sought, in particular, to structure the equity grant to provide a competitive compensation package that would promote Mr. Sam Sidhu’s long-term retention with the Company and provide an additional, immediate alignment with our shareholders. As such, the LD&CC determined that the award appropriately aligns compensation with sustained stock price performance and long term shareholder value creation.
Special Strategic Awards
In 2025, the LD&CC granted RSU awards to Messrs. Cunningham and Kasulka in recognition of their leadership in onboarding new banking teams during 2024 and their sustained partnership over the following 12 months to accelerate client acquisition and deepen relationships. These awards supplemented the Company’s regular annual incentive program and reflect the LD&CC’s assessment of the significant value created through these initiatives, in alignment with supporting the Company’s continued growth and performance.
Annual Long-Term Equity Awards
Certain equity grants are made within the context of our long-term incentive plan, with equity grants made annually with a significant performance based vesting component to align with the Company’s long-term goals.
Long-term incentives are delivered entirely in the form of RSUs, with 40% of the award subject to time-based vesting and 60% of the award subject to performance-based criteria. The LD&CC believes this mix further reinforces our pay-for-performance philosophy, serves as a strong retention vehicle, and aligns executive and shareholder interests.

The awards had the following vesting and performance criteria:
Time-vesting RSUs - These awards vest ratably over three years, with one-third of the shares vesting each year on the anniversary of the grant date.
Performance-based RSUs - These awards vest three years after their grant date (i.e., cliff vesting) subject to performance with regard to the following metrics:

Metrics	Weighting
3-year Relative Total Shareholder Return	33%
3-year Relative Return on Average Common Equity	33%
3-year Relative Average Non-Performing Assets to Total Assets	34%
•Three year relative Total Shareholder Return was chosen because the shareholder return is considered a good measure of the value that management is creating for shareholders over a period of time.
~~•~~Three year relative Return on Average Common Equity (“ROACE”) was chosen because it is viewed as a good measure of the Company’s profitability and the returns it generates from its balance sheet. This profitability is also expected to be a driver of shareholder value over time.
•Three year relative Average Nonperforming Assets to Total Assets was chosen as a metric to capture asset quality. The Company believes that the riskiness of the balance sheet determines the amount of capital that should be held and capturing non-performing assets as a percent of assets is the most meaningful metric for measuring asset quality, a key element for a sustainable profitable bank through all economic cycles, and measuring the credit risk profile of the Company.
For each goal, awards vest based on Company performance relative to its peers as follows:

	Performance Requirement (% of peer group median)	Performance Award Multiple
Threshold	80%	50%
Target	100%	100%
Outperform	110%	125%
Maximum	120%	150%
2024 Long-Term Equity Incentives Granted in 2025
The following table shows the 2024 long-term equity incentive awards granted to the following NEOs on April 8, 2025.

	Time-Based RSUs		Performance-Based RSUs		Total LTI Award
Executive	Granted (#)	Grant Date Fair Value (1) ($)	Granted (#)	Grant Date Fair Value (1) ($)	Granted (#)	Grant Date Fair Value (1) ($)
Jay S. Sidhu	11,135	476,000	16,642	714,000	27,777	1,190,000
Sam Sidhu	8,548	365,400	12,775	548,100	21,323	913,500
Philip S. Watkins	3,878	165,750	5,796	248,625	9,674	414,375
(1)    Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of these awards. The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 14 - SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2025.

2025 Long-Term Equity Incentives Granted in 2026
The following table shows the 2025 long-term equity incentive awards granted to the following NEOs on April 8, 2026, which reflected the targeted amounts and maximums for the CEO, President and CFO as described above under the section titled, “Summary of 2025 Compensation Plan”.

	Time-Based RSUs		Performance-Based RSUs		Total LTI Award
Executive	Granted (#)	Grant Date Fair Value (1) ($)	Granted (#)	Grant Date Fair Value (1) ($)	Granted (#)	Grant Date Fair Value (1) ($)
Jay S. Sidhu	7,047	520,069	10,570	780,066	17,617	1,300,135
Sam Sidhu	5,285	390,033	7,927	585,013	13,212	975,046
Mark R. McCollom	2,711	200,072	4,066	300,071	6,777	500,143
(1)    Grant date fair values and number of units awarded are estimated using the $73.80 closing price of the Company's common stock on the grant date, April 8, 2026. The actual number of units awarded will be based on the fair market value on the grant date. The grants are subject to shareholder approval of the Amended 2019 Plan as described in Proposal 4. If shareholders do not approve the Amended 2019 Plan, the contingent grants will be cancelled or settled in cash, as determined by LD&CC.
The LD&CC expects to continue to review and approve long-term equity incentive awards annually in April.
In December 2024, the LD&CC approved that future granted equity-based awards would continue to vest upon retirement under a “Rule of 65.” The “Rule of 65” retirement is defined as the sum of a participant’s age and years of service at the time of termination, with a minimum age 60 and a minimum five years of service with the Company.
Earned 2021 Long-Term Equity Incentives
In 2022, the LD&CC granted Performance-Based RSUs (“2021 PBRSUs”) representing 60% of total 2021 long-term equity incentives which vest based on the achievement of Company Total Shareholder Return, ROACE and Average Non-Performing Assets to Total Assets over the 2022-2025 performance period relative to its peers. Messrs. Jay Sidhu and Sam Sidhu were awarded 2021 PBRSUs. The 2021 PBRSUs were payable between 0% to a maximum of 150% of target, as shown below.

	Performance Requirement (% of peer group median)	Performance Award Multiple
Threshold	80%	50%
Target	100%	100%
Outperform	110%	125%
Maximum	120%	150%
If the minimum threshold level had not been met for each measure, no 2021 PBRSUs would have been earned by their terms.
A portion of the 2021 PBRSUs vested during 2025. Both the three-year ROACE and Average Non-Performance Assets performance during the performance period equaled at least 120% of the peer group median, resulting in an earnout at the maximum 150% of target for these measures. The Total Shareholder Return during the performance period was less than 80% of the peer group median, resulting in no earnout for this measure. The resulting weighted earnout of the 2021 PBRSUs was 100.5% of target.

3-year Relative Metrics	Weighting	Peer Median	Company	Relative Performance (vs. 80% - 120%)	Earnout (0%-150%)	Weighted Earnout
Total Shareholder Return	33%	1.62%	(4.55)%	--	—%	—%
ROACE	33%	8.58%	15.06%	176%	150%	49.5%
Avg. Non-Performing Assets	33%	0.31%	0.19%	163%	150%	51.0%
Total	100%					100.5%
As a result of our 100.5% earnout, our NEOs who had received the 2021 PBRSUs received the following shares in April 2025: Mr. Jay Sidhu 13,276 shares (vs. 13,209 at target); Mr. Sam Sidhu 6,551 shares (vs. 6,518 at target).

Alignment of Pay and Performance
Our compensation program is grounded in a quantifiable and clearly articulated, measurable pay-for-performance philosophy. Performance goals in both our short-term and long-term incentive plans are established at challenging levels, with the objective that achievement against these metrics drives long-term, sustainable shareholder value. When financial and stock performance goals are not met, executive pay outcomes are expected to reflect that performance.
One way to assess alignment between pay and performance is to evaluate the directional relationship between Company performance and executive compensation, including its key — specifically, whether pay increases as performance improves and decreases when performance falls short. While this analysis does not capture all relevant factors, and there may be a timing lag associated with equity award grants, a review of our CEO compensation (as reported in the Summary Compensation Table) over the past three years is indicative of this directional pay and performance alignment.
The graphic below shows CEO compensation compared to Indexed2 Total Shareholder Return (“TSR”) and illustrates the relationship between pay and performance over this period.

CEO Compensation vs. Indexed TSR
Total Compensation
Indexed TSR
Millions
$9
$8
$7
$6
$5
$4
$3
$2
$1
$-
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
$3.8
$3.4
$3.0
2023
2024
2025

2 The Company’s Indexed TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period, assuming an investment of $100 on December 31, 2020.

Another View of Pay and Performance Alignment: Realizable Pay
In addition to the TSR chart shown above, we believe shareholders should also understand how much of that target compensation value is actually “realizable” by executives. The realizable equity value shown in the chart below further demonstrates the alignment between pay and performance underlying our executive pay programs.
As shown, over the past three years, our CEO received RSUs with a grant date fair value of approximately $7.4 million. The actual value that our CEO may ultimately realize from these equity awards upon vesting and settlement is higher than the target value, in direct alignment with the increase in the Company’s stock price and added shareholder value.
“Target Shares” is the value of equity (time-based and performance-based restricted stock units) based on the grant date fair value.“Realizable” is defined as the equity compensation earned or deliverable for each year calculated as of the end of the 2025 fiscal year, including the intrinsic value of long-term incentive plan components, as valued on December 31, 2025 (the last trading day of fiscal year 2025) using the year-end share price of $73.12 per share.
Required Pay Versus Performance Disclosure
See page 91 under the heading, “Pay Versus Performance” for additional information about the relationship between executive compensation actually paid and certain financial performance of the Company as required by Item 402(v) of Regulation S-K.

V. Compensation Decision-Making Process
Ongoing Shareholder Engagement and Our Response
We are focused on fostering strong shareholder relationships leading to mutual understanding of issues and approaches, ultimately resulting in compensation plan design and implementation strategies that foster long-term growth and are supportable by shareholders. At our May 2025 Annual Meeting, over 95% of the votes cast favored our Say-on-Pay proposal. The LD&CC viewed this high level of support as an endorsement by shareholders of the program. The Board and the LD&CC will carefully consider the results of any Say-on-Pay vote in the future.
The Company seeks to communicate with its shareholders in a wide variety of ways, including through its website, annual report, news releases, quarterly reports, investor presentations, industry conferences, analyst days, annual meetings of shareholders and one-on-one meetings. In the last year, we proactively reached out to our 25 largest shareholders, representing over 66% of our outstanding shares, offering meetings with our CFO, General Counsel, Lead Independent Director and Chair of our LD&CC. In 2025, none of our 25 largest shareholders elected to meet with us to discuss proxy related matters. Additionally, our Investor Relations Team conducted 50 meetings in 2025 with existing investors, making our Executive Chairman, President and CEO, CFO, and Head of Investor Relations accessible to discuss Customers’ business strategy and receive investor feedback. Through interactions like these, as well as by tracking industry best practices, we have gained more in-depth understanding of investor viewpoints and concerns that we have incorporated into restructuring our compensation programs and philosophy and corporate governance practices.

Changes to our compensation practices that were heavily influenced by shareholder feedback include:

What We Heard	What We Do
Demonstrate how pay and performance are aligned over time
• We utilize a completely formulaic approach that aligns pay with performance by establishing a Long Term Incentive (“LTI”) plan that is mostly or entirely quantitative and paid entirely in RSUs with a 60/40 performance/time-based vesting mix.
• Our CD&A disclosure highlights how performance affects pay outcomes.

Overlapping/inappropriate selection of performance metrics for short-term and long-term awards	•Our 2025 Compensation Plan incorporates the following short-term and long-term performance metrics, along with the targeted and maximum amounts that can be earned by participating NEOs.
	STI	LTI
	Achieve a minimum NIM for 2025 of 3.10% (50%)	3-Year Relative TSR (33%)
	Maintain immediately available liquidity in excess of uninsured deposits of at least 150% (25%)	3-Year Relative ROACE (33%)
	Maintain NPL ratio in the top quartile of peers (25%)	3-Year Relative Average Non-Performing Assets to Total Assets (34%)
Concerns regarding severance paid upon voluntary retirement
• The Company maintains a policy prohibiting payment of severance in connection with a voluntary retirement. However, in December 2024, the LD&CC approved continued vesting of future equity awards upon retirement under a “Rule of 65” (age plus years of service equal at least 65, with a minimum age of 60 and five years of service).

Performance goals were not disclosed for performance-based awards and difficult to determine rigor	• We disclose detailed performance goals in our Proxy Statement along with the actual achievement and how it informs incentive payouts for the NEOs.
Frequent evaluation of compensation practices might be valuable	• The Company is committed to an annual frequency for the say-on pay vote, providing more real-time feedback on compensation decisions.
Concerns on excise tax gross-up
• The Company has eliminated the excise tax gross-up from all employment agreements established in 2014 or later and committed that gross-ups will not be allowed in future agreements.
• Only the legacy employment agreement for our CEO retains the gross-up, and the provision will sunset upon his retirement.

Frequent say on increases to our stock incentive plan may be valuable	• We anticipate smaller, more frequent requests to increase to the shares available under our stock incentive plan(s).
Desire for equity ownership among management	• We maintain stock ownership guidelines to align our executives with shareholder interests..
Desire for clawback policy
• Our policy allows “clawback” of incentive based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance in financial reporting requirements. Clawback is also triggered by illegal activity, breach of a fiduciary duty, intentional violation or grossly negligent disregard of our policies, rules, or procedures.

Desire for leadership development and retention
• Activities of our Leadership Development and Compensation Committee are governed by a written charter that include oversight of management’s human capital management, including but not limited to those relating to leadership development, talent recruiting, progression, engagement and retention.

In addition to feedback related to our executive compensation philosophy and practices, we also received input regarding other areas of our corporate governance which is discussed on page 37 in the section titled, “Ongoing Shareholder Engagement and Our Response.”

Role of Leadership Development and Compensation Committee
The LD&CC is responsible for the design, implementation and administration of the compensation program for our executive officers, including but not limited to our CEO and other NEOs. The Committee also administers the Company’s equity-based incentive plans and, accordingly, is responsible for reviewing cash and equity incentives payable to executives and has the authority to grant awards to all participants under the Company’s equity award plans, and to determine all terms and conditions of such awards. Although the LD&CC retains an independent compensation consultant to advise the Committee on compensation planning matters, the Committee retains, and does not delegate, any of its responsibility to determine executive compensation.
Role of Management
Although the LD&CC is ultimately responsible for designing our executive compensation program, input from our CEO and other members of senior management is critical in ensuring that the LD&CC has the appropriate information needed to make informed decisions. The CEO and other members of the executive management team participate in compensation-related activities in an informational and advisory capacity, and the CEO presents performance summaries for the other NEOs and recommendations relating to their compensation to the LD&CC for its review and approval.
The CEO excuses himself from all LD&CC and Board of Director discussions of his compensation. As a practical matter, he may discuss the formula by which his and other executives’ incentive compensation is structured, but does not participate in decisions regarding their awards or changes to their own compensation. The LD&CC retains discretion in determining whether to approve recommendations made by management.
Compensation Consultant
The LD&CC retained the services of an independent compensation consultant, Aon, to assist with executive compensation planning and analysis in 2025. Aon serves at the request of, and reports directly to, the LD&CC. The LD&CC has the sole authority to engage an independent compensation consultant and approve their fees and the other terms of the engagement.
The LD&CC considered the independence of Aon in light of SEC rules and NYSE listing standards. The LD&CC requested and received a report from Aon addressing Aon’s independence and the independence of its advisors involved in the engagement which included (i) other services provided to us by Aon; (ii) fees paid by us as a percentage of Aon’s total revenue; (iii) policies or procedures maintained by Aon that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the senior advisors and any member(s) of the LD&CC; (v) any Company stock owned; and (vi) any business or personal relationships between our executive officers and the senior advisors. The LD&CC discussed these considerations and concluded that the work performed by Aon involved in the engagement did not raise any conflict of interest.
Peer Group
The LD&CC regularly reviews peer and industry information in regard to level and structure of compensation as a competitive frame of reference and uses this information and analysis for setting pay opportunities and making pay decisions for our NEOs, such as changes to annual base salaries, and annual short-term and long-term incentive awards. A key source of information is a peer group of institutions similar to the Company. At least annually, the LD&CC evaluates the peer group for suitability and modifies the peer group as needed. Our LD&CC utilizes this peer group data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions. As such, the LD&CC does not commit to setting our executive pay levels at any particular percentile of the peer group.

Prior Peer Group (Used for 2025 Compensation Decisions)
During 2025, the LD&CC utilized a peer group that was approved in March 2022 and served as the primary external reference point for compensation decisions through fiscal year 2025. The prior peer group was developed using criteria generally consistent with those described below that was used to develop our new peer group, and was intended to reflect institutions of comparable size, business model, and competitive labor market dynamics.
The LD&CC reviewed this peer group and determined that it remained appropriate for 2025 compensation decisions, comprising the following companies:

Ameris Bancorp	FB Financial Corporation	Provident Financial Services, Inc.
Associated Banc-Corp	First Busey Corporation	Sandy Spring Bancorp Inc.
Atlantic Union Bankshares Corporation	First Financial Bancorp.	TowneBank
Axos Financial, Inc.	First Merchants Corporation	United Bankshares, Inc.
BankUnited, Inc.	Fulton Financial Corporation	United Community Banks, Inc.
Commerce Bancshares, Inc.	Independent Bank Corp.	WesBanco, Inc.
Community Financial System, Inc.	Northwest Bancshares, Inc.	WSFS Financial Corporation
Eastern Bankshares, Inc.	Old National Bancorp
F.N.B. Corporation	Pinnacle Financial Partners, Inc.
New Peer Group (Effective for 2026)
In light of Customers Bank’s continued evolution, expanded corporate banking capabilities and our sustained growth in loans and specialized lending, the LD&CC determined that it was appropriate to refresh the Company’s compensation peer group to be used as the primary reference for compensation decisions beginning in fiscal year 2026. The general criteria we used for selecting the peer group includes the following:
•Size - publicly owned banks of comparative asset size between $15 billion and $50 billion, from approximately 0.5x to 2.0x our total assets.
•Business - banks with predominately commercial loans; excluding banks with unique business models and circumstances that are not comparable to our business model (i.e., wealth management focus; exclusive consumer focus, etc.).
•Region - operating in the northeast and Mid-Atlantic states, where possible.
•Unique characteristics - companies we normally compete with for talent due to our unique business model, as well as our participation in certain regional and national businesses.
As a result, the LD&CC added three companies (Cullen/Frost Bankers Inc., Merchants Bancorp, and Live Oak Bancshares, Inc.) and removed one company (Sandy Spring which was acquired by Atlantic Union Bankshares Corporation). The Company’s total assets were generally aligned with the median total assets of the peer group. Certain larger companies were included in the peer group because those institutions are competitors in efforts to attract and retain talent.
Our new peer group comprises the following 27 companies, approved by the LD&CC on July 9, 2025:

Ameris Bancorp	F.N.B. Corporation	Northwest Bancshares, Inc.
Associated Banc-Corp	FB Financial Corporation	Old National Bancorp
Atlantic Union Bankshares Corporation	First Busey Corporation	Pinnacle Financial Partners, Inc.
Axos Financial, Inc.	First Financial Bancorp.	Provident Financial Services, Inc.
BankUnited, Inc.	First Merchants Corporation	TowneBank
Commerce Bancshares, Inc.	Fulton Financial Corporation	United Bankshares, Inc.
Community Financial System, Inc.	Independent Bank Corp.	United Community Banks, Inc.
Cullen/Frost Bankers, Inc.	Live Oak Bancshares, Inc.	WesBanco, Inc.
Eastern Bankshares, Inc.	Merchants Bancorp	WSFS Financial Corporation

Consideration of Risk
The LD&CC strives to provide strong incentives to management for the long-term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a mix of multiple quantitative factors to avoid excessive reliance on a single performance measure. As a matter of best practice, the LD&CC annually reviews the relationship between the incentive compensation provided to the NEOs and any related incentives to take on inappropriate risk to achieve performance goals, and to confirm that the incentive compensation criteria do not encourage unnecessary and excessive risk taking.
The periodic risk assessment includes an evaluation of:
•the design of proposed incentive plans to ensure they satisfy regulatory requirements and do not encourage excessive or imprudent risk taking;
•the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and
~~•~~the Board of Directors’ oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.
As highlighted above under the heading, Short-Term Annual Incentive Awards, a relative NPL metric was introduced as a metric under the short-term incentive program. The NPL metric further strengthens alignment between executive compensation and asset quality discipline, reinforcing prudent credit risk management practices.
The most recent risk assessment concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward; are compatible with effective controls and risk management; are supportive of strong governance, including active oversight by the Board of Directors; and are not reasonably likely to have a material adverse effect on the Company. No material changes to our executive incentive design were implemented during 2025 that are reasonably likely to have a material adverse effect on the Company.

VI. Other Pay Practices
Executive Stock Ownership Guidelines
To help ensure a strong alignment between executives and shareholder interests, the Company has adopted equity ownership guidelines, in accordance with the following schedule:

Position	Requirement
Chairman & Chief Executive Officer	6x Annual Base Salary
Vice Chair & President	4x Annual Base Salary
Chief Financial Officer	3x Annual Base Salary
Other Executive Officers	1x Annual Base Salary

Equity ownership interests that are counted towards meeting these guidelines include the value of all owned or vested stock issued by the Company, including shares held in the employee stock purchase plan and unvested RSUs (excluding unvested PBRSUs). The value of stock options, vested or unvested, are not considered in meeting the equity ownership guidelines. RSUs that vest can be sold by an executive in order to generate sufficient cash to cover the tax obligation associated with the shares vesting.
Executive officers have five years from the executive’s date of hire or promotion to accumulate their respective ownership interest in compliance with these guidelines. All of the NEOs who were employed by the Company on December 31, 2025 were in compliance with the guidelines, or are expected to be in compliance with the guidelines within the five-year compliance period.
Equity Award Grant Practices
Equity awards are discretionary and are generally granted to our NEOs in March and April following each fiscal year end. In certain circumstances, including the hiring or promotion of an officer, the LD&CC may approve grants to be effective at other times. Eligible employees, including our NEOs, may also voluntarily enroll in the employee stock purchase plan to purchase shares at a discount using payroll deductions accumulated during the prior three-month period. Purchase dates under the employee stock purchase plan are generally the earliest trading day after the last pay date in the calendar quarter.
In response to Item 402(x)(1) of Regulation S-K, we do not grant awards of stock options, stock appreciation rights, similar option-like instruments or other equity awards in anticipation of the release of material, nonpublic information, nor do we time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. For all stock option awards, the exercise price is the closing price of our common stock on the NYSE on the date of the grant, except that if the grant date falls on a non-trading day, then the exercise price is the closing price of our common stock on the NYSE on the last trading day preceding the date of grant.
In 2025, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants in 2025.
Anti-Hedging Policy
Both the Company’s Code of Conduct and Insider Trading Policy prohibit the Company’s Directors, officers and team members from engaging in hedging transactions involving the Company’s securities. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a Director, officer or team member to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the Director, officer or team member may no longer have the same objectives as the Company’s other shareholders. Therefore, the Company prohibits Directors, officers and team members from engaging in such transactions.

Clawback Policy
All equity and cash awards, including but not limited to short-term and long-term incentive based compensation and time-based and performance-based awards, are subject to the Company’s clawback policy. The Company reserves the right to “clawback” incentive based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance in financial reporting requirements. The clawback provision would also be triggered by the engagement of conduct that includes: illegal activity, breach of a fiduciary duty, intentional violation or grossly negligent disregard of our policies, rules, or procedures. Additional clawback provisions may be adopted as determined by the Company or as promulgated by the SEC or other regulatory body.
Employee Benefits
We provide health, life, vision and dental insurance, and matching 401(k) contributions, on terms similar to those provided to team members generally. Additionally, we provide split dollar life insurance to Messrs. Sam Sidhu and Cunningham and executive life insurance to Messrs. Sam Sidhu, Watkins, Cunningham and Kasulka. See “401(k) Retirement Savings and Profit Sharing Plan”, “Insurance”, “Executive Life Insurance” and “Split Dollar Life Insurance” below. We also provide Messrs. Jay Sidhu, Sam Sidhu and Cunningham with company-owned automobiles they primarily use for business purposes, country club memberships, and, for Mr. Sam Sidhu, executive healthcare benefits.
401(k) Retirement Savings and Profit Sharing Plan
Customers Bank has a 401(k) profit sharing plan whereby eligible team members may contribute up to 100% of their eligible compensation to such plan up to the Internal Revenue Service’s (“IRS”) annual contribution limit. Customers Bank provides a matching contribution equal to 50% of the first 6% of the contribution made by the team member.
Insurance
All benefits eligible team members are eligible for medical (which includes hospitalization, major medical and prescription drug), dental, vision, basic term life, accidental death and dismemberment, short and long term disability. The basic term life, accidental death and dismemberment, short and long term disability benefits are paid for by Customers Bank. If the team member elects either medical, dental or vision coverage, they pay a portion of the premiums as well as out-of-pocket and co-pay costs.
Executive Life Insurance
We provide executive life insurance policies to all of our NEOs, the premiums for which are paid by us. Under the policies, the executive officer’s designated beneficiary will be entitled to death proceeds of $1,000,000 in the event of the executive’s death.
Split Dollar Life Insurance
We entered into split dollar life insurance agreements with Mr. Sam Sidhu in May 2021, and with Mr. Cunningham in April 2022. Pursuant to these agreements, the executive officer’s designated beneficiary will be entitled to share in the death proceeds payable under one or more life insurance policies owned by us in the event of the executive’s death while the agreement remains in effect. The amount payable to the executive officer’s beneficiaries is $1,840,169 for Mr. Sam Sidhu and $1,647,631 for Mr. Cunningham. The split dollar life insurance agreements will terminate prior to the death of the executive upon bankruptcy, receivership or dissolution of Customers Bank.
Compliance with Section 409A of the Internal Revenue Code
The executive compensation arrangements are intended to be maintained in conformity with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes certain restrictions on deferred compensation arrangements and tax penalties on the affected team members if their deferred compensation arrangements do not comply with those restrictions.

Supplemental Executive Retirement Plan for Executive Chairman
Pursuant to a previous employment agreement with Mr. Jay Sidhu, we established a supplemental executive retirement plan (“SERP”) for Mr. Jay Sidhu in 2010. The SERP is a deferred compensation plan whereby we created a reserve account on our books for Mr. Jay Sidhu. During third quarter 2010, we credited an amount to this account that was sufficient to create a hypothetical fund that would provide payments of $300,000 per year for fifteen years commencing on Mr. Jay Sidhu’s sixty-fifth birthday, assuming a rate of return of 7% per year, compounded annually. Additionally, we credit the account with any gains or losses as if we had deposited the amounts in certain investment funds selected by Mr. Jay Sidhu. Mr. Jay Sidhu is now fully vested in the SERP.
Mr. Jay Sidhu’s entire interest in the account will be paid to him in fifteen annual installments beginning generally upon the later of (a) his separation from service, or (b) his sixty-fifth birthday. Mr. Jay Sidhu is now 74 years of age and is therefore entitled to SERP payments. Any portion of Mr. Jay Sidhu’s interest in the account remaining upon his death will be paid to his beneficiary in a single lump sum. In the event of Mr. Jay Sidhu’s death prior to the later of (a) his separation from service with us, or (b) his sixty-fifth birthday, $3.0 million will be paid to his beneficiary in a single lump sum in lieu of the installment payments described above.
These obligations under the SERP will be general unsecured obligations by us to pay money in the future. Mr. Jay Sidhu will have no rights to any assets or investments held by us to meet our obligations under the SERP, except as a general creditor of the Company.
Supplemental Executive Retirement Plan for Other Named Executive Officers
In December 2025, following a review of the Company’s nonqualified retirement arrangements for its named executive officers, the Compensation Committee approved changes to the supplemental executive retirement plan arrangements for Messrs. Sam Sidhu and Lyle Cunningham. The Committee authorized the Company to enter into new supplemental executive retirement plan agreements (the “2026 SERPs”) with Messrs. Sam Sidhu and Cunningham supersede the prior SERP agreements entered into with Mr. Sam Sidhu on May 12, 2021 and Mr. Cunningham on April 27, 2022. The new SERP agreement with Mr. Sam Sidhu was executed on March 19, 2026. As of the date of this proxy statement, the new SERP agreement with Mr. Cunningham has not yet been executed. The SERP agreement entered into with Mr. Kasulka on November 22, 2024 remains unchanged.
In conducting its review, the LD&CC considered internal pay equity, retention objectives, succession planning considerations, and the long-term cost profile of the Company’s retirement obligations. The Committee determined that replacing the prior annuity-based design with fixed annual benefit amounts would enhance transparency, improve cost predictability, align the structure of benefits among the named executive officers, and maintain an appropriate balance between current and long-term compensation. The Committee also reviewed the aggregate value of each executive’s total compensation and retirement benefits to ensure continued alignment with performance and stockholder interests.
The 2026 SERPs are nonqualified, unfunded plans maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to comply with Section 409A of the Internal Revenue Code.
The agreements are expected to provide for monthly lifetime retirement benefits upon a qualifying Separation from Service after reaching age 65 (“Normal Retirement Age”); vested early termination benefits payable monthly for life; change in control protections providing for monthly lifetime benefits if a qualifying separation occurs within twelve months following a change in control (other than for Cause); disability and death benefits; and customary clawback and restrictive covenant provisions , including forfeiture upon termination for Cause.
Under the new agreements, Mr. Sam Sidhu is entitled to a fixed annual retirement benefit of $600,000, payable in equal monthly installments for life, and Mr. Cunningham is expected to be entitled to a fixed annual retirement benefit of $150,000, payable in equal monthly installments for life. The SERP for Mr. Kasulka remains unchanged and provides for a fixed annual retirement benefit of $150,000, payable in equal monthly installments for life, subject to the terms of his existing agreement.

Named Executive Officer Agreements
Jay Sidhu
Effective January 1, 2026, the Company entered into a new employment agreement with Jay Sidhu, the Company’s Executive Chairman (the “Jay Sidhu Employment Agreement”), which supersedes and replaces his prior amended and restated employment agreement dated December 30, 2016. The Jay Sidhu Employment Agreement has an initial term of three years and automatically renews for successive one-year terms upon expiration of the then-current term unless either party provides proper notice of non-renewal. The agreement may be terminated earlier for “Cause,” as defined in the agreement.
Pursuant to the Jay Sidhu Employment Agreement, Mr. Jay Sidhu is entitled to receive an annual base salary of not less than $650,000. In addition, he is eligible to receive long-term incentive awards as approved by the LD&CC, with a target opportunity equal to 200% of his annualized base salary. The agreement does not provide for a contractual short-term incentive opportunity; however, the LD&CC retains sole discretion to award short-term incentive compensation. Mr. Jay Sidhu is also eligible to participate in a non-qualified supplemental executive retirement plan pursuant to a separate SERP agreement with the Company, which is expected to provide an annual benefit of $300,000 per year for fifteen (15) years, generally payable at the later of age 65 or separation from service. He remains eligible to participate in the Company’s health and welfare benefit plans and to receive paid time off and holidays in accordance with applicable Company policies.
If Mr. Jay Sidhu’s employment is terminated during the term of the agreement by the Company other than for Cause or by him for Good Reason (as defined in the agreement), and a Change in Control has not occurred within the twelve (12) months preceding termination, he will be entitled to receive a lump-sum payment equal to three (3) times the sum of his then-current annualized base salary and the average annual performance bonus (consisting of both cash and other incentive compensation, but excluding Company match and any deferred compensation) paid to him with respect to the three fiscal years immediately preceding the fiscal year of termination. In addition, all equity-based awards granted during the term of the agreement that remain unvested at the time of termination will vest in full, subject to the terms and conditions applicable to any performance-based awards. He will also be entitled to receive a prorated portion of the annual cash bonus otherwise payable for the fiscal year in which his employment is terminated, together with certain continued health and life insurance benefits.
If a Change in Control has occurred within the twelve (12) months preceding the date of termination of Mr. Jay Sidhu’s employment, and his employment is terminated by the Company other than for Cause or by him for Good Reason, he will be entitled to receive a lump-sum payment equal to three hundred percent (300%) of the highest annual base salary rate payable to him at any time during the twelve-month period ending on the date of termination, plus three hundred percent (300%) of the average annual performance bonus (consisting of both cash and other incentive compensation, but excluding Company match and deferred compensation) paid to him with respect to the three fiscal years immediately preceding the fiscal year of termination. In such event, all equity-based awards granted during the term of the agreement that remain unvested at termination will vest in full, subject to applicable performance conditions.
Sam Sidhu
Also effective January 1, 2026, the Company entered into a new employment agreement with Sam Sidhu, the Company’s Chief Executive Officer (the “Sam Sidhu Employment Agreement”), which supersedes and replaces his prior employment agreement dated January 22, 2020. The Sam Sidhu Employment Agreement provides for an initial three-year term and automatically renews for successive one-year terms unless either party provides timely notice of non-renewal. The agreement may be terminated earlier for Cause, as defined therein.
Under the Sam Sidhu Employment Agreement, Mr. Sam Sidhu is entitled to receive an annual base salary of not less than $975,000. He is eligible to receive short-term incentive awards, as approved by the LD&CC, with a target opportunity equal to 100% of his annualized base salary, and long-term incentive awards, also as approved by the LD&CC, with a target opportunity equal to 150% of his annualized base salary. The agreement further provides for the grant of an award of 225,000 performance-based restricted stock units under the Company’s 2019 Stock Incentive Plan (the “Award Grant”), as previously disclosed. Mr. Sam Sidhu is also eligible to participate in a non-qualified SERP pursuant to a separate agreement with the Company, which is expected to provide an annual benefit of $600,000 per year for life, generally payable at the later of age 65 or separation from service. He continues to be eligible to participate in the Company’s health and welfare benefit plans and to receive paid time off and holidays in accordance with Company policies.

If Mr. Sam Sidhu’s employment is terminated during the term of the agreement by the Company other than for Cause or by him for Good Reason, and a Change in Control has not occurred within the twelve (12) months preceding termination, he will be entitled to receive a lump-sum payment equal to three (3) times the sum of his then-current annualized base salary and the average annual performance bonus (consisting of both cash and other incentive compensation, but excluding Company match and deferred compensation) paid to him with respect to the three fiscal years immediately preceding the fiscal year of termination. In addition, all equity-based awards granted during the term of the agreement that remain unvested at termination will vest in full, subject to applicable performance conditions. He will also be entitled to receive a prorated portion of the annual cash bonus otherwise payable for the fiscal year in which termination occurs and certain continued health and life insurance benefits.
If a Change in Control has occurred within the twelve (12) months preceding the termination of Mr. Sam Sidhu’s employment, and his employment is terminated by the Company other than for Cause or by him for Good Reason, he will be entitled to receive a lump-sum payment equal to three hundred percent (300%) of the highest annual base salary rate payable to him at any time during the twelve-month period ending on the date of termination, plus three hundred percent (300%) of the average annual performance bonus (consisting of both cash and other incentive compensation, but excluding Company match and deferred compensation) paid to him with respect to the three fiscal years immediately preceding the fiscal year of termination. In such event, all equity-based awards granted during the term of the agreement that remain unvested at termination will vest in full, subject to applicable performance conditions.
The Sam Sidhu Employment Agreement also contains restrictive covenants, including provisions that prohibit him from engaging in certain competitive activities and from soliciting certain customers, clients, directors, employees or other third parties of the Company during his employment and for a period of twelve (12) months following termination of employment.
In connection with Mr. Sam Sidhu’s appointment as Chief Executive Officer, the Board of Directors, upon recommendation of the LD&CC, approved the Award Grant of 225,000 performance-based restricted stock units under the Company’s 2019 Stock Incentive Plan. The terms and conditions of the Award Grant are set forth in a Performance Share Unit Agreement dated July 25, 2025.
Mark McCollom
Effective June 2, 2025, Mark McCollom was appointed Executive Vice President and Chief Financial Officer of Customers Bank and assumed the role of Executive Vice President and Chief Financial Officer of the Company on or around August 15, 2025. In connection with his appointment, the Company and Mr. McCollom agreed to enter into an employment agreement (the “McCollom Employment Agreement”) providing for an initial two-year term, after which the agreement does not automatically renew for an additional fixed term and continues on an at-will basis unless terminated by either party, upon at least 60 days’ prior notice.
Under the McCollom Employment Agreement, Mr. McCollom is entitled to an annual base salary of $500,000. For 2025, his short-term incentive target is 70% of annualized base salary, payable in a combination of cash and time-vested RSUs that typically vest in three equal annual installments, subject to performance criteria approved by the LD&CC. His 2025 long-term incentive target is 100% of annualized base salary, awarded entirely in RSUs, with 40% vesting in three equal annual installments and 60% cliff vesting after three years, in each case subject to performance criteria approved by the LD&CC. He is eligible to participate in the Company’s health, welfare and other executive benefit programs and is entitled to certain indemnification rights.
If Mr. McCollom’s employment is terminated by the Company other than for “Cause” or by him for “Good Reason” during the term, and no Change in Control has occurred within the preceding twenty-four (24) months, he will receive his then-current annualized base salary for the remainder of the employment term, payable in equal installments on regular payroll dates. In addition, his unvested equity awards will continue to vest in accordance with their original schedules, he will receive a prorated annual performance bonus for the year of termination (as if employed through the payment date), and the Company will continue his health (including dental, if applicable), life and disability insurance benefits for the shorter of the severance period or the maximum period permitted under applicable plans or law.
If a Change in Control has occurred within the twenty-four (24) months preceding termination, and he is terminated by the Company other than for Cause during the applicable Change in Control period or resigns for Good Reason within one year following the Change in Control, he will receive a lump-sum cash payment equal to 200% of the highest annual base salary rate payable during the twelve-month period preceding termination plus 200% of the average aggregate annual performance bonuses earned for the three most recent fiscal years ended on or prior to termination, and all unvested equity awards will vest in full. If termination without Cause occurs during the second year following a Change in Control, the 200% multiples described above are reduced to 100%.

The McCollom Employment Agreement provides for a reduction of payments to the extent necessary to avoid excise taxes under Section 4999 of the Code and includes customary restrictive covenants, including non-solicitation provisions applicable during employment and for twelve (12) months thereafter, as well as confidentiality, non-disclosure and assignment provisions relating to proprietary information.
Lyle Cunningham
Mr. Cunningham does not have an employment agreement with us providing for compensation in connection with a separation of service. On May 1, 2019, we entered into a Change of Control Agreement with Mr. Cunningham under which Mr. Cunningham is entitled to certain payments if his employment is terminated other than for Cause, or by Mr. Cunningham for Good Reason, in each case within one year after a Change in Control of the Company. If these events occur, Mr. Cunningham would be entitled to a single lump sum payment, subject to tax withholding obligations, equal to (i) two hundred percent (200%) of the highest rate of base annual salary in effect for Mr. Cunningham during the twelve month period prior to termination of employment, and (ii) two hundred percent (200%) of the average of the aggregate annual performance bonuses earned by Mr. Cunningham during each of the three preceding fiscal years. The Change of Control Agreement contains non-solicitation and similar covenants that remain in effect for a period of twelve months following termination upon a Change in Control, as well as covenants related to confidentiality of proprietary information.
Other NEOs
Messrs. Watkins and Kasulka do not have employment agreements with the Company providing for compensation in connection with a separation of service or a change of control.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Leadership Development and Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based upon this review and discussion, the Leadership Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K.
Leadership Development and Compensation Committee:
Steven J. Zuckerman, Chairman
Bernard B. Banks
Robert N. Mackay
Daniel K. Rothermel

EXECUTIVE COMPENSATION
The following tables, accompanying footnotes and narrative provide information about compensation paid to our NEOs as described in the Compensation Discussion and Analysis.
Summary Compensation Table
The table below sets forth the compensation for each of our NEOs for the fiscal years ended December 31, 2025, 2024, and 2023 in accordance with SEC rules. Pursuant to these rules, NEOs may vary from year to year. The column “Change in Pension Value and Non-qualified Deferred Compensation Earnings” is intentionally omitted from the table since the Company does not maintain a pension plan.

Executive	Year	Salary ($) (1)	Bonus ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	All Other Compensation ($) (6)	Total ($)
Jay S. Sidhu Executive Chairman and Former Chief Executive Officer	2025	850,000	—	—	2,065,906	—	39,050	2,954,956
	2024	843,269	—	—	2,479,286	—	40,094	3,362,649
	2023	778,788	—	—	2,891,317	—	91,406	3,761,511
Sam Sidhu President and Chief Executive Officer	2025	725,000	—	—	12,077,187	—	125,144	12,927,331
	2024	715,577	—	—	1,493,600	—	102,849	2,312,026
	2023	643,269	—	372,600	1,648,466	—	54,604	2,718,939
Mark R. McCollom EVP, Chief Financial Officer	2025	278,846	—	102,280	—	—	9,930	391,056
Philip S. Watkins (7) EVP, Head of Corporate Development and Investor Relations and Former Chief Financial Officer	2025	425,000	170,000	—	636,987	—	9,721	1,071,708
	2024	410,673	—	—	210,012	—	13,591	634,276
Lyle P. Cunningham EVP, Chief Banking Officer	2025	425,000	250,000	—	220,505	—	261,996	907,501
	2024	418,269	—	—	1,050,062	94,159	246,911	1,809,401
	2023	388,462	—	200,000	490,845	—	230,485	1,309,792
Thomas H. Kasulka EVP, Chief Credit Officer	2025	425,000	170,000	—	440,945	—	23,085	889,030
	2024	425,000	—	—	575,004	64,037	284,223	1,348,264
(1)The amounts shown represent the salaries earned through December 31 of each year. Mr. McCollom was paid an annual base salary at the rate of $500,000 upon joining the Company during 2025.
(2)The 2025 amounts shown in this column represent the portion of the annual incentives payable in cash to Messrs. Watkins, Cunningham and Kasulka, as described in the CD&A. The portion of the annual incentives payable as RSUs to Messrs. Watkins, Cunningham and Kasulka were granted on March 13, 2026, subject to shareholder approval of the Amended 2019 Plan as described in Proposal 4 and will therefore be reported as 2026 Stock Awards in the 2027 Proxy Statement.
(3)The 2025 amount shown for Mr. McCollom in this column represents the portion of his STI payable in cash, as described in the CD&A. The portion of the STI awarded as RSUs to Messrs. Jay Sidhu, Sam Sidhu and Mr. McCollom, as described in the CD&A, were granted on March 13, 2026, subject to shareholder approval of the Amended 2019 Plan as described in Proposal 4 and will therefore be reported as 2026 Stock Awards in the 2027 Proxy Statement.
(4)Amounts in this column represent the grant date fair market value of stock awards (RSUs and PBRSUs at target, as applicable) granted during 2025, 2024 and 2023 and computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. The grant date fair market values have been determined based on the assumptions and methodologies set forth in our 2025 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS).
The 2025 amounts shown in this column include 2024 STI and LTI awards granted during 2025 to Messrs. Jay Sidhu, Sam Sidhu and Watkins, described in our 2025 proxy statement. The amount shown for Mr. Sam Sidhu also includes the Special One-Time CEO Transition Award granted in connection with the announcement of his appointment as Chief Executive Officer and described further in the CD&A. The amounts shown for Messrs. Cunningham and Kasulka represent Special Strategic Awards described in the CD&A.

(5)Amounts in this column represent the grant date fair market value of stock option awards granted during 2025, 2024 and 2023 and computed in accordance with FASB ASC Topic 718. The grant date fair market values have been determined based on the assumptions and methodologies set forth in our 2025 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS). No stock option awards were granted to our NEOs during 2025.
(6)The following supplemental table sets forth for 2025 the components of compensation reported as All Other Compensation above, based on the incremental cost to the Company of providing the benefit. Certain amounts may be based on reasonable estimates where actual cost is not precisely determinable. In such cases, the Company believes that the amounts shown are a reasonable approximation of the cost incurred.

Executive	401(k) Match ($)	Personal Use of Company Auto ($)	Exec. Life / Financial Planning ($)	Supplemental Retirement Plan / Split Dollar Life ($)	Healthcare and Country Club Memberships ($)	Total ($)
Jay S. Sidhu	9,615	3,461	—	—	25,974	39,050
Sam Sidhu	10,048	4,580	1,414	38,602	70,500	125,144
Mark R. McCollom	7,500	—	2,430	—	—	9,930
Philip S. Watkins	8,400	—	1,321	—	—	9,721
Lyle P. Cunningham	11,505	6,574	8,700	235,217	—	261,996
Thomas H. Kasulka	10,546	—	12,539	—	—	23,085

•Employer matching contributions under our 401(k) Retirement Savings and Profit Sharing Plan consist of a 50% match of a participant's own pre-tax and Roth contributions to the plan up to the first 6% of eligible compensation (generally including base salary and cash-based incentive awards), up to annual limits established by the IRS.
•Company-provided autos are primarily used for business purposes. The amounts shown above represent the value attributable to personal use.
•Amounts shown for above for Exec. Life / Financial Planning represent company-paid premiums for executive life insurance policies. No incremental costs were incurred during 2025 for financial planning services.
•Amounts shown for Supplemental Retirement Plan /Split Dollar Life includes costs attributable to maintaining supplemental executive retirement plans and imputed values related to split dollar life insurance policies for Messrs. Sam Sidhu and Cunningham during 2025. No costs were attributable to the Company during 2025 for existing supplemental executive retirement plan benefits for Messrs. Jay Sidhu and Kasulka.
(7)Mr. Watkins did not qualify as an NEO for fiscal years prior to 2024; therefore, only compensation for fiscal 2024 and 2025 are presented.

Grants of Plan Based Awards
The following table sets forth equity and non-equity awards granted to each of our NEOs during 2025. No stock options were granted to any named executive officer during fiscal 2025; accordingly, the columns related to option awards have been omitted from the table. In accordance with SEC rules, the table does not include awards granted during 2026. The CD&A includes additional information regarding the incentive awards made to NEOs and our share based compensation programs.

				Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of Common Stock (#)	Grant date fair value of stock and option awards ($) (1)
Executive	Award Type		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay S. Sidhu	STI	(2)		425,000	850,000	1,275,000
	STI RSU	(3)	3/14/2025							17,244	875,823
	LTI RSU	(4)	4/8/2025							11,135	476,021
	LTI PBRSU	(5)	4/8/2025				8,321	16,642	24,963	—	714,062
Sam Sidhu	STI	(2)		326,250	652,500	978,750
	STI RSU	(3)	3/14/2025							13,237	672,307
	LTI RSU	(4)	4/8/2025							8,548	365,427
	LTI PBRSU	(5)	4/8/2025				6,388	12,775	19,163	—	548,140
	PBRSU	(6)	7/23/2025					225,000			10,491,314
Mark R. McCollom	STI	(2)		175,000	350,000	525,000
Lyle P. Cunningham	RSU	(7)	7/9/2025							3,447	220,505
Thomas H. Kasulka	RSU	(7)	7/9/2025							6,893	440,945
Philip S. Watkins	STI	(2)		106,250	212,500	340,000
	STI RSU	(3)	3/14/2025							4,381	222,511
	LTI RSU	(4)	4/8/2025							3,878	165,785
	LTI PBRSU	(5)	4/8/2025				2,898	5,796	8,694	—	248,690
(1)Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of the equity awards shown. The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 14 - SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)Messrs. Jay Sidhu and Sam Sidhu received 100% of their 2025 STI in the form of RSUs, and Messrs. McCollom and Watkins received a portion of their 2025 bonus in the form of RSUs, granted on March 13, 2026, subject to shareholder approval of the Amended 2019 Plan as described in Proposal 4. These RSUs will be reported as 2026 Stock Awards in the 2027 Proxy Statement. If shareholders do not approve the Amended 2019 Plan, the contingent grants will be cancelled or settled in cash as determined by LD&CC.
(3)Represents the 2024 STI payable 100% in the form of RSUs. These awards vest in three equal installments on the first, second and third anniversaries of the grant date.
(4)Represents 40% of the 2024 LTI payable in the form of RSUs. These awards vest in three equal installments on the first, second and third anniversaries of the grant date.
(5)Represents 60% of the 2024 LTI payable in the form of PBRSUs. These awards vest three years after the date of grant based on three metrics of performance, including: relative TSR, relative ROACE and relative average non-performing assets to total assets.
(6)Represents the Special One-Time CEO Transition Award granted in connection with the announcement of Mr. Sam Sidhu's appointment as Chief Executive Officer. The award is subject to both (i) a stock price hurdle and (ii) continued service through January 1, 2031, and will vest only if both conditions are satisfied. The stock price hurdle condition will be achieved if, at any time during the five year period commencing January 1, 2026, the average closing price of the Company’s common stock equals or exceeds $125 for 20 consecutive trading days.
(7)Represents Special Strategic Awards granted to Messrs. Cunningham and Kasulka. These awards vest in three equal installments on the first, second and third anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information on equity-based awards that were outstanding for each NEO at December 31, 2025. All awards relate to shares of Voting Common Stock unless otherwise noted in the footnotes.

		Option Awards					Stock Awards
Executive	Grant Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexerciseable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)
Jay S. Sidhu	4/8/2025	—	—		—	—	16,642	(2)	1,216,863
	4/8/2025	—	—		—	—	11,135	(3)	814,191
	3/14/2025	—	—		—	—	17,244	(4)	1,260,881
	4/12/2024	—	—		—	—	15,147	(2)	1,107,549
	4/12/2024	—	—		—	—	6,732	(3)	492,244
	3/15/2024	—	—		—	—	16,613	(4)	1,214,743
	4/6/2023	—	—		—	—	34,417	(2)	2,516,571
	4/6/2023	—	—		—	—	7,648	(3)	559,222
	4/4/2023	—	—		—	—	16,916	(4)	1,236,898
	1/5/2023	—	—		—	—	1,858	(5)	135,857
	12/20/2017	500,000	—		26.65	12/20/2027	—		—
	7/26/2017	120,000	—		28.24	7/26/2027	—		—
Sam Sidhu	7/23/2025	—	—		—	—	225,000	(6)	16,452,000
	4/8/2025	—	—		—	—	12,775	(2)	934,108
	4/8/2025	—	—		—	—	8,548	(3)	625,030
	3/14/2025	—	—		—	—	13,237	(4)	967,889
	4/12/2024	—	—		—	—	11,401	(2)	833,641
	4/12/2024	—	—		—	—	5,067	(3)	370,499
	3/15/2024	—	—		—	—	7,503	(4)	548,619
	4/6/2023	—	—		—	—	24,757	(2)	1,810,232
	4/6/2023	—	—		—	—	5,501	(3)	402,233
	4/4/2023	—	—		—	—	5,764	(4)	421,464
	1/5/2023	—	—		—	—	1,858	(5)	135,857
	4/28/2021	—	250,000	(7)	32.78	4/28/2031	—		—
	2/24/2021	—	250,000	(7)	28.37	2/24/2031	—		—
Philip S. Watkins	4/8/2025	—	—		—	—	5,796	(2)	423,804
	4/8/2025	—	—		—	—	3,878	(3)	283,559
	3/14/2025	—	—		—	—	4,381	(4)	320,339
	3/15/2024	—	—		—	—	2,819	(4)	206,125
	10/24/2023	—	—		—	—	8,333	(8)	609,309
	4/4/2023	—	—		—	—	3,170	(4)	231,790
	1/5/2023	—	—		—	—	1,858	(5)	135,857
	2/24/2021	—	20,000	(7)	28.37	2/24/2031	—		—
Lyle P. Cunningham	7/9/2025	—	—		—	—	3,447	(9)	252,045
	12/19/2024	—	3,326	(10)	46.98	12/19/2034			—
	12/19/2024	—	—		—	—	8,869	(4)	648,501
	3/15/2024	—	—		—	—	5,706	(4)	417,223
	4/4/2023	—	—		—	—	4,611	(4)	337,156
	1/5/2023	—	—		—	—	1,858	(5)	135,857
	2/24/2021	—	10,000	(7)	28.37	2/24/2031	—		—
	3/14/2019	5,123	—		19.28	3/14/2029	—		—
Thomas H. Kasulka	7/9/2025	—	—		—	—	6,893	(9)	504,016
	12/19/2024	—	2,262	(10)	46.98	12/19/2034	—		—
	12/19/2024	—	—		—	—	6,031	(4)	440,987
	2/23/2024	—	—		—	—	1,899	(11)	138,855
	12/5/2023	—	—		—	—	1,293	(11)	94,544

(1)	Shares are valued based on a $73.12 share price, the closing price of the Company’s common stock on December 31, 2025.
(2)
The amounts shown represent LTI PBRSU awards, assuming a payout at 100% of target. Actual payouts will be determined following the end of each respective performance period based on actual performance against targets. These PBRSUs vest on the third anniversary of each respective date of grant, as follows: PBRSUs granted on April 6, 2023 are scheduled to vest on April 6, 2026; PBRSUs granted on April 12, 2024 are scheduled to vest on April 12, 2027; PBRSUs granted on April 8, 2025 are scheduled to vest on April 8, 2028.

(3)
The amounts shown includes LTI RSU awards granted on April 6, 2023 scheduled to vest on April 6, 2026; LTI RSU awards granted on April 12, 2024 that are scheduled to vest in two equal installments on on April 12, 2026 and 2027; and LTI RSU awards granted on April 8, 2025 that are scheduled to vest in three equal installments on April 8, 2026, 2027 and 2028.

(4)
The amounts shown include RSUs underlying STI or bonus awards granted on April 4, 2023 scheduled to vest on April 4, 2026; RSUs granted on March 15, 2024 that are scheduled to vest in two equal installments on March 15, 2026 and 2027; RSUs granted on December 19, 2024 that are scheduled to vest in two equal installments on December 19, 2026 and 2027; and RSUs granted on March 14, 2025 that are scheduled to vest in three equal installments on March 14, 2026, 2027 and 2028.

(5)	The amounts shown represent RSUs scheduled to vest on January 5, 2026.
(6)
Represents the special one-time CEO transition PBRSU award scheduled to vest on January 1, 2031, subject to a stock price hurdle condition which will be achieved if, at any time during the five year period commencing January 1, 2026, the average closing price of the Company’s common stock equals or exceeds $125 for 20 consecutive trading days.

(7)
The stock options shown are scheduled to vest on the fifth anniversary of each respective date of grant, as follows: stock options granted on February 24, 2021 are scheduled to vest on February 24, 2026; and stock options granted on April 28, 2021 are scheduled to vest on April 28, 2026.

(8)	The amounts shown represent RSUs scheduled to vest on October 24, 2026.
(9)	Represents special strategic RSU awards related to onboarding new banking teams during 2024. The amounts shown are scheduled to vest in three equal installments on April 1, 2026, 2027 and 2028.
(10)	The stock options shown are scheduled to vest on the fifth anniversary of the date of grant, on December 19, 2029.
(11)
The amounts shown include RSUs granted on December 5, 2023 that are scheduled to vest December 5, 2026; and RSUs granted on February 23, 2024, that are scheduled to vest in two equal installments on February 23, 2026, and 2027.

Option Exercises and Stock Vesting
The following table sets forth information on stock option exercises and stock vesting for the NEOs for the fiscal year ended December 31, 2025.

	Option Awards (1)		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)	Value Received on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Received on Vesting ($) (2)
Jay S. Sidhu	—	—	59,438	(3)	2,695,722	(4)
Sam Sidhu	—	—	329,618	(5)	16,381,919	(6)
Mark R. McCollom	—	—	—		—
Philip S. Watkins	—	—	15,471	(7)	920,428	(8)
Lyle P. Cunningham	—	—	14,978	(9)	835,270	(10)
Thomas H. Kasulka	—	—	5,259	(11)	371,066	(12)

(1)	No stock options were exercised by any of the NEOs during 2025.
(2)
The values shown were determined by multiplying the aggregate number of PBRSUs and RSUs on each specific vesting date by the closing price of the Company’s common stock on that date, or the last trading date immediately preceding the vesting date in the event the vesting date occurred on a non-trading date.

(3)
Represents 1,859 RSUs that vested on January 5, 2025; 8,307 RSUs that vested on March 15, 2025; 5,130 RSUs that vested on March 22, 2025; 16,916 RSUs that vested on April 4, 2025; 7,649 RSUs that vested on April 6, 2025; 6,737 PBRSUs that vested on April 7, 2025; 6,539 PBRSUs that vested on April 7, 2025; 2,935 RSUs that vested on April 7, 2025; and 3,366 RSUs that vested on April 12, 2025.

(4)
Reflects the closing price of the Company’s common stock of $48.83 on January 5, 2025, $50.79 on March 15, 2025, $51.55 on March 22, 2025, $43.46 on April 4, 2025, $43.46 on April 6, 2025, $43.40 on April 7, 2025, $43.40 on April 7, 2025, $43.40 on April 7, 2025, and $43.80 on April 12, 2025.

(5)
Represents 1,859 RSUs that vested on January 5, 2025; 300,000 PBRSUs that vested on January 22, 2025; 3,752 RSUs that vested on March 15, 2025; 2,207 RSUs that vested on March 22, 2025; 5,764 RSUs that vested on April 4, 2025; 5,502 RSUs that vested on April 6, 2025; 3,324 PBRSUs that vested on April 7, 2025; 3,227 PBRSUs that vested on April 7, 2025; 1,449 RSUs that vested on April 7, 2025; and 2,534 RSUs that vested on April 12, 2025.

(6)
Reflects the closing price of the Company’s common stock of $48.83 on January 5, 2025, $50.13 on January 22, 2025, $50.79 on March 15, 2025, $51.55 on March 22, 2025, $43.46 on April 4, 2025, $43.46 on April 6, 2025, $43.40 on April 7, 2025, $43.40 on April 7, 2025, $43.40 on April 7, 2025, and $43.80 on April 12, 2025.

(7)
Represents 1,859 RSUs that vested on January 5, 2025; 1,410 RSUs that vested on March 15, 2025; 697 RSUs that vested on March 22, 2025; 3,171 RSUs that vested on April 4, 2025; and 8,334 RSUs that vested on October 24, 2025.

(8)	Reflects the closing price of the Company’s common stock of $48.83 on January 5, 2025, $50.79 on March 15, 2025, $51.55 on March 22, 2025, $43.46 on April 4, 2025, and $70.11 on October 24, 2025.
(9)
Represents 1,859 RSUs that vested on January 5, 2025; 2,853 RSUs that vested on March 15, 2025; 1,220 RSUs that vested on March 22, 2025; 4,611 RSUs that vested on April 4, 2025; and 4,435 RSUs that vested on December 19, 2025.

(10)	Reflects the closing price of the Company’s common stock of $48.83 on January 5, 2025, $50.79 on March 15, 2025, $51.55 on March 22, 2025, $43.46 on April 4, 2025, and $75.83 on December 19, 2025.
(11)	Represents 949 RSUs that vested on February 23, 2025; 1,294 RSUs that vested on December 5, 2025; and 3,016 RSUs that vested on December 19, 2025.
(12)	Reflects the closing price of the Company’s common stock of $53.27 on February 23, 2025, $70.95 on December 5, 2025, and $75.83 on December 19, 2025.
Pension Benefits
Customers does not provide a pension plan to its team members.

Non-qualified Deferred Compensation
The following Non-qualified Deferred Compensation table summarizes activity during 2025 and the account balance as of December 31, 2025 for our non-qualified defined contribution plans that provide for the deferral of compensation.

	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($) (1,3)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FY ($)
Executive
Jay S. Sidhu (2)	—	—	1,314,419	—	9,751,129
Sam Sidhu	—	37,775	—	—	159,272
Lyle P. Cunningham	—	231,574	—	—	804,002
Thomas H. Kasulka	—	—	—	—	260,287
(1)The amounts shown in this column are also included in the Summary Compensation Table for 2025 in the “All Other Compensation” column.
(2)Represents the SERP for Mr. Jay Sidhu. As a result of the acquisition of USA Bank on July 9, 2010, Mr. Sidhu’s SERP became effective, and Mr. Sidhu is entitled to receive the balance of the SERP account payable over 15 years commencing upon the later of his separation from service or his 65th birthday. If Mr. Sidhu dies prior to his payment commencement date, his beneficiary receives a lump sum payment equal to $3,000,000. If Mr. Sidhu dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If Mr. Sidhu’s employment is terminated for cause, he forfeits the benefits provided under the SERP. See “Supplemental Executive Retirement Plan for Executive Chairman” for more details on Mr. Sidhu’s SERP. The Company also has Company Owned Life Insurance (“COLI”) on Mr. Sidhu. The policy was fully funded in 2014. The policy has a net surrender value of $6,219,680 and a face value of $6,100,000.
(3)Represents accruals expensed to cover future retirement benefits described in the SERP agreement for Messrs. Sam Sidhu, Cunningham and Kasulka. Lifetime monthly payments will be made from the SERPs to the individuals starting at normal retirement age as defined in the SERP age 65, or, if later, separation from service. The SERPs for Messrs. Sam Sidhu, Cunningham and Kasulka also provide that the executive will fully vest in the normal retirement benefit upon a termination in connection with a change in control or upon the death of the executive. The Company also has fixed indexed annuity policies on Messrs. Sam Sidhu, Cunningham and Kasulka. The annuities were funded in 2021, 2022 and 2025, respectively. The annuities have a net surrender value of $2,516,590 for Mr. Sam Sidhu, $1,886,334 for Mr. Cunningham and $1,462,000 for Mr. Kasulka. As of December 31, 2025, Messrs. Sam Sidhu, Cunningham and Kasulka had no vested balances associated with the SERPs. See “Supplemental Executive Retirement Plan for Other Named Executive Officers” for more details.
Potential Payments Upon Termination Or Change In Control
The tables below show the value of estimated payments pursuant to the employment agreements, change of control agreements, equity plans and other plans described above upon a termination of employment for Messrs. Jay Sidhu, Sam Sidhu, Watkins, Cunningham and Kasulka, including gross-up payments for any excise tax on the parachute payments upon a change in control for Mr. Jay Sidhu. All termination events are assumed to occur on December 31, 2025. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the named executive officer. The amounts shown in the tables include estimates of amounts that would be paid to the executive upon the occurrence of the specified event. The actual amounts to be paid to the NEOs can only be determined at the time of their termination and may be more or less than the amounts contained in the tables and the various agreements and plans. See “Named Executive Officer Agreements” for more details.
Assuming the noted events had occurred on December 31, 2025, payments and benefits estimated due to Messrs. Jay Sidhu, Sam Sidhu, Watkins, Cunningham and Kasulka would be estimated as follows:

Jay S. Sidhu	Resignation For Good Reason or Termination Without Cause ($)	Termination in Connection with Change in Control ($)	Death ($)
Salary and Annual Performance Award (1)	5,543,772	5,543,772	—
Other Incentive/Bonus (2)	1,037,400	1,037,400	—
Health and Welfare Benefits (3)	65,005	65,005	—
RSUs / PBRSUs (4)	10,555,018	10,555,018	10,555,018
SERP Benefit	9,751,129	9,751,129	—
Death Benefit (5)	—	—	3,500,000
Excise Tax Gross Up	—	—	—
Total	26,952,324	26,952,324	14,055,018

Sam Sidhu	Resignation For Good Reason or Termination Without Cause ($)	Termination in Connection with Change in Control ($)	Death ($)
Salary and Annual Performance Award (1)	4,378,800	4,378,800	—
Other Incentive/Bonus (2)	796,400	796,400	—
Health and Welfare Benefits (3)	198,163	198,163	—
Stock Options (4)	21,272,500	21,272,500	21,272,500
RSUs / PBRSUs (4)	23,501,572	23,501,572	23,501,572
SERP Benefit	—	1,840,169	—
Death Benefit (5)	—	—	3,340,169
Total	50,147,435	51,987,604	48,114,241

Mark R. McCollom (6)	Resignation For Good Reason or Termination Without Cause ($)	Termination in Connection with Change in Control ($)	Death ($)
Salary and Annual Performance Award (1)	708,333	1,700,000	—
Other Incentive/Bonus (2)	255,700	—	—
Death Benefit (5)	—	—	1,500,000
Total	964,033	1,700,000	1,500,000

Philip S. Watkins (7)	Resignation For Good Reason or Termination Without Cause ($)	Termination in Connection with Change in Control ($)	Death ($)
Stock Options (4)	—	895,000	895,000
RSUs / PBRSUs (4)	—	2,210,783	2,210,783
Death Benefit (5)	—	—	1,500,000
Total	—	3,105,783	4,605,783

Lyle P. Cunningham	Resignation For Good Reason or Termination Without Cause ($)	Termination in Connection with Change in Control ($)	Death ($)
Salary and Annual Performance Award (8)	—	1,950,000	—
Stock Options (4)	—	534,442	534,442
RSUs / PBRSUs (4)	—	1,790,782	1,790,782
SERP Benefit (10)	—	1,595,768	—
Death Benefit (5)	—	—	3,147,631
Total	—	5,870,992	5,472,855

Thomas H. Kasulka (9)	Resignation For Good Reason or Termination Without Cause ($)	Termination in Connection with Change in Control ($)	Death ($)
Stock Options (4)	—	59,129	59,129
RSUs / PBRSUs (4)	—	1,178,402	1,178,402
SERP Benefit (10)	—	1,157,003	1,500,000
Death Benefit (5)	—	—	1,500,000
Total	—	2,394,534	4,237,531

(1)Represents continuation of severance payments for the payout period provided under each named executive officer’s applicable employment or change of control agreement. Severance payment calculation is based on base salary at the time of termination as well as the average of the executive’s annual performance bonus (excluding the Company match of any deferred compensation) for the three fiscal years preceding the fiscal year of termination (2024, 2023, and 2022) as defined in the executive’s employment or Change of Control agreement. The tables above do not include severance payments under arrangements that may be broadly applicable to all team members.
For purposes of the amounts shown above, compensation elements reflect each executive’s compensation in effect as of December 31, 2025. Effective January 1, 2026, the Company implemented new compensation arrangements for Messrs. Jay Sidhu and Sam Sidhu in connection with their respective role transitions.
If such compensation arrangements had been in effect on December 31, 2025, the estimated severance and change in control payments for Messrs. Jay Sidhu and Sam Sidhu would have been approximately $4,067,972 and $6,047,558, respectively, under the same assumptions described above. These amounts are provided for illustrative purposes only and do not reflect actual amounts payable as of December 31, 2025.
(2)Represents the portion of the STI Annual Incentive Awards for the fiscal year of the executive’s termination that would have been payable to the executive had he or she remained employed through the date of payment.
For purposes of the amounts shown above, compensation elements reflect each executive’s compensation in effect as of December 31, 2025.
Effective January 1, 2026, the Company implemented new compensation arrangements for Messrs. Jay Sidhu and Sam Sidhu in connection with their respective role transitions.
If such compensation arrangements had been in effect on December 31, 2025, the estimated severance and change in control payments for for Messrs. Jay Sidhu and Sam Sidhu would have been approximately $0 and $1,190,023, respectively, under the same assumptions described above. These amounts are provided for illustrative purposes only and do not reflect actual amounts payable as of December 31, 2025.
(3)Represents continuation of health and/or other welfare benefits over the payout period provided under each NEO’s applicable employment agreement.
(4)Represents the value of outstanding stock options, RSUs and/or PBRSUs that become payable under each applicable scenario above, including with the consent of the LD&CC at the time an NEO may elect to retire upon reaching age 65.
(5)The amount shown above for Mr. Jay Sidhu includes the proceeds of group term life insurance, the premiums for which are paid by us as well as an uninsured death benefit payable under his SERP. The amounts shown above for Messrs. Sam Sidhu, McCollom, Watkins, Cunningham and Kasulka represents (a) the proceeds of company-provided group term life insurance and executive life insurance, the premiums for which are paid by us, and (b) for Messrs. Sam Sidhu and Cunningham, SERP benefits payable pursuant to Split Dollar Life Insurance in place between the Company and each executive.
(6)Represents severance benefits pursuant to Mr. McCollom’s employment agreement.
(7)Mr. Watkins does not have an employment agreement with the Company providing for compensation in connection with a separation of service or a change in control.
(8)Represents severance payments under Mr. Cunningham’s change of control agreement which includes: two hundred percent (200%) of the highest rate of base salary in effect for Mr. Cunningham during the twelve-month period prior to termination of employment, and two hundred percent (200%) of the average of the annual performance bonuses earned during each of the three preceding fiscal years.
(9)Mr. Kasulka does not have an employment agreement with the Company providing for compensation in connection with a separation of service or a change in control.
(10)The amounts shown represent SERP benefits payable upon an eligible Separation from Service, other than for Cause, within twelve months following a Change in Control, and for Mr. Kasulka, a minimum death benefit under his SERP of $150,000 for ten (10) years. Not shown above for Mr. Jay Sidhu is his fully vested SERP benefit, for which is he entitled to receive $300,000 per year payable for fifteen years following his separation of service.
Excise tax gross-up provisions are included only in Mr. Jay Sidhu’s employment agreement. The protection provided to the executive officer most responsible for creating shareholder value was a commitment made by the Company in its early stages of development when such measure helped recruit and subsequently retain the quality of management and leadership necessary to develop a $250 million asset bank to a $25 billion asset bank. The excise tax gross up calculation is very complex with many different components. To calculate the tax gross up management considered all sources of payments that may result from a change in control, including accelerated vesting of deferred compensation and that the excise tax gross up is also a payment made in connection with a change in control. The deferred compensation calculation considered whether the deferred compensation was time based or performance based, the remaining vesting period if the deferred compensation payment was only time based, whether the deferred compensation performance criteria had been met, and the remaining time period to vest if the performance criteria was met, and the federal tax related interest rate. Given Mr. Jay Sidhu’s level of compensation for 2025, the Company estimated that an excise payment would not be owed to Mr. Jay Sidhu, assuming a hypothetical change of control event occurred on December 31, 2025. The LD&CC has directed that the excise tax gross up not be included in any future employment contracts, that the provision be retained in the current contract pursuant to the Company’s previous commitments, and that the excise tax gross up “sunset” with the departure or retirement of the current CEO.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information:
For fiscal 2025, our last completed fiscal year:
•The median of the annual total compensation of all employees of our Company (other than Mr. Jay Sidhu), was $141,216.
•The annual total compensation of Mr. Jay Sidhu, our Chairman & CEO, as reported, was $2,954,956 for 2025.
Based on this information, the ratio for 2025 of the annual total compensation of our Chairman & CEO to the median of the annual total compensation of all employees is 21 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:
1.The rules require a company to identify its median employee once every three years unless there has been a change in the company’s employee population or compensation arrangements that would reasonably result in a significant change in the pay ratio disclosure. We identified a new median employee for 2025 as the median employee identified in 2024 was no longer actively employed by the Company at the end of the year. There has not otherwise been a material change in the Company’s employee population that would result in a significant change in the pay ratio disclosure.
2.As of December 31, 2025, our employee population consisted of approximately 872 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.
3.To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the IRS on Form W-2 for fiscal 2025. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2025, but did not work for us the entire year. No full-time equivalent adjustments were made for part time employees or former employees who terminated their employment during the year.
4.After identifying the median employee, we added together all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $141,216.
5.With respect to the annual total compensation of our CEO, we used the amount reported in the Total column of our 2025 Summary Compensation Table.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s compensation program and pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis” beginning on page 56.

Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1) (2)	Average Summary Compensation Table for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4) (5)	Value of Initial Fixed $100 Investment Based On:		Net Income (8)	NIM (9)
					TSR (6)	Peer Group TSR (7)
2025	$2,954,956	$6,888,921	$3,237,325	$6,515,081	$402.20	$123.12	$224,088	3.32%
2024	3,362,649	1,913,422	2,028,820	(779,034)	267.77	106.43	181,469	3.15%
2023	3,761,511	9,749,751	1,687,191	$8,647,252	316.94	79.79	250,143	3.29%
2022	2,648,914	(24,380,210)	1,162,237	(6,853,690)	155.89	107.01	228,034	3.19%
2021	3,900,601	46,206,289	2,459,948	10,623,163	359.57	145.53	314,647	3.70%

(1)    The dollar amounts represents the amount of “compensation actually paid” to the Company’s principal executive officer (“PEO”), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total reported compensation for each year in the Summary Compensation Table to determine the compensation actually paid:
(a)    The grant date fair value of equity awards consists of RSUs and stock options, and represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns, respectively, in the Summary Compensation Table for the applicable year.
(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 14 - SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2025.
(c)    There were no pension benefits adjustments for the years in the table.

(2)    In accordance with the requirements of Item 402(v) of Regulation S-K, the dollar amounts in the Summary Compensation Table Total for Mr. Jay Sidhu, are adjusted as described in Note (1)(b) above as follows:

Compensation Actually Paid to NEO
Year	Reported Summary Compensation Table Total For PEO	[Less] Reported Value of Equity Awards	[Plus] Year End Fair Value of Equity Awards Granted in Current Year	[Plus/Minus] Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	[Plus] Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	[Plus/Minus] Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	[Minus] Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	[Plus] Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Compensation Actually Paid to PEO
2025	$2,954,956	$(2,065,906)	$3,410,920	$2,650,545	$—	$17,696	$(79,290)	$—	$6,888,921
2024	3,362,649	(2,479,286)	2,384,244	(1,160,888)	—	(193,297)	—	—	1,913,422
2023	3,761,511	(2,891,317)	6,843,851	1,968,518	—	67,188	—	—	9,749,751
2022	2,648,914	(1,884,160)	980,225	(4,154,816)	—	(21,970,373)	—	—	(24,380,210)
2021	3,900,601	(1,893,124)	3,852,355	31,132,963	—	9,213,494	—	—	46,206,289

(3)    The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO) in the Summary Compensation Table Total in each applicable year. The average of the Summary Compensation Table Total is comprised of Messrs. Sam Sidhu, McCollom, Watkins, Cunningham and Kasulka in 2025, Messrs. Sam Sidhu, Watkins, Cunningham and Kasulka and Ms. Leibold in 2024, Ms. Leibold and Messrs. Sam Sidhu, Bowman and Cunningham in 2023 and 2022, and Ms. Leibold and Messrs. Sam Sidhu, Bowman, Cunningham and Richard A. Ehst for 2021. Mr. Ehst retired as the President and Chief Operating Officer effective July 1, 2021. Mr. Bowman resigned as Chief Credit Officer as of December 31, 2023. Ms. Leibold’s employment with the Company terminated as of April 10, 2024. Mr. Watkins was appointed as the Company’s CFO effective as of April 12, 2024, and as the Company’s Head of Corporate Development and Investor Relations effective as of August 15, 2025. Mr. McCollom was appointed as the Company’s CFO effective as of August 15, 2025.
(4)    The dollar amounts represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments were made to the total reported compensation of the NEOs as a group (excluding the PEO) for each year in the Summary Compensation Table to determine the compensation actually paid, using the same methodology described in Note (1) above.
(5)    In accordance with the requirements of Item 402(v) of Regulation S-K, the average of the dollar amount in the Summary Compensation Table Total for Messrs. Sam Sidhu, McCollom, Watkins, Cunningham and Kasulka in 2025, Messrs. Sam Sidhu, Watkins, Cunningham and Kasulka and Ms. Leibold in 2024, Ms. Leibold and Messrs. Sam Sidhu, Bowman and Cunningham in 2023 and 2022, and Ms. Leibold and Messrs. Sam Sidhu, Bowman, Cunningham and Ehst for 2021 are adjusted as described in Note (1)(b) above as follows:

Average Compensation Actually Paid to Non-PEO NEOs
Year	Reported Average Summary Compensation Table Total For Non-PEO NEOs	[Less] Reported Average Value of Equity Awards	[Plus] Average Year End Fair Value of Equity Awards Granted in Current Year	[Plus/Minus] Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	[Plus] Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	[Plus/Minus] Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	[Minus] Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	[Plus] Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Compensation Actually Paid to Non-PEO NEOs
2025	$3,237,325	$(2,675,125)	$3,339,782	$2,454,742	$—	$166,182	$(7,825)	$—	$6,515,081
2024	2,028,820	(739,814)	688,896	(1,919,432)	—	(74,646)	(762,858)	—	(779,034)
2023	1,687,191	(939,998)	1,996,307	6,041,528	—	(85,958)	(51,818)	—	8,647,252
2022	1,162,237	(498,750)	257,593	(7,561,180)	—	(213,590)	—	—	(6,853,690)
2021	2,459,948	(1,763,447)	5,210,313	3,841,499	32,782	842,068	—	—	10,623,163

The average equity award adjustments for 2021 also include the subtraction of $123,364 in BM Technologies, Inc. (“BMTX”) common stock granted to Ms. Leibold in 2021 that are included in “All Other Compensation” column in the Summary Compensation Table and the addition of $92,100 in fair value of BMTX common stock that are outstanding and unvested in 2021, the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of BMTX common stock that are outstanding and unvested of $(40,000) in 2022, and the amount of change from the end of the prior fiscal year to the vesting date in fair value of BMTX common stock of $(16,600) in 2023.
(6)    The Company’s cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period, assuming an investment of $100 on December 31, 2020.
(7)    The LD&CC has selected the S&P U.S. Mid Cap Bank & Thrift Index as the Peer Group for this purpose, assuming an investment of $100 on December 31, 2020. Reinvestment of dividends, if any, is assumed. The Company obtained the information contained in this column from SNL Financial.
(8)    The dollar amounts represent the consolidated net income, as reflected in the Company’s audited financial statements in our Annual Report on Form 10-K for the applicable year, in thousands.

(9)    Net Interest Margin, tax equivalent (NIM) is a company selected measure. Although the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that NIM is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company performance. Customers funded, either directly or indirectly, PPP loans in 2020 and 2021. Customers substantially completed processing the guarantee payments for the PPP loans in early 2023. As such, the Company has utilized NIM in evaluating its performance since the first quarter of 2023. NIM, excluding PPP (a non-GAAP measure) for 2021 through 2025, are presented in Appendix A to this Proxy Statement for the purpose of analyzing the information presented in the pay versus performance table. The Company uses non-GAAP measures to compare the current period presentation to historical periods. In addition, the Company believes the use of these non-GAAP measures provides additional clarity when assessing the Company’s financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities. The Company’s reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included in Appendix A to this Proxy Statement.
Financial Performance Measures
The LD&CC considers NIM to be the most important financial performance measure, among other measures in the tabular list below, that is utilized to determine our executive compensation during 2025.

Tabular List of Financial Performance Measures
Financial Performance Measure
NIM
Immediately Available Liquidity in Excess of Uninsured Deposits
CET1 Ratio
3-Year Relative TSR
3-Year Relative ROACE
3-Year Relative Average Non-Performing Assets to Total Assets

Refer to our “Compensation Discussion and Analysis” beginning on page 56 for additional information about our short-term and long-term incentive program for our NEOs.
Analysis of the Information Presented in the Pay versus Performance Table
The Company’s executive compensation program reflects our pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid and TSR

Compensation Actually Paid vs. TSR
TSR
Peer Group TSR
Compensation Actually Paid to PEO
Avg. Compensation Actually Paid to Non-PEO NEOs
Millions
$50
$40
$30
$20
$10
$-
$(10)
$(20)
$(30)
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
359.57
145.534
155.89
107.012
316.94
79.785
267.77
106.432
402.20
123.118
2021
2022
2023
2024
2025

As shown in the above graph, over the past five years, the amount of compensation actually paid to the CEO and the average amount of compensation actually paid to other NEOs as a group (excluding the CEO) is aligned with the Company’s TSR over the past five years presented in the table. The actual value that our CEO and other NEOs could realize from these equity awards is greater.

Compensation Actually Paid and Net Income

Compensation Actually Paid vs. Net Income
Net income
Compensation Actually Paid to PEO
Avg. Compensation Actually Paid to Non-PEO NEOs
Millions
$50
$40
$30
$20
$10
$-
$(10)
$(20)
$(30)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
314,647
228,034
250,143
181,469
224,088
2021
2022
2023
2024
2025

As shown in the above graph, the amount of compensation actually paid to the CEO and the average amount of compensation actually paid to other NEOs as a group (excluding the CEO) is aligned with the Company’s net income (dollars in thousands) over the past five years presented in the table.

Compensation Actually Paid and NIM

Compensation Actually Paid vs. Net Interest Margin
Net Interest Margin
Compensation Actually Paid to PEO
Avg. Compensation Actually Paid to Non-PEO NEOs
Millions
$50
$40
$30
$20
$10
$-
$(10)
$(20)
$(30)
3.80%
3.70%
3.60%
3.50%
3.40%
3.30%
3.20%
3.10%
3.00%
2.90%
2.80%
3.70%
3.19%
3.29%
3.15%
3.32%
2021
2022
2023
2024
2025

As shown in the above graph, the amount of compensation actually paid to the CEO and the average amount of compensation actually paid to other NEOs as a group (excluding the CEO) is aligned with the Company’s NIM over the past five years presented in the table.

Cumulative TSR of the Company and the Peer Group
As demonstrated by the above graph, the Company’s TSR over the five year period was $402.20, while the TSR of the peer group presented for this purpose, the S&P U.S. Mid Cap Bank & Thrift Index, was $123.12 over the same period presented in the table. The Company’s TSR outperformed the S&P U.S. Mid Cap Bank & Thrift Index during the five years presented in the table, representing the Company’s financial performance as compared to the financial institutions comprising the S&P U.S. Mid Cap Bank & Thrift Index. For more information regarding the Company’s performance and the financial institutions that the LD&CC considers when determining compensation, refer to “Compensation Discussion and Analysis”, “Compensation Decision-Making Process”, “Peer Groups” on page 72.
The pay for performance information reported above has been calculated in a manner consistent with the SEC rules based on payroll and stock plan records and the methodologies and assumptions described above. Companies have flexibility in the design of their compensation plans, in the allocation of targeted compensation to short- and long-term measures, and the selection of the types, features and terms, including vesting schedules, of long-term equity awards used over time, some of which may have been granted before or during the period covered by the above tables, and the design may have changed year to year, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the ratios and relationships reported by other companies, which may have employed other compensation designs, estimates or assumptions, and which may have a significantly different compensation practices from the Company’s, are likely not comparable to the Company’s pay for performance disclosures.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE (1) (2)
We have compensated the Company’s non-employee Directors for their services and expect to continue this practice.  Information relating to the compensation of the Company’s non-employee Directors during 2025 is set forth in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Total ($)
Andrea R. Allon	60,000	139,992	199,992
Bernard B. Banks	—	199,986	199,986
Robert J. Buford	—	199,986	199,986
Rajeev V. Date (4)	20,000	31,744	51,744
M. Michael Gill	12,174	31,746	43,920
Robert M. Krasne	—	43,934	43,934
Susan D. Looney	6,087	37,804	43,891
Robert N. Mackay	—	199,986	199,986
Daniel K. Rothermel	128,261	151,231	279,492
Dalton T. Sirmans	12,174	31,746	43,920
T. Lawrence Way	75,000	124,958	199,958
Steven J. Zuckerman	—	199,963	199,963

(1)	The following columns are intentionally omitted from this table: Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation.
(2)	Jay S. Sidhu is not included in this table as he is an employee of the Company and the Bank and receives no compensation for his service as a Director.
(3)
Represents the grant date fair value of stock awards including those received in lieu of cash payments, calculated in accordance with FASB ASC Topic 718. The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 14 - SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2025.

(4)	Mr. Date resigned from the Board of Directors effective as of March 31, 2025.
For 2025, compensation for the Company’s non-employee Directors included a cash fee of $70,000 per year, payable in installments at the end of each quarter, and 2,500 shares of our Voting Common Stock issued under the 2019 Stock Plan (subject to the limitations on Director compensation set forth in the 2019 Stock Incentive Plan, as described below). Each of the Company’s non-employee Director has made an annual election to have none, 50%, or 100% of the cash fee paid in the form of Voting Common Stock.
Furthermore, Directors serving in certain positions during 2025 are entitled to receive an additional cash award as follows (subject to the limitations on Director compensation set forth in the 2019 Stock Incentive Plan, as described below):
•$35,000 for the Lead Independent Director;
•$30,000 for the Chair of the Audit Committee;
•$15,000 for the Chair of the LD&CC and the N&CG Committee; and
•$10,000 for the Chair of the Directors Risk & Compliance Committee, the CSR Committee, and the Regulatory Affairs Sub-Committee.
As discussed above under Proposal 4, the Company’s 2019 Stock Incentive Plan contains a Compensation Cap that sets the maximum value of any stock-based awards granted to a non-employee Director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee Director during such calendar year, at $300,000 for the Lead Independent Director and $200,000 for all other non-employee Directors. If Proposal 4 is approved by shareholders, then the Compensation Cap for all non-employee Directors will be increased to $500,000.
Customers does not provide any additional non-employee Director benefits, a non-employee Director retirement plan, or fee deferral programs.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain officers, and persons who own more than ten percent of any class of the Company’s registered securities, to file, in their personal capacities, reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. Based solely on a review of Forms 3, 4 and 5, and amendments thereto, filed during or with respect to 2025, and written representations from the applicable reporting persons, we believe that all of our officers and Directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2025, except that: (i) on September 19, 2025, Mr. Robert McKay filed one late Form 4 reporting one late transaction; (ii) on September 19, 2025, Mr. Robert Buford filed one late Form 4 reporting one late transaction; (iii) on September 19, 2025, Ms. Andrea Allon filed one late Form 4 reporting one late transaction; (iv) on September 19, 2025, Dr. Bernard Banks filed one late Form 4 reporting one late transaction; (v) on September 25, 2025, Mr. Lawrence Way filed one late Form 4 reporting one late transaction; (vi) on September 25, 2025, Mr. Daniel Rothermel filed one late Form 4 reporting one late transaction; (vii) on September 25, 2025, Mr. Steven Zuckerman filed one late Form 4 reporting one late transaction; (viii) on November 12, 2025, Mr. Michael Gill filed one late Form 3 reporting an initial statement of beneficial ownership of securities; (ix) on November 12, 2025, Dr. Susan Looney filed one late Form 3 reporting an initial statement of beneficial ownership of securities; (x) on November 12, 2025, Mr. Robert Krasne filed one late Form 3 reporting an initial statement of beneficial ownership of securities and (xi) on November 14, 2025, Mr. Dalton Sirmans filed one late Form 3 reporting an initial statement of beneficial ownership of securities.

TRANSACTIONS WITH RELATED PARTIES
Loans to Executives and Directors
Customers Bank makes loans to executive officers and Directors of the Company and the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with non-affiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Federal regulations prohibit Customers Bank from making loans to executive officers and Directors at terms more favorable than could be obtained by persons not affiliated with Customers Bank. Our policy towards loans to executive officers and Directors currently complies with this limitation.
There were no extensions of credit under Regulation O during 2025 requiring approval of the Board of Directors.
Code of Ethics and Business Conduct
We have a Code of Ethics and Business Conduct applicable to our Directors, officers and team members, including our CEO, CFO and other executives pursuant to which all Directors, officers and team members must promptly disclose to us, any material transactions, activities or relationships that reasonably could be expected to give rise to an actual or apparent conflict of interest with the Company, including Customers Bank. In approving or rejecting the proposed arrangement, the Board of Directors must consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a Director’s independence. The Board of Directors may only approve those activities or relationships that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board of Directors determines in the good faith exercise of its discretion. The Code of Conduct prohibits transactions involving Directors and executive officers with the Company, including Customers Bank, other than routine banking services.
Affiliate and Related Party Transaction Policy
The Company’s Board of Directors has also adopted the Affiliate and Related Party Transaction Policy (the “Transaction Policy”). The Transaction Policy is a written policy and set of procedures for the review and approval or ratification of transactions involving Affiliates and Related Parties (as such terms are defined in the Transaction Policy).

Related Parties are defined in the Transaction Policy as owners of more than 5% of any class of voting securities of the Company, Directors or executive officers of the Company, or nominees to become Directors, since the beginning of the last fiscal year, and “related persons” and others as provided in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, immediate family members if involved in Company transactions and organizations, including charitable, where the foregoing have a material relationship or interest to such organization. Affiliates are defined in the Transaction Policy as “affiliates” as provided in Sections 23A and 23B of the Federal Reserve Act and Regulation W issued by the Board of Governors of the Federal Reserve System, and can include anyone that controls, that is under common control with, or that is controlled by the Company, investment funds where an affiliate is a fund investment advisor, and “executive officers”, “Directors”, “principal shareholders”, “related interests” of a person, “insider”, “immediate family” and “Subsidiary” as defined in Regulation O issued by the Board of Governors of the Federal Reserve System.
The Transaction Policy is administered through the Company’s Audit Committee, with appropriate involvement and input from the Company’s Audit and Legal Departments. The Audit Committee (i) has the responsibility to interpret and enforce the Transaction Policy, (ii) may amend the Transaction Policy from time to time and (iii) may delegate administrative responsibilities within the Company or to third parties as the Audit Committee deems appropriate to accomplish the objectives of the Transaction Policy. All transactions covered by the Transaction Policy are prohibited unless approved or ratified by the Audit Committee and, when determined necessary by the Audit Committee pursuant to the Related Transaction Policy, the Company’s Board of Directors. To help identify related person transactions and relationships, each Director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or is proposed to have with the Company.
Transactions involving Affiliates that are subject to the Transaction Policy include extensions of credit, purchase or sale of loans, referrals or brokerage of loans, indebtedness to another “member bank” or correspondent bank, purchases of or investments in securities, purchase or sale of services, goods and other assets, issuance of guarantees, acceptances or letters of credit and third party transactions where an Affiliate benefits from transaction proceeds.
Transactions involving Related Parties that are subject to the Transaction Policy include transactions where there is a direct or indirect interest by the Related Party and the amount involved is over $120,000.
Transactions covered by the Transaction Policy are required to be referred to the Audit Committee. The Legal Department is responsible for coordinating the performance of appropriate legal research and obtaining opinions regarding the disposition of the transaction, and communicating such information to the Audit Committee with recommendations, including if any regulatory application needs to be prepared to report or obtain authorization of the transaction. The Audit Committee will approve, ratify, recommend change to or deny the transaction, or schedule the referral for follow up reporting or presentations. Material transactions and transactions covered by Regulation O are required to be referred by the Audit Committee to the Company’s Board of Directors for disposition.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in the 2027 Proxy Statement
The Company’s shareholders are entitled to submit proposals to be included in our proxy materials for the Annual Meeting of Shareholders in 2027, provided that these matters are appropriate for shareholder action and that the shareholder complies with all of the applicable rules and requirements set forth in the rules and regulations of the SEC, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 701 Reading Avenue, West Reading, Pennsylvania 19611 no later than December 14, 2026.
Director Nominations and Other Shareholder Proposals for Presentation at the 2027 Annual Meeting
Our Amended and Restated Bylaws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in our proxy materials, including any such proposal for the nomination for election of a Director. Any such shareholder proposal must be a matter appropriate for shareholder action that complies with the requirements of the Company’s Amended and Restated Bylaws and for which written notice is received by our Corporate Secretary at 701 Reading Avenue, West Reading, Pennsylvania 19611 not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the next annual meeting has been changed by more than 30 days from the first anniversary date, in which case the Amended and Restated Bylaws provide alternative dates for timeliness). Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2027 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated Bylaws) no earlier than January 26, 2027, and no later than February 25, 2027. Any proposal received outside of these dates will be considered untimely. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) the Company includes in its Proxy Statement advice on the nature of the proposals and how it intends to exercise its voting discretion, and (ii) the proponent does not comply with the applicable provisions of the SEC’s rules. The deadline for providing notice of a solicitation of proxies in support of Director nominees other than the Company’s nominees in connection with the 2027 Annual Meeting pursuant to Exchange Act Rule 14a-19, the SEC’s universal proxy rule, is March 27, 2027. Compliance with Rule 14a-19, including the notice requirements, is required in addition to compliance with the requirements of the Company’s Amended and Restated Bylaws.

OTHER BUSINESS
The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their judgment on those matters.

INFORMATION REGARDING THE ANNUAL MEETING
At the meeting, you will be asked to consider and vote to elect three Class III Directors of Customers Bancorp, Inc. to serve a three-year term, to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Customers Bancorp, Inc. for the fiscal year ending December 31, 2026, to approve a non-binding advisory vote on named executive officer compensation, and to approve an amendment to the Customers Bancorp, Inc. 2019 Stock Incentive Plan.
Similar to last year, our 2026 Annual Meeting will be held as a virtual Annual Meeting, which will allow our shareholders to attend the Annual Meeting through a live webcast. Attending the meeting on a virtual basis has the same effect as if you were physically present at the Annual Meeting – you will be able to vote, ask questions and take any other action permitted under our governing documents, applicable law and the rules of the meeting.
The Annual Meeting will be held Tuesday, May 26, 2026 beginning at 10:00 a.m., Eastern Time.
Shareholders attending the Annual Meeting through the live webcast should log into the meeting by visiting www.meetnow.global/MK99JGA.
You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on April 1, 2026, the Record Date for the Annual Meeting, or if you hold a valid proxy for the Annual Meeting.
The Annual Meeting webcast will begin promptly at 10:00 a.m., Eastern Time. Online access will begin at 9:45 a.m. We encourage you to complete the log in process and access the webcast prior to the start time.
Attendance by Record Holders of Customers Shares
If you are shareholder of record (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. To attend and participate in the Annual Meeting, you can attend the meeting by accessing www.meetnow.global/MK99JGA and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received.
Attendance by “Street Name” Holders of Customers Shares
If you are a beneficial owner (or “street name” holder) holding your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the virtual Annual Meeting. You will first need to obtain a valid proxy (also known as a “legal proxy”) from your broker, bank or other nominee.
After you have received a valid proxy from your broker, bank or other nominee, you must register to attend the Annual Meeting by submitting the valid proxy reflecting your Company shareholdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Wednesday, May 20, 2026.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, bank or other nominee or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
Customers Bancorp, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
If you complete the registration process properly, you will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MK99JGA and enter the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received.

Voting and Submitting Questions During the Annual Meeting
During the virtual Annual Meeting webcast, you will be able to submit questions to the Board through the virtual meeting center website. Shareholders entitled to vote at the Annual Meeting also will be able to vote their shares electronically on the virtual meeting website if they have not yet voted their shares or wish to change a vote submitted previously either by returning the proxy card or online or by telephone.
NOTE THAT IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY OR HAVE ALREADY VOTED ONLINE OR BY PHONE AND DO NOT WANT TO CHANGE YOUR VOTE, YOU DO NOT NEED TO VOTE ELECTRONICALLY DURING THE VIRTUAL ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2026
This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.envisionreports.com/CUBI. This website also enables shareholders to vote their proxy. These documents are also available on the Company’s website at www.customersbank.com, by selecting “Investors,” and then “Proxy statements” or “SEC filings”, as appropriate.
Again this year, we are using the “Notice and Access” method of providing proxy materials to you via the internet instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our Proxy Statement and 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, which has been mailed to our shareholders, provides instructions regarding how you may access and review all of the proxy materials on the internet. The Notice and Access card also instructs you on how to submit your proxy vote via the internet or telephone. Before voting, ensure that you have located your 15 digit control number, which can only be found in the shaded bar in the top right corner of your Notice and Access card. This ID is unique to you and must be provided at the time of voting.
If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card or as set forth below. There is no charge to you for requesting copies. Please make your request for copies as instructed below on or before 5:00 p.m., Eastern Time, on May 11, 2026 to facilitate timely delivery.
Here's how to order a copy of the proxy materials and select a future delivery preference:
•Paper copies: Current and future paper delivery requests can be submitted via the telephone, internet or email options below.
•Email copies: Current and future email delivery requests must be submitted via the internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use your 15 digit control number in the shaded bar of the Notice and Access card when requesting a set of paper copies of the proxy materials.

Internet – Go to www.envisionreports.com/CUBI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with “Proxy Materials Customers Bancorp, Inc.” in the subject line. Include in the message your full name and address, plus the 15 digit control number located in the shaded bar on the Notice and Access card, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

If your shares are held by a brokerage house or other custodian, nominee or fiduciary in “street name,” you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials by following the instructions on the intermediary Notice and Access card. If you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the internet or by telephone.
If your shares are held in “street name” and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, custodian, nominee or fiduciary to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?
The Company has sent you a Notice and Access card regarding the availability of proxy materials for the shareholder meeting because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions included in the Notice and Access card and vote using the internet or telephone, or you may request paper copies of the Proxy Statement, Annual Report, and proxy card and complete, sign, and return the proxy card or follow the instructions on the proxy card to vote using the internet or telephone. You may also vote during the meeting.
The Company has separately mailed the Notice and Access card and a proxy card to all shareholders of record of our Voting Common Stock entitled to vote at the meeting and is making the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, available to you electronically.
When is the Annual Meeting?
The Annual Meeting will be held on Tuesday, May 26, 2026, at 10:00 a.m., Eastern Time.
Where is the Annual Meeting?
This year’s Annual Meeting will be held as a “virtual” meeting of shareholders, which will be conducted exclusively by webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetnow.global/MK99JGA and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received.
Why is the Annual Meeting being held as a virtual meeting?
We believe that by using virtual meeting technology we are able to provide expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MK99JGA. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?
Attendance by Record Holders of Customers Shares
If you are shareholder of record (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. To attend and participate in the Annual Meeting, you can attend the meeting by accessing www.meetnow.global/MK99JGA and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received.
Attendance by “Street Name” Holders of Customers Shares
If you are a beneficial owner (or “street name” holder) holding your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the virtual Annual Meeting. You will first need to obtain a valid proxy (also known as a “legal proxy”) from your broker, bank or other nominee.
After you have received a valid proxy from your broker, bank or other nominee, you must register to attend the Annual Meeting by submitting the valid proxy reflecting your Company shareholdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Wednesday, May 20, 2026.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, bank or other nominee or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
Customers Bancorp, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
If you complete the registration process properly, you will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MK99JGA and enter the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across most commonly used browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. (Note: Internet Explorer is not a supported browser.) Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance, should you need it, you may call 1-888-724-2416 or International +1 781-575-2748.
Who is entitled to vote at the meeting?
To be able to vote, you must have been a beneficial owner or a shareholder of record of the Company’s Voting Common Stock on April 1, 2026, the Record Date set by the Board of Directors for shareholders to be entitled to notice of, and to vote at, the meeting.
Shareholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares of Voting Common Stock were registered directly in your name, then you are a shareholder of record. As a shareholder of record you may vote in person at the meeting or by proxy. Whether or not you plan to attend the virtual meeting, we urge you to vote using the Internet or telephone, or if you request a paper copy of the proxy materials, complete and return the accompanying proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent. If, at the close of business on the Record Date, your shares were not held directly in your name, but rather were held in an account at a brokerage firm, bank, or by another agent, you are the beneficial owner of shares held in “street name” and the notice of proxy materials is being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the meeting.

As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares of Voting Common Stock in your account. If you would like to participate in the meeting and vote your shares during the meeting, you must complete the registration process described in “INFORMATION REGARDING THE ANNUAL MEETING – Attendance by “Street Name” Holders of Customers Shares.”
What am I being asked to vote on?
There are three matters scheduled for a vote at the meeting:
1.To elect three Class III Directors of the Company to serve a three-year term;
2.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026;
3.To approve a non-binding advisory resolution on named executive officer compensation; and
4.To approve an amendment to the Company’s 2019 Stock Incentive Plan.
The Company’s Board of Directors recommends a vote “FOR” each of the Director nominees identified in this Proxy Statement, and “FOR” Proposals 2, 3 and 4.
How many votes do I have?
Each holder of the Company’s Voting Common Stock is entitled to one vote per share held as of the Record Date.
What is a quorum?
The presence, in person or by proxy, of holders of a majority of shares of the Company’s Voting Common Stock will constitute a quorum for purposes of conducting business at the Annual Meeting. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Shares of the Company’s Voting Common Stock represented by a properly executed and delivered proxy which casts a vote on any matter, other than a procedural matter, will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked or designated as casting a vote or abstaining on a particular matter. Shares of the Company’s Voting Common Stock represented by broker non-votes will be counted as present for purposes of determining a quorum if such shares have been voted on any matter other than a procedural matter. “Broker non-votes” are shares held in record name by brokers or other nominees on behalf of beneficial owners as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the brokers or other nominees do not have discretionary voting power to vote such shares on a particular proposal.
If there is no quorum, a majority of all votes cast at the meeting may adjourn the meeting to another date.
What vote is required?
For Proposal 1, if a quorum is present, a majority of the votes cast in person or by proxy for each Director position is required to elect the applicable nominee. “Majority of votes cast” means that the number of shares voted “FOR” a Director position exceeds 50% of the total number of votes cast with respect to that position, with votes “cast” including all votes “FOR” and “AGAINST”. Cumulative voting is not permitted. Proposal 1 is considered to be a “non-routine” item, so there may be broker non-votes on this proposal. “ABSTAIN” votes and broker non-votes will not count as votes cast and therefore are not counted for purposes of determining the election of Directors.
For Proposals 2, 3 and 4, if a quorum is present, the affirmative vote of a majority of the shares of Voting Common Stock cast, in person or by proxy at the Annual Meeting, is required to approve such proposals. Proposal 2 is considered to be a “routine” item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this proposal. As a result, we do not expect there will be broker non-votes for this proposal, although a broker might otherwise fail to submit a vote. Proposals 3 and 4 are considered to be a “non-routine” item, so there may be broker non-votes with respect to these proposals. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against approval of those proposals. As noted above, because Proposal 3 is an advisory vote, our Board and Leadership Development and Compensation Committee will consider the shareholder vote, but it will not be binding on us.

For beneficial owners, the rules that guide how most brokers vote your stock have changed over the last several years. The rules provide that brokerage firms or other nominees may not vote your shares with respect to matters that are not “routine” under the rules. The rules now provide that the election of Directors is not a “routine” matter. The ratification of the appointment of our independent registered public accounting firm for 2026 is the only current proposal that is considered a “routine” matter under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your uninstructed shares only with respect to that matter if you have not furnished voting instructions within a specified period of time prior to the meeting.
How do I vote?
For Proposal 1, the election of Directors, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting for one or more of the nominees. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.
The procedures for voting are as follows:
Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the meeting. Alternatively, you may vote by proxy by following the instructions on the Notice and Access card sent to you using the Internet or telephone, or if you request paper copies of the Proxy Statement, Annual Report and proxy card, you may vote using the accompanying proxy card or by Internet or telephone. Whether or not you plan to attend the virtual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote during the meeting by following the instructions on the website.
To vote during the meeting, you should follow the instructions for voting provided on the virtual meeting website.
If you received a Notice and Access card, to vote by Internet or telephone, follow the instructions of the Notice and Access card. If you order paper copies of the Proxy Statement, Annual Report and proxy card, to vote by mail, simply complete, sign, and date the proxy card separately mailed to you and return it promptly in the envelope provided. To vote by Internet or telephone, follow the instructions on the proxy card for Internet or telephone voting.
If you return your signed proxy card to us before the meeting, or you vote by internet or telephone, we will vote your shares as you direct unless you revoke your proxy.
Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent. If your shares of the Company’s Voting Common Stock are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a Notice and Access card you should receive a voting instruction form from that institution by mail. Complete and return the instruction card to ensure that your vote is counted.
If you would like to participate in the meeting and vote your shares during the meeting, you must complete the registration process described in “INFORMATION REGARDING THE ANNUAL MEETING – Attendance by “Street Name” Holders of Customers Shares.” We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the meeting.
What if I return a proxy card but do not make specific choices?
If you return a signed proxy card without marking any voting selections, your shares will be voted “FOR” Proposals 2, 3 and 4, and “FOR” each of the nominees recommended by the Board of Directors. If any other matter is properly presented at the meeting, then one of the proxies named on the proxy card will vote your shares using his or her best judgment.
What if I receive more than one proxy card or voting instruction form?
If you receive more than one proxy card, Notice and Access card, or voting instruction card because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card, or vote your shares online for each Notice and Access card received and return each voting instruction card to ensure that all of your shares will be voted. Only shares relating to proxy cards and voting instruction forms that have been signed, dated, and timely returned or shares that have been voted online relating to Notice and Access cards, will be counted in the quorum and voted.
Who will count the votes and how will my votes be counted?
Votes will be counted by the judge of election appointed by the Board of Directors for the Annual Meeting. The judge of election will count, “FOR,” “AGAINST” or “ABSTAIN” votes, as applicable, for Proposals 1, 2, 3 and 4.

Can I change my vote after I have sent you my proxy?
Yes. You can revoke your proxy at any time before the applicable vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date;
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at our principal executive offices: 701 Reading Avenue, West Reading, Pennsylvania 19611, which revocation must be received no later than the start of the Annual Meeting; or
•You may attend the meeting and vote electronically (however, simply attending the meeting will not, by itself, revoke your proxy).
Your last valid vote that we receive before or at the annual meeting is the vote that will be counted.
If your shares are held by a broker, bank, or other agent, you should follow the instructions provided by them to revoke your proxy.
How may I communicate with the Board of Directors?
Shareholders and other parties may communicate with our Board, any Director (including our Chairman of the Board or Lead Independent Director), independent members of our Board as a group, or any committee. Depending on the nature of the communication, the correspondence either will be forwarded to the Director(s) named or the matters will be presented periodically to our Board. The Corporate Secretary or the secretary of the designated committee may sort or summarize the communications as appropriate. Communications that are personal grievances, commercial solicitations, customer complaints, incoherent, or obscene will not be communicated to our Board or any Director or committee of our Board. Communications should be addressed to the Customers Bancorp, Inc. Board of Directors, c/o Company’s Corporate Secretary at 701 Reading Avenue, West Reading, PA 19611. This is also the process by which any interested party may communicate with the Lead Independent Director and our non-employee Directors as a group.
Who will bear the cost of soliciting proxies?
The Company will bear the entire cost of the solicitation of proxies for the meeting, including the preparation, assembly, printing, and distribution of this Proxy Statement, the Notice and Access mailing, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by the Company’s Directors, officers, or employees. No additional or special compensation will be paid to those individuals for any such solicitation services. The Company has also engaged Georgeson, Inc. (“Georgeson”), a professional proxy solicitation firm, to assist in the solicitation of proxies for the 2026 Annual Meeting. Georgeson will be paid a fee of approximately Eight Thousand Five Hundred dollars ($8,500).
How can I find out the results of the voting at the meeting?
The Company will provide the voting results in a Form 8-K to be filed with the SEC no later than the fourth business day after the Annual Meeting.

What is the recommendation of the Board of Directors?

PROPOSALS FOR YOUR VOTE	BOARD RECOMMENDATION
1. Electing three Class III Directors of the Company to serve a three-year term;	FOR each nominee

2. Ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;	FOR

3. Approving, on an advisory basis, compensation of our Named Executive Officers; and	FOR

4. Approving an amendment to the Company’s 2019 Stock Incentive Plan	FOR
With respect to any other matter that properly comes before the meeting, the proxies will vote in accordance with their best judgment. The judge of election for the meeting will be a representative of our transfer agent, Computershare, Inc., or, in his or her absence, one or more other individuals to be appointed in accordance with the Company’s Bylaws.
If you vote pursuant to the Notice and Access cards, or using the proxy card, and you do not specify how you want to vote, the persons named as proxies will vote in accordance with the recommendations of the Company’s Board of Directors with respect to each proposal, and in their discretion with respect to any other matter properly brought before the Annual Meeting.
Whom should I call if I have questions about the meeting?
If you have any trouble accessing the webcast or experience any technical difficulties during the Annual Meeting, including any issues regarding voting or submitting questions, please call 1-888-724-2416.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This proxy statement contains “forward looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance,” or similar expressions or future conditional verbs such as “may,” “likely,” “will,” “should,” “would,” or “could”. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These or other uncertainties may cause our actual future results to be materially different from those expressed in our forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the other reports we filed with the SEC, including, under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.

ANNUAL REPORT
A Notice and Access card was mailed on or about April 15, 2026 to our shareholders of record as of the close of business on April 1, 2026, informing those shareholders that a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, containing, among other things, financial statements examined by our independent registered public accounting firm, as well as this Proxy Statement, was available electronically for their inspection and use at www.envisionreports.com/CUBI.
Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from the Company’s Corporate Secretary at 701 Reading Avenue, West Reading, PA 19611. The Annual Report on Form 10-K can also be obtained by going to the Company’s website at www.customersbank.com, and selecting “Investors” and then “SEC Filings.”
SHAREHOLDERS ARE URGED TO FOLLOW THE INSTRUCTIONS FOR VOTING THAT WERE PROVIDED AS PART OF THE NOTICE AND ACCESS CARD.

By Order of the Board of Directors

Andrew B. Sachs, Corporate Secretary

APPENDIX A: CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN

CUSTOMERS BANCORP, INC.
2019 Stock Incentive Plan
1. Purpose.
The purpose of the Plan is to assist Customers Bancorp, Inc. (the “Company”) in attracting, retaining, motivating, and rewarding certain employees, officers, and directors of, and consultants and advisors to, the Company and Subsidiaries of the Company and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. The Plan authorizes the award of Stock-based compensation to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of shareholder value.
2. Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
(b) “Award” means any Option, Restricted Stock Award, Unrestricted Stock Award, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted to a Participant under the Plan.
(c) “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, an SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates)(i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.
(f) “Change in Control” means:
(1) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (however effected, including by general offer or court-sanctioned compromise, arrangement or otherwise) if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;
(2) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(3) Individuals who constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided, however, that any individual shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors; but, provided further that any such person whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;
(4) Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities (e. g. , issued shares). For purposes of this subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any Subsidiary, and (ii) a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the shares of Stock of the Company; or
(5) The completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, in the case of an Award that constitutes deferred compensation subject to section 409A of the Code, no “Change in Control” shall be deemed to have occurred as a result of any event unless that event has resulted in a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of section 409A(a)(2)(A)(v) of the Code and the regulations and guidance issued thereunder. The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in U. S. Treasury Regulation Section 1. 409A-3(i)(5) shall be consistent with such regulation.
(g) “Code” means the U. S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(h) “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.
(i) “Company” means Customers Bancorp, Inc.
(j) “Corporate Event” has the meaning set forth in Section 11(b) hereof.
(k) “Data” has the meaning set forth in Section 21(f) hereof.
(l) “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.
(m) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.
(n) “Effective Date” means March 27, 2019, which is the date on which the Plan was approved by the Board.

(o) “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, shareholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(o) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.
(p) “Exchange Act” means the U. S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(q) “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.
(r) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.
(s) “GAAP” has the meaning set forth in Section 9(f)(3) hereof.
(t) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(u) “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.
(v) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.
(w) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option.
(x) “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.
(y) “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.
(z) “Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share or a Performance Unit at the time of grant.
(aa) “Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.
(ab) “Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Performance Awards.
(ac) “Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.
(ad) “Performance Share” means a Performance Award denominated in shares of Stock which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(ae) “Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.
(af) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.
(ag) “Plan” means this Customers Bancorp, Inc. 2019 Stock Incentive Plan, as amended from time to time.
(ah) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act or an “independent director” as defined under, as applicable, the NYSE Listed Company Manual or other applicable stock exchange rules.
(ai) “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.
(aj) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.
(ak) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.
(al) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.
(am) “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.
(an) “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.
(ao) “Securities Act” means the U. S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(ap) “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(aq) “Stock” means the common stock, par value $1. 00 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 12 hereof.
(ar) “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 11(b) hereof, Stock Appreciation Rights shall be settled in Stock.
(as) “Substitute Award” has the meaning set forth in Section 4(a) hereof.
(at) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a majority of the voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(au) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e. g. , a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.
3. Administration.
(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its shareholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 11(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.
(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.
(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act or is to be granted a Qualified Performance-Based Award must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d) Sections 409A and 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any accelerated or additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).
4. Shares Available Under the Plan; Other Limitations.
(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be One Million Five Hundred Thousand (1,500,000). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by NYSE Listed Company Manual Section 303A. 08, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”) ; and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.
(b) Share Counting Rules. If all or any part of an Award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price paid by the Participant for such Shares or not issuing any shares of Stock covered by the Award, the unused shares covered by the Award will, as applicable, become or again be available for Awards under the Plan. To the extent that all or any part of an Award other than an Option expires, lapses, is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, the Shares available under the Plan shall be increased by one Share for each Share subject to such Award (or applicable part thereof). Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares authorized for grant hereunder and shall not be available for future grants of Awards: (i) shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Notwithstanding the provisions of this Section, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c) Shares Available Under Acquired Plans. To the extent permitted by NYSE Listed Company Manual Section 303A. 08 or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.
(d) Minimum Vesting Period. No Award may vest over a period that is less than one (1) year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply: (i) to Awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation (including Performance Shares) ; (ii) to a Substitute Award that does not reduce the vesting period of the award being replaced or assumed; or (iii) to Awards involving an aggregate number of shares of Stock not in excess of five percent (5%) of the aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof).

(e) Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company (other than the lead independent director) in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $200,000, and the maximum value of any Awards granted to the lead independent director in any one calendar year, taken together with any cash fees paid to such director during such calendar year, shall not exceed $300,000 (in both cases, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year).
5. Options.
(a) General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the shareholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.
(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.
(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
(d) Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U. S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.
(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.
(f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:
(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Options were vested at the time of such Termination.
(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.
(g) Special Provisions Applicable to Incentive Stock Options.
(1) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.
(2) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.
6. Restricted Stock.
(a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, and subject to Section 21(q), cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate.
(b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.
(c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
7. Restricted Stock Units.
(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.
(c) Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.
(d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.
(e) Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.
8. Stock Appreciation Rights.
(a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.
(b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.
(c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.
(d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.
(e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the excess (if any) of the Fair Market Value of one (1) share of Stock on the exercise date over the base price of the Stock Appreciation Right. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.
(f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.
(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.
9. Performance Awards.
(a) General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical. Unless otherwise set forth in an Award Agreement evidencing a Participant’s Performance Award, and subject to Section 21(q), (i) cash dividends and stock dividends, if any, with respect to the Performance Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the Performance Shares to which such dividends relate and (ii) a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Performance Units that are not earned and vested.
(b) Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.
(c) Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive the following payout: if the holder holds Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. The Committee may specify a target, threshold or maximum amount payable and may set a formula for determining the amount of Performance Awards earned if performance is at or above the threshold level but falls short of the maximum achievement of the specified Performance Objectives.
(d) Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.
(e) Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(f) Performance Objectives.
(1) Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
(2) Performance Objectives may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual Participant and may be expressed in absolute terms, or relative or comparative to (A) current internal targets or budgets, (B) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (C) the performance of one or more similarly situated companies, (D) the performance of an index covering multiple companies, or (E) other external measures of the selected performance criteria.
(3) Unless specified otherwise by the Committee (i) in the Performance Award Agreement at the time the Performance Award is granted or (ii) in such other document setting forth the Performance Objectives at the time the Performance Objectives are established, the Committee, in its sole discretion, will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), including, without limitation, for one or more of the following items of gain, loss, profit or expense: (A) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring in nature; (B) related to changes in accounting principles under GAAP or tax laws; (C) related to currency fluctuations; (D) related to financing activities (e. g. , effect on earnings per share of issuing convertible debt securities) ; (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP; (G) attributable to the business operations of any entity acquired by the Company during the fiscal year; (H) non-operating items; and (I) acquisition or divestiture expenses.
(g) Negative Discretion. Notwithstanding satisfaction of any completion of any Performance Objectives, the number of shares of Stock, cash or other benefits granted, issued, retainable and/or vested under a Performance Award on account of satisfaction of such Performance Objectives may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.
10. Other Stock-Based Awards.
The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.
11. Adjustment for Recapitalization, Merger, etc.
(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event) ; (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.
(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;
(2) The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;
(3) The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;
(4) The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and
(5) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.
Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.
(c) Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d) Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in an Award Agreement or Participant Agreement, any Award held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 11(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause as defined in the applicable Award Agreement, Participant Agreement, or in a written change in control, retention, severance or similar plan maintained by the Company in which the Participant participates), or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the first (1st) anniversary of the Change in Control.
12. Use of Proceeds.
The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
13. Rights and Privileges as a Shareholder.
Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.
14. Transferability of Awards.
Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable to a Participant’s spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.
15. Employment or Service Rights.
No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
16. Compliance with Laws.
The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U. S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non‑U. S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17. Withholding Obligations.
As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto).
18. Amendment of the Plan or Awards.
(a) Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.
(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.
(c) Shareholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without shareholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.
(d) No Repricing of Awards Without Shareholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following) : (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc. , as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.
19. Termination or Suspension of the Plan.
The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the shareholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
20. Effective Date of the Plan.
The Plan is effective as of the Effective Date, subject to shareholder approval.
21. Miscellaneous.
(a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant delivers a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b) Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e. g. , Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e. g. , exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(d) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.
(e) Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(e) will apply to all Awards.
(f) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(e) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-U. S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-U. S. nationals or are primarily employed or providing services outside the United States.
(h) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(i) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(j) Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(k) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to the principles of conflicts of laws thereof.
(l) Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(m) Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in Berks County, Pennsylvania. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing an Award Agreement, each Participant will be deemed to agree that any claims pursuant to the Plan or an Award Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.
(n) Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.
(o) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.
(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.
(q) Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.
(r) Code Section 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that any Awards under the Plan which provide for a “deferral of compensation” subject to Section 409A of the Code and rules, regulation and guidance issued thereunder (collectively, “Code Section 409A”) shall comply with the provisions of Code Section 409A and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1. 409A-1(b) that is payable to a Participant upon a Separation from Service of the Participant (within the meaning of Treasury Regulation Section 1. 409A-1(h) )(other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1. 409A-1(i) ) of the Company or applicable Subsidiary, shall not be paid until the earlier of (x) the date that is six months following such Separation from Service or (y) the date of the Participant’s death following such Separation from Service.
(s) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
* * *
Adopted by the Board of Directors: March 27, 2019
Approved by the Shareholders: May 30, 2019
Termination Date: May 30, 2029

FIRST AMENDMENT TO THE CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN

This FIRST AMENDMENT TO CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN, dated as of March 27, 2019 (the “2019 Plan”), hereby amends the 2019 Plan by deleting in its entirety Section 4(a) thereof and replacing it with the following:
4. Shares Available Under the Plan; Other Limitations.
(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be One Million Eight Hundred and Thirty Thousand (1,830,000). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by NYSE Listed Company Manual Section 303A.08, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

SECOND AMENDMENT TO THE CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN

This SECOND AMENDMENT TO CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN, dated as of March 27, 2019 (the “2019 Plan”), hereby amends the 2019 Plan by deleting in its entirety Section 4(a) thereof and replacing it with the following:
4.    Shares Available Under the Plan; Other Limitations.
(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be Two Million Five Hundred Seventy Thousand Three Hundred and Twenty-Five (2,570,325). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by NYSE Listed Company Manual Section 303A.08, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

THIRD AMENDMENT TO THE CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN

This THIRD AMENDMENT TO CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN, dated as of March 27, 2019 (the “2019 Plan”), hereby amends the 2019 Plan by deleting in its entirety Section 4(a) thereof and replacing it with the following:
4.    Shares Available Under the Plan; Other Limitations.
(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be Three Million Three Hundred Twenty Thousand Three Hundred and Twenty-Five (3,320,325). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by NYSE Listed Company Manual Section 303A.08, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

APPENDIX B: FULL TEXT OF THE PROPOSED AMENDMENT TO 2019 STOCK INCENTIVE PLAN

FOURTH AMENDMENT TO THE CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN

This FOURTH AMENDMENT TO CUSTOMERS BANCORP, INC. 2019 STOCK INCENTIVE PLAN, dated as of March 27, 2019 (the “2019 Plan”), hereby amends the 2019 Plan by:
(i) Deleting in its entirety Section 4(a) thereof and replacing it with the following:
(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be Four Million Seventy Thousand Three Hundred and Twenty-Five (4,070,325). Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by NYSE Listed Company Manual Section 303A.08, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.
(ii) Deleting in its entirety Section 4(e) thereof and replacing it with the following:
(e) Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $500,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year).
B-1

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
APPENDIX C: RECONCILIATION OF GAAP TO NON-GAAP MEASURES
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. Presentation of these non-GAAP financial measures is consistent with how Customers evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers’ industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. Starting in the third quarter of 2025, certain adjustments to GAAP measures were no longer included as our intention going forward is to limit these adjustments to those items of greatest significance.

The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings	Twelve Months Ended December 31,
	2025		2024		2023		2022		2021		2020		2019
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$209,183	$6.26	$166,429	$5.09	$235,448	$7.32	$218,402	$6.51	$300,134	$8.91	$118,537	$3.74	$64,868	$2.05
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	—	—	—	—	39,621	1.18	10,461	0.33	2,060	0.07
Severance expense	—	—	3,666	0.11	1,251	0.04	1,058	0.03	1,517	0.05	—	—	373	0.01
Impairments on fixed assets and leases	—	—	—	—	98	0.00	1,051	0.03	1,118	0.03	—	—	—	—
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	—	—	—	—	—	—	5,682	0.18
Merger and acquisition related expenses	—	—	—	—	—	—	—	—	320	0.01	1,038	0.03	76	0.00
Loss on sale of consumer installment loans	—	—	—	—	—	—	18,221	0.54	—	—	—	—	—	—
Loss on sale of capital call lines of credit	—	—	—	—	3,914	0.12	—	—	—	—	—	—	—	—
Impairment loss on debt securities	39,875	1.19	—	—	—	—	—	—	—	—		—
Legal settlements and reserves	—	—	157	0.00	—	—	—	—	897	0.03	258	0.01	1,520	0.05
(Gains) losses on investment securities	975	0.03	20,331	0.62	407	0.01	18,926	0.56	(26,015)	(0.77)	(17,412)	(0.55)	(1,912)	(0.06)
Loss on sale of foreign subsidiaries	—	—	—	—	—	—	—	—	2,150	0.06	—	—	—	—
Loss on cash flow hedge derivative terminations	—	—	—	—	—	—	—	—	18,716	0.56	—	—	—	—
Derivative credit valuation adjustment	210	0.01	4	0.00	219	0.01	(1,243)	(0.04)	(1,285)	(0.04)	5,811	0.18	811	0.03
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—	(1,080)	(0.03)	—	—
Losses on sale of non-QM residential mortgage loans	—	—	—	—	—	—	—	—	—	—	—	—	595	0.02
Deposit relationship adjustment fees	—	—	—	—	—	—	—	—	4,707	0.14	—	—	—	—
Loss on redemption of preferred stock	4,707	0.14	—	—	—	—	—	—	2,820	0.08	—	—	—	—
Unrealized (gain) on equity method investments	—	—	(8,608)	(0.26)	—	—	—	—	—	—	—	—	—	—
Unrealized losses on loans held for sale	295	0.01	608	0.02	—	—	—	—	—	—	1,913	0.06	—	—
Tax on surrender of bank-owned life insurance policies	—	—	—	—	4,141	0.13	—	—	—	—	—	—	—	—
FDIC special assessment	—	—	518	0.02	2,755	0.09	—	—	—	—	—	—	—	—
Loan program termination fees	(772)	(0.02)	—	—	—	—	—	—	—	—		—
Core earnings	$254,473	$7.61	$183,105	$5.60	$248,233	$7.72	$256,415	$7.63	$344,700	$10.23	$119,526	$3.77	$74,073	$2.35

Core Return on Average Assets	Twelve Months Ended December 31,
(dollars in thousands except per share data)	2025	2024	2023	2022	2021	2020	2019
GAAP net income	$224,088	$181,469	$250,143	$228,034	$314,647	$132,578	$79,327
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	39,621	10,461	2,060
Severance expense	—	3,666	1,251	1,058	1,517	—	373
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	5,682
Impairments on fixed assets and leases	—	—	98	1,051	1,118	—	—
Merger and acquisition related expenses	—	—	—	—	320	1,038	76
Loss on sale of consumer installment loans	—	—	—	18,221	—	—	—
Loss on sale of capital call lines of credit	—	—	3,914	—	—	—	—
Impairment loss on debt securities	39,875	—	—	—	—	—	—
Legal settlements and reserves	—	157	—	—	897	258	1,520
(Gains) losses on investment securities	975	20,331	407	18,926	(26,015)	(17,412)	(1,912)
Loss on sale of foreign subsidiaries	—	—	—	—	2,150	—	—
Loss on cash flow hedge derivative terminations	—	—	—	—	18,716	—	—
Derivative credit valuation adjustment	210	4	219	(1,243)	(1,285)	5,811	811
Tax on surrender of bank-owned life insurance policies	—	—	4,141	—	—	—	—
FDIC special assessment	—	518	2,755	—	—	—	—
Deposit relationship adjustment fees	—	—	—	—	4,707	—	—
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	(1,080)	—
Losses on sale of non-QM residential mortgage loans	—	—	—	—	—	—	595
Unrealized (gain) on equity method investments	—	(8,608)	—	—	—	—	—
Unrealized losses on loans held for sale	295	608	—	—	—	1,913	—
Loan program termination fees	(772)	—	—	—	—	—	—
Core net income	$264,671	$198,145	$262,928	$266,047	$356,393	$133,567	$88,532

Average total assets	$23,340,744	$21,434,190	$21,486,383	$20,109,744	$19,199,936	$15,604,801	$10,667,670

Core return on average assets	1.13%	0.92%	1.22%	1.32%	1.86%	0.86%	0.83%

Core Return on Average Common Equity	Twelve Months Ended December 31,
(dollars in thousands except per share data)	2025	2024	2023	2022	2021	2020	2019
GAAP net income to common shareholders	$209,183	$166,429	$235,448	$218,402	$300,134	$118,537	$64,868
Reconciling items (after tax):
Net loss from discontinued operations	—	—	—	—	39,621	10,461	2,060
Severance expense	—	3,666	1,251	1,058	1,517	—	373
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	—	—	5,682
Impairments on fixed assets and leases	—	—	98	1,051	1,118	—	—
Merger and acquisition related expenses	—	—	—	—	320	1,038	76
Loss on sale of consumer installment loans	—	—	—	18,221	—	—	—
Loss on sale of capital call lines of credit	—	—	3,914	—	—	—	—
Impairment loss on debt securities	39,875	—	—	—	—	—	—
Legal settlements and reserves	—	157	—	—	897	258	1,520
(Gains) losses on investment securities	975	20,331	407	18,926	(26,015)	(17,412)	(1,912)
Loss on sale of foreign subsidiaries	—	—	—	—	2,150	—	—
Loss on cash flow hedge derivative terminations	—	—	—	—	18,716	—	—
Derivative credit valuation adjustment	210	4	219	(1,243)	(1,285)	5,811	811
Tax on surrender of bank-owned life insurance policies	—	—	4,141	—	—	—	—
FDIC special assessment	—	518	2,755	—	—	—	—
Deposit relationship adjustment fees	—	—	—	—	4,707	—	—
Risk participation agreement mark-to-market adjustment	—	—	—	—	—	(1,080)	—
Loss on redemption of preferred stock	4,707	—	—	—	2,820	—	—
Losses on sale of non-QM residential mortgage loans	—	—	—	—	—	—	595
Unrealized (gain) on equity method investments	—	(8,608)	—	—	—	—	—
Unrealized losses on loans held for sale	295	608	—	—	—	1,913	—
Loan program termination fees	(772)	—	—	—	—	—	—
Core earnings	$254,473	$183,105	$248,233	$256,415	$344,700	$119,526	$74,073

Average total common shareholders’ equity	$1,864,426	$1,606,764	$1,358,564	$1,254,979	$1,043,906	$814,769	$781,860

Core return on average common equity	13.7%	11.4%	18.3%	20.4%	33.0%	14.7%	9.5%

Net Interest Margin, Tax Equivalent, excluding PPP	Twelve Months Ended December 31,
(dollars in thousands)	2025	2024	2023	2022	2021
GAAP net interest income	$750,489	$654,404	$687,449	$623,720	$685,074
PPP net interest (income) expense	362	1,374	(11,364)	(60,402)	(261,279)
Tax-equivalent adjustment	1,437	1,556	1,568	1,185	1,147
Net interest income tax equivalent, excluding PPP	$752,288	$657,334	$677,653	$564,503	$424,942

GAAP average total interest earning assets	$22,622,329	$20,915,718	$20,971,198	$19,588,374	$18,566,321
Average PPP loans	(12,218)	(43,659)	(341,987)	(1,724,659)	(5,108,192)
Adjusted average total interest earning assets	$22,610,111	$20,872,059	$20,629,211	$17,863,715	$13,458,129

Net interest margin, tax equivalent, excluding PPP	3.33%	3.15%	3.28%	3.16%	3.16%

Tangible Book Value per Common Share	December 31,
(dollars in thousands except share and per share data)	2025	2024	2023	2022	2021	2020	2019
GAAP total shareholders’ equity	$2,115,517	$1,836,683	$1,638,394	$1,402,961	$1,366,217	$1,117,086	$1,052,795
Reconciling Items:
Preferred stock	—	(137,794)	(137,794)	(137,794)	(137,794)	(217,471)	(217,471)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,736)	(14,298)	(15,195)
Tangible common equity	$2,111,888	$1,695,260	$1,496,971	$1,261,538	$1,224,687	$885,317	$820,129

Common shares outstanding	34,191,223	31,346,507	31,440,906	32,373,697	32,913,267	31,705,088	31,336,791

Tangible book value per common share	$61.77	$54.08	$47.61	$38.97	$37.21	$27.92	$26.17

Tangible Common Equity to Tangible Assets	December 31,
(dollars in thousands)	2025	2024	2023	2022	2021	2020	2019
GAAP total shareholders’ equity	$2,115,517	$1,836,683	$1,638,394	$1,402,961	$1,366,217	$1,117,086	$1,052,795
Reconciling Items:
Preferred stock	—	(137,794)	(137,794)	(137,794)	(137,794)	(217,471)	(217,471)
Goodwill and other intangibles (1)	(3,629)	(3,629)	(3,629)	(3,629)	(3,736)	(14,298)	(15,195)
Tangible common equity	$2,111,888	$1,695,260	$1,496,971	$1,261,538	$1,224,687	$885,317	$820,129

GAAP total assets	$24,895,868	$22,308,241	$21,316,265	$20,896,112	$19,575,028	$18,439,248	$11,520,717
Reconciling Items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,736)	(14,298)	(15,195)
Tangible assets	$24,892,239	$22,304,612	$21,312,636	$20,892,483	$19,571,292	$18,424,950	$11,505,522

Tangible common equity to tangible assets	8.5%	7.6%	7.0%	6.0%	6.3%	4.8%	7.1%

Core Efficiency Ratio	Twelve Months Ended December 31,
(dollars in thousands except per share data)	2025	2024	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
GAAP net interest income	$750,489	$654,404	$204,428	$201,912	$176,703	$167,446	$167,821

GAAP non-interest income	$67,823	$60,434	$32,516	$30,191	$29,606	$(24,490)	$(391)
(Gains) losses on investment securities	1,256	27,103	(47)	(334)	1,797	(160)	26,678
Derivative credit valuation adjustment	270	(17)	—	—	—	270	(407)
Unrealized (gain) on equity method investments	—	(11,430)	—	—	—	—	(389)
Unrealized (gain) loss on loans held for sale	378	754	—	—	(289)	667	147
Impairment loss on debt securities	51,319	—	—	—	—	51,319	—
Loan program termination fees	(1,000)	—	—	—	(1,000)	—	—
Core non-interest income	120,046	76,844	32,469	29,857	30,114	27,606	25,638
Core revenue	$870,535	$731,248	$236,897	$231,769	$206,817	$195,052	$193,459

GAAP non-interest expense	$431,923	$417,014	$117,309	$105,217	$106,626	$102,771	$110,375
Severance expense	—	(4,814)	—	—	—	—	(1,595)
FDIC special assessment	—	(683)	—	—	—	—	—
Legal settlement	—	(209)	—	—	—	—	(209)
Core non-interest expense	$431,923	$411,308	$117,309	$105,217	$106,626	$102,771	$108,571

Core efficiency ratio	49.62%	56.25%	49.52%	45.40%	51.56%	52.69%	56.12%

Core Non-interest Expense to Average Assets	Twelve Months Ended December 31,
(dollars in thousands except per share data)	2025	2024	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
GAAP non-interest expense	$431,923	$417,014	$117,309	$105,217	$106,626	$102,771	$110,375
Severance expense	—	(4,814)	—	—	—	—	(1,595)
FDIC special assessment	—	(683)	—	—	—	—	—
Legal settlement	—	(209)	—	—	—	—	(209)
Core non-interest expense	$431,923	$411,308	$117,309	$105,217	$106,626	$102,771	$108,571

Average total assets	$23,340,744	$21,434,190	$24,721,373	$23,930,723	$22,362,989	$22,314,963	$22,179,970

Core non-interest expense to average assets	1.85%	1.92%	1.88%	1.74%	1.91%	1.87%	1.95%

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Shareholder Meeting Proxy Card
 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of three Class III Directors:
	For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
01 - Susan D. Looney	☐	☐	☐	02 - Dalton T. Sirmans		☐	☐	☐	03 -Steven J. Zuckerman	☐	☐	☐

			For	Against	Abstain					For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.			☐	☐	☐	3. To approve a non-binding advisory resolution on named executive officer compensation.				☐	☐	☐

4. To approve an amendment to the Companty's 2019 Stock Incentive Plan.			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2026 Annual Meeting of Customers Bancorp, Inc. Shareholders

The 2026 Annual Meeting of Shareholders of Customers Bancorp, Inc. will be held on
Tuesday, May 26, 2026 at 10:00 a.m. Eastern Time, virtually via the internet at www.meetnow.global/MK99JGA.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Customers Bancorp, Inc.

2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 26, 2026

Andrew B. Sachs and Samvir S. Sidhu, and each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Customers Bancorp, Inc. to be held on May 26, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are indicated, the shares represented by this proxy will be voted FOR each of the nominees recommended by the Board of Directors and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.